
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   eConnect
                 ----------------------------------------------
                 (Name of Small Business Issuer in its charter)
                              File No. 333-71212

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

           Nevada                          541990                    43-1239043
-------------------------------  ----------------------------  --------------------
(State or jurisdiction of        (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)   Classification Code Number)   Identification No.)

2500 Via Cabrillo Marina, Suite 112, San Pedro, California 90731; (310) 514-9482
--------------------------------------------------------------------------------
 (Address and telephone number of Registrant's principal executive offices and principal place of business)

                      Law Office of William B. Haseltine
                          604 North Greenbrier Street
                   Arlington, Virginia 22203; (703) 276 1919
           (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

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--------------------------------------------------------------------------------
 If this Form is filed to    If this Form is a          If this Form is a
 register additional         post-effective amendment   post-effective
 securities for an           filed pursuant to Rule     amendment filed
 offering pursuant to Rule   462(c) under the           pursuant to Rule 462(d)
 462(b) under the            Securities Act, check      under the Securities
 Securities Act, please      the following box and      Act, check the
 check the following box     list the Securities Act    following box and list
 and list the Securities     registration statement     the Securities Act
 Act registration number     number of the earlier      registration statement
 of the earlier effective    effective registration     number of the earlier
 registration statement      statement for the same     effective registration
 for the same offering.      offering.                  statement for the same
 [ ]                         [ ]                        offering.
                                                        [ ]
--------------------------------------------------------------------------------
 If any of the securities being registered on this      If the delivery of the
 Form are to be offered on a delayed or continuous      prospectus is expected
 basis pursuant to Rule 415 under the Securities Act    to be made pursuant to
 of 1933 check the following box.                       Rule 434, check the
 [X]                                                    following box.
                                                        [ ]
--------------------------------------------------------------------------------
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                        CALCULATION OF REGISTRATION FEE


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
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 Title of each class of                               Proposed maximum         Proposed maximum
   securities to be            Amount to be           offering price per      aggregate offering            Amount of
      registered              registered                share/(1)/                 price                registration fee/(2)/
------------------------------------------------------------------------------------------------------------------------------
Common Stock                    186,567,036                  $0.021               $3,917,908                    $134
------------------------------------------------------------------------------------------------------------------------------



(1) Calculated in accordance with Rule 457(c): The average of the bid and ask prices as of October 17, 2001.

(2) A registration fee of $1,815 was paid for the registration of 159,809,657 shares originally. This post-effective amendment registers additional shares pursuant to Rule 462(b). The fee for the additional shares is paid herewith.


                                   PROSPECTUS

                                    eConnect

                              186,567,036 Shares

                                  Common Stock

          eConnect, a Nevada corporation, is hereby registering an offering for resale of 159,809,657 shares of common stock pursuant to the terms of this prospectus. As a result of an agreement with Alpha Venture Capital Inc., 105,000,000 shares that will be received pursuant to an equity line agreement will be sold by Alpha on a delayed and continuous basis, and 54,809,657 will be sold by others on a delayed basis at their discretion. The exact selling plans of each shareholder cannot be determined at this time. Alpha is an underwriter of this offering. The company's common stock trades on the Over the Counter
Bulletin Board under the trading symbol "ECNC".

          The shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment. See "Risk Factors" on page 6.
Transactions in the shares are subject to Penny Stock regulations adopted pursuant to the Securities Exchange Act of 1934, as amended, which may result in reduced trading or make it difficult to sell the shares.

          These securities have not been approved or disapproved by the securities and exchange commission or any state securities commission nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The company will not receive any proceeds from this offering.



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
----------------------------------------------------------------------------------------------------
                                               Proposed offering   Underwriting
Title of each class of                             Price to        Discounts and       Proceeds to
securities offered        Amount offered            Public       Commissions /(1)/        Issuer
----------------------------------------------------------------------------------------------------
Common stock                186,567,036
----------------------------------------------------------------------------------------------------
Per Share                                         $     0.021/(2)/       $                  $   0.00
----------------------------------------------------------------------------------------------------
Total Maximum                                     $ 3,917,907            $                  $   0.00
----------------------------------------------------------------------------------------------------

          Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

/(1)/ Contemporaneous with entering the CSPA, the company agreed to pay First Fidelity Capital, the agent for Alpha, a commission of 6% of the amount of each drawdown under the common stock purchase agreement payable in cash at the time of each drawdown.


/(2)/ The price of $0.021 is based on the current market price as of October 17, 2001. The actual prices at which the Securities may be sold may be negotiated and may differ from the price.


                            Dated: December 10, 2001

                     [This Page Intentionally Left Blank]


                               Table Of Contents

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

Prospectus Summary...................................................................    5
Risk Factors.........................................................................    6
Use of Proceeds......................................................................   14
Selling Shareholders.................................................................   14
Plan of Distribution.................................................................   16
Legal Proceedings....................................................................   19
Directors, Executive Officers, Promoters and Control Persons.........................   25
Security Ownership of Certain Beneficial Owners and Management.......................   26
Description of Securities............................................................   27
Disclosure of Commission Position on Indemnification for Securities Act Liabilities..   28
Organization Within Last Five Years..................................................   33
Description of Business..............................................................   34
Plan of Operation....................................................................   48
Description of Property..............................................................   50
Certain Relationships and Related Transactions.......................................   51
Market for Common Equity and Related Stockholder Matters.............................   56
Executive Compensation...............................................................   58
Financial Statements.................................................................   61
Changes In and Disagreements With Accountants on
     Accounting and Financial Disclosure.............................................  111
Available Information................................................................  112


                               PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

The Company.

The business of eConnect is to develop and profit from the PERFECT industry. Personal Encrypted Remote Financial Electronic Card Technologies is simply the usage of hardware (terminals) from remote sites such as a home, to pay web merchants by swiped credit cards, ATM cards with PIN and smart cards. The PERFECT system is now complete as regards the service of eCashPad credit card present payments to web merchants. The PERFECT system consists of a home terminal, the eCashPad, which the consumer will use to swipe their credit card at the web merchant's site, and the Merchants Integration Kit which the web merchant needs to install. Both elements are now complete. The payment of eCashPad ATM card with PIN payments is in development. The initial usage of the eCashPad as a home terminal is to enable consumers to swipe their credit card, which will result in a credit card present payment to the web merchant and lower discount rate as provided by First Data, the acquirer of the Bank Eyes Only transaction. First Data has an agreement with the company whereby First Data will "acquire" the transactions initiated through Bank Eyes Only. This means that First Data will clear the transactions after they are implemented through the Bank Eyes Only system. The same terminal can be used to swipe an ATM card and enter a PIN which will result in a "point of sale" same as cash payment to the web merchant. The future emphasis of the company will be on facilitation of ATM card with PIN payments, although credit card present transactions will continue to be substantial.

The company has had no revenue from operations to date. Although it has been involved with e-commerce since 1999, it has been primarily engaged in research and development. The company has incurred significant losses from operations:
Net loss from operations of $19,068,529 for the fiscal year ended December 31, 1999, $107,809,363 for the fiscal year ended December 31, 2000, and $11,566,530 for the nine months ended September 30, 2001. At September 30, 2001, the company had an accumulated deficit of $159,793,265 (the majority of which resulted from stock issued for services). The future growth and profitability of the company will be principally dependent upon its ability to successfully complete development and testing of, obtain regulatory approvals for, and market or license its primary products. Accordingly, the company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by new product introductions.


EConnect has developed the eCashPad as the terminal to make these transactions and has developed the Merchant Integration Kit and published this kit at the eConnect web site (www.econnectholdings.com) to enable web merchants to install the MIK in order to receive PERFECT payments.

The capability of accomplishing PERFECT same as cash payments by ATM card with PIN and debit card with PIN and smart card payments will effect Internet global business to business and consume to business transactions. The concept that "cash is king" now applies for the first time to Internet commerce which until now has been limited to credit card transactions. eConnect will rely on the creation of agreements with ATM card networks in order to utilize this aspect of the eCashPad. To date, no such agreements exist.

Many consumers who do not have credit cards will now be able to use their eCashPad and effect PERFECT same as cash payments to web merchants who today are basically limited to being paid by credit and not real time cash.

The on going discussions that the Company has had with many businesses who have a web presence, leads us to believe that the usage of the eCashPad to send cash donations, wagers, impulse purchases and bill payments will greatly simplify back room accounting for industries ranging from mortgage to insurance to home Off Track Betting.

EConnect will generate operating revenues by charging fees per PERFECT payment. These transaction fees will be lower than those currently paid by the merchant.

The transaction flow of a Bank Eyes Only credit card swiped transaction begins with the eCashPad, which allows an individual to make a payment at a web merchant's site which has installed the Merchant Integration Kit. This enables the eCashPad to communicate with the web merchants site. Then, eConnect the front end processor, hands off the transaction to VeriSign, which as a Gateway, then hands off the transaction to First Data, who is the back end processor of the transaction, and who then settles the transaction with Banks that have agreed to charge a low discount rate to the merchant when it is being paid by an eCash Pad card present transaction.

These eCashPad originated transactions will be regarded as credit card present and the bank acquirer will then charge the web merchant a lower discount fee than what is presently charged to the merchant when they are being paid by a standard non credit card present payment.

Web merchants will pay eConnect a flat fee of 50 cents to provide the Bank Eyes Only service plus they will pay the lower discount rate to the acquirer bank. Adding in the chances of reduced fraud and charge backs plus the lower discount rate, the overall cost of a Bank Eyes Only payment is an efficient payment for the merchant. The Company is also generating nominal revenues on the sale of the eCashPad at $59.95.

Since August 21, eConnect has in effect been in business as we have a full Bank Eyes Only service system to offer both merchants and consumers, and has engaged a direct commission sales staff to begin contacting merchants to sell them on adding the eConnect Bank Eyes Only solution at their web site. The consumer first downloads and installs the eCashPad driver which is software and which enables the eCashPad to work with the consumers PC. The web merchants download and install the Merchant Integration Kit at their web sites, which is software and enables the eCashPad to make a payment at the site which is either a credit card swiped or ATM card with PIN transaction. The overall service to both consumers and web merchants is defined as Bank Eyes Only and behind the scenes consists of eConnect driving and handing off the transaction into the appropriate credit card or ATM card system.

Two key incentives for the Internet merchants are:

1. A lower Discount Rate charged to them by VISA/MasterCard for receipt of card present (swiped) credit cards rather than card not present credit card transactions.

2. The ability to be paid by an ATM card with PIN or debit card with PIN same as cash Internet payment.

Our service agreement is with First Data who will be acquiring the credit card swiped Bank Eyes Only payments and will be charging the web merchants a lower discount rate based on the credit card bring first swiped by the consumer and the magnetic strip read by the eCashPad. This is a first for Internet commerce.

The key incentives for the consumer are:

1. A far safer credit card transaction as the financial data is being sent directly to the bank system and is not seen nor stored at the web merchants site and can therefore not be stolen by hackers.

2. Merchant Incentives to pay by cash.

3. Speed, ease and convenience of eCashPad terminal originated electronic payments.

Bank Eyes Only credit card payments can only be accomplished by a terminal that reads the magnetic strip of the credit card and ATM card with PIN payments, or cash to the web merchant can be accomplished with a terminal that reads the magnetic strip of the ATM card or debit card.

The eCashPad is a full service terminal that has been developed and is being sold by eConnect for home and office usage to effect PERFECT payments. The PocketPay is a mobile wireless eCashPad that can also double as a phone and has not yet been developed.

The eCashPad is now in operation and has been used to effect product purchases over the Internet by card present credit card transactions. Efforts are underway to expand its usage to complete bill payments as the service of ATM card with PIN same as cash payments becomes available. The Company has received a proposal from an ATM card network to begin a Pilot to test ATM card with PIN Internet transactions. This Pilot will consist of 60-100 eCashPads making payment to 2 to 3 Bank Eyes Only web merchants. At the conclusion of a successful Pilot, the ATM card Network will then authorize the usage of ATM card with PIN eCashPad transactions within their network.

         The eCashpad is a proprietary product of the company. The PocketPay does not yet exist. Bank Eyes Only is a proprietary service of the company.

         The principal offices of the company's are located at 2500 Via Cabrillo Marina, Suite 112, San Pedro, California 90731. The telephone number for the company is (310) 514-9482.

The Offering.


          186,567,036 shares of common stock of the company will be sold
pursuant to the terms of this prospectus.   Shares outstanding prior to this
offering: 334,345,775, as of July 16, 2001. The shares will sold as follows:


     . Shares have previously been purchased under a common stock purchase agreement ("CSPA") with Alpha Venture Capital, Inc. ("Alpha") at 85% of the market price on the put date: the maximum number of shares issued under the CSPA will be 105,000,000. The commitment of this investor under this agreement is $20,000,000. Under this agreement, First Fidelity will be paid a commission of 6% of the amount of each drawdown. The company may put shares to Alpha periodically under the CSPA. In return, Alpha is required to provide funds to the company.

     .    Selling shareholders on a delayed basis under Rule 415: 54,809,657.

     . Use of Proceeds: The proceeds of the offering, less the expenses of the offering (estimated at $44,634), will be used to provide working capital for the company.

                                 RISK  FACTORS

          The securities offered hereby are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

Development Status of Product

          The development of the eCashPad is in its early stages, and no guarantee can be given of its ultimate successful implementation. Nevertheless, the first generation eCashPad is complete and is presently being sold and used by over 4,100 consumers at the eConnect store web site. The eConnect store, is a Proof of Concept site (https://www.econnectholdings.com/epay/) where presently an eCashPad user can purchase product with a credit card payment. About 200 eCashPads have been given away and eConnect has plans to freely distribute over 5,000 eCashPads during the fourth quarter. Failure to complete development of the eCashPad would result in loss of advancement opportunities for the company.

          The second generation eCashPad will be a USB connector and not a PS2 connector. Since these devices have not yet been produced, there is a risk that they will not be manufactured as planned.

Significant Revenues Generation

          Generation of revenues by the company is essential to its continued existence. There is currently no guarantee that revenues will be forthcoming in substantial amounts. This would be the case if, for example, no web merchants signed up with the company. In spite of this risk, the company is endeavoring to lay the groundwork for generation of significant revenues in the very near future. However, no revenues from operations have yet been realized. If the company does not begin to generate substantial revenues, its continued existence is in question.

Lack of Significant Experience

          No one in the world has any significant experience in the PERFECT industry. It has never been attempted before. The name PERFECT has been created by eConnect. To date, we are the only company in the United States to be implementing Bank Eyes Only payments. To our best knowledge, other than ePayLatina, which is using the eCashPad in the Dominican Republic, there is no experience for credit card present Internet payments. The PERFECT industry is in the process of being developed by eConnect and the Bank Eyes Only system.

     With what we have developed to date, the senior staff of eConnect are very knowledgeable in the PERFECT industry but at the same time are just now implementing the usage of eCashPad originated Bank Eyes Only payments and to that end can be considered to not have significant experience within the Internet business of PERFECT.

          EConnect is the first company to enable consumers to swipe their credit card and their ATM card with PIN and make Bank Eyes Only payments. We are the first company to enable web merchants to receive credit card present payments and PIN entered same as cash ATM card/debit card payments. The senior staff of eConnect can be considered as experts in the PERFECT industry and are learning as we go, as this is completely uncharted territory.

          If this industry does not develop, or if unforeseen problems develop, an adverse impact could be felt by the company in its attempts to begin revenue generation.

Development Stage of Products May Affect Ability of Company to Succeed.

          The company is currently selling the eCashPad. The company's PocketPay will require significant additional investment in research and development and will require substantial additional resources. The eCashPad has met all necessary regulatory approvals (Federal Communicatons Commission and Underwriters Laboratories) and is now ready for mass market consumer sales.

          There can be no assurance that the company will generate significant revenues in the future; and there can be no assurance that the company will operate at a profitable level. If the company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, the company's business will not succeed. In such event, investors in the shares may lose their entire cash investment. Also the company and its management do not have significant experience in the internet business, and in particular the on-line gaming business. The primary anticipated function of the eCashpad is to enable card with PIN and debit card with PIN payments, which will be the same as cash payments. These transactions will be used to pay bills, make charity donations and for impulse purchases due to incentives offered by web merchants. Such usage also will naturally evolve into regulated home gaming services that can be paid by an eCashPad originated transaction.

          Although eConnect will not be offering games to be played, the Company will provide the driving of home gaming originated wagers by ATM card and PIN and will be paid a service fee for such transactions.

          As a result of the fixed nature of many of the company's expenses, the company may be unable to adjust spending in a timely manner to compensate for any unexpected delays in the development and marketing of the company's products or any capital raising or revenue shortfall. Any such delays or shortfalls will have an immediate adverse impact on the company's business, operations and financial condition.

Company Has Had Limited Revenue, History of Operating Losses, and Accumulated Deficit, and Expects Such Losses to Continue for the Foreseeable Future.

The company has had almost no revenue to date. Although the company has been involved with e-commerce since 1999, it has been primarily engaged in research and development. The company has incurred significant losses from operations:
Net loss from operations of $19,068,529 for the fiscal year ended December 31, 1999, $107,809,363 for the fiscal year ended December 31, 2000, and $11,566,530 for the nine months ended September 30, 2001. At September 30, 2001, the company had an accumulated deficit of $159,793,265 (the majority of which resulted from stock issued for services). The future growth and profitability of the company will be principally dependent upon its ability to successfully complete development and testing of, obtain regulatory approvals for, and market or license its primary products. Accordingly, the company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by new product introductions.


          The company anticipates that it will incur substantial operating expenses in connection with the research, development, testing and approval of its proposed products and expects these expenses to result in continuing and significant losses until such time as the company is able to achieve adequate revenue levels. There can be no assurance that the company will be able to significantly increase revenues or achieve profitable operations. Failure to obtain additional capital, if needed, would have a material adverse effect on the company's operations.

Company Will Need Additional Financing to Implement its Business Plan and Such Financing May Be Unavailable or Too Costly.

          The company will be required to raise significant equity capital to fund its plan of operation; it has in place equity financing of $20,000,000 over the next 24 months. Recently, the company has been meeting its funding requirements through financing provided by Alpha Venture Capital, Inc. through loan advances made pending activation of a common stock purchase agreement between the company and this firm, dated December 8, 2000, in the commitment amount of $15,000,000. In addition, the company has been meeting its funding requirements through financing provided by Alliance Equities under a revolving $400,000 line of credit, provided in exchange for restricted common stock of the Company pursuant to an agreement dated March 5, 2001. There currently is no outstanding balance with Alliance. However, there is no guarantee that these funding sources will continue to be available in the future.

          The current funds available to the company, and any revenue generated by operations, will not be adequate for it to be competitive in the areas in which it intends to operate, and may not be adequate for the company to survive. Therefore, the company will need to raise additional funds in order to fully implement its business plan. The company's continued operations therefore will depend upon its ability to raise additional funds through bank borrowings, equity or debt financing. There is no assurance that the company will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the company. If the company cannot obtain needed funds, it may be forced to curtail or cease its activities. If additional shares were issued to obtain financing, current shareholders may suffer a dilution on their percentage of stock ownership in the company.

          Pursuant to Section 5.11 of the CSPA with Alpha, dated October 6, 2001, the company cannot enter into any subsequent or further offer or sale of common stock or convertible securities convertible into common stock until July 31, 2002, or the expiration of the Commitment Period.
There can be no assurance that the marketplace will accept and utilize products that have been, or may be, developed by company.

          There can be no assurance that the eCashPad, as well as any other products successfully developed by the company, will ever achieve significant market acceptance. The degree of market acceptance of any products developed by the company will depend on a number of factors, including the establishment, demonstration of the efficacy of the product candidates and their potential advantage over alternative methods.

There can be no assurance that the marketplace in general will accept and utilize any products that may be developed by the company. If not accepted, an investor's entire investment may be lost.

Risks Associated with eCashPad Production May Affect Distribution of eCashPads.

          The agreement under which the eCashPad was originally manufactured for the company only calls for an initial production run of 5,000 units, at a total cost of $80,000. The company has contracted to purchase 100,000 eCashPads from Asia Pacific Micro, Inc. Asia Pacific Micro has been contracted to manufacture the first generation eCashPad, which is a PS2 connection to a desktop computer and is proprietary to the company. The company has paid Asia Pacific Micro the sum of $2.8 million. The eCashPad is simply connected to the keyboard port on the desktop and the keyboard is connected to the eCashPad. In addition, the company recently signed a purchase agreement with 3Pea Technologies, Inc. ("3Pea"), for the purchase of 60,000 PAYPAD units.


          The 3Pea agreement offers the company substantial savings the purchse of 60,000 PAYPAD units.

Approval of Regional ATM Networks for Use of eCashPad is Important in Securing a Market for this Product.

          Within the United States market, the company is working to secure the go ahead for regional ATM card networks for an eCashPad ATM card with PIN entry "Bank Eyes Only" Internet payment. Such network currently permit the usage of credit cards on their systems. Thus, a substantial part of the company's strategy is based on ATM card with PIN entry Internet payments, and the company may not receive bank approvals from the regional ATM card networks in the United States for such transactions. In such case, this payment system could not be used in the United States, which could substantially affect the prospects of the Company in this country. Even though this type of payment system has already been approved in the Dominican Republic and Ireland, and may be approved elsewhere outside the United States, the Company would expect that a substantial portion of its projected revenues would come from United States based transactions. The company is currently providing eCashPads in the Dominican Republic to facilitate both card-present credit card payments and ATM card with PIN Internet payments to Dominican Republic web merchants. The company is not currently active in Ireland.

No Assurance of Protection of Proprietary Information.

          Certain of the company's know-how and proprietary technology may not be patentable. To protect its rights, the company requires management personnel, employees, consultants, and advisors to enter into confidentiality agreements. There is no assurance, however, that these agreements will provide meaningful protection for the company's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. The eCashpad is Patent Pending. The Patent Pending is held by ET&T, which has exclusively licensed it to the company. The EzyDepot is developed and patented and is exclusively licensed by ET&T to eConnect for global usage as is the PocketPay which has not been developed.

Competition In Internet Commerce May Affect Company's Ability to Attract Customers.

          The company anticipates substantial competition in the development of the PERFECT industry and the "Bank Eyes Only" internet application in particular. The company believes that the marketplace is large enough to absorb many competitor companies who may focus on ancillary aspects of the PERFECT industry such as the development of hardware or of merchant sign ups, rather than on the core business of the company which is the processing of transactions.

          Increased competition from e-commerce could result in reduced margins or loss of market share, any of which could harm both our retail and e-commerce businesses. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of the company's present and potential competitors are likely to enjoy substantial competitive advantages, including larger numbers of users, more fully-developed e-commerce opportunities, larger technical, production and editorial staffs, and substantially greater financial, marketing, technical and other resources. If the company does not compete effectively or if it experiences any pricing pressures, reduced margins or loss of market share resulting from increased competition, the company's business could be adversely affected.

Loss of Any Key Personnel May Affect the Ability of Company to Operate.

          The company's success is dependent upon the hiring of key personnel. None of the company's officers, directors, and key employees have an employment agreement with the company (the accounting manager does have an employment agreement with the company); therefore, there can be no assurance that these personnel will remain employed by the company after the termination of such agreements. Should any of these individuals cease to be affiliated with the company for any reason before qualified replacements could be found, there could be material adverse effects on the company's business and prospects. In addition, management has no experience is managing companies in the same business as the company.



Growth of Company Could Affect Management's Ability to Control Company.

          The company's future growth, if any, may cause a significant strain on its management, operational, financial and other resources. The company's ability to manage its growth effectively will require it to implement and improve its operational, financial, manufacturing and management information systems and to expand, train, manage and motivate its employees. These demands may require the addition of new management personnel and the development of additional expertise by management. Any increase in resources devoted to research, product development and marketing and sales efforts without a corresponding increase in the company's operational, financial, manufacturing and management information systems could have a material adverse effect on the company's business, financial condition, and results of operations.

Limitations on Liability, and Indemnification, of Directors and Officers May Result in Financial Outlays by Company.

          The articles of incorporation and bylaws of the company provide for indemnification of officer or directors of the company. Such indemnification shall be for liability resulting from acts undertaken in an official capacity. In addition, the Nevada Revised Statutes provide for indemnification of officers and directors and the company may provide indemnification under such provisions. Any limitation on the liability of any director, or indemnification of directors, officer, or employees, could result in substantial expenditures being made by the company in covering any liability of such persons or in indemnifying them.

Conflicts of Interest May Arise With Regard to Other Business Activities of the Directors.

          The directors of the company have other business interests to which they devote time. As a result, certain conflicts of interest may arise between the company and the directors which might not be susceptible to resolution. Any potential conflicts of interest will be resolved through exercise by the directors of such judgment as is consistent with their fiduciary duties to the company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the board of directors of the company, any proposed investments for its evaluation. Potential conflicts existing include the fact that Mr. Hughes controls ET&T from which the technology surrounding the eCashPad, EzyDepot and PocketPay are licensed; the amount of $4,835,718 has been expensed as a bad debt owed by Mr. Hughes and ET&T to the company; and substantial consulting agreements have been entered into with Richard Epstein, who controls this company.

Lack of Cumulative Voting Will Affect a Shareholder's Ability to Elect a Board Member.

          Holders of the shares are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of the company, and the minority shareholders will not be able to elect a representative to the company's board of directors.

Absence of Cash Dividends May Affect a Shareholder's Return on His Investment.

          The board of directors does not anticipate paying cash dividends on the shares for the foreseeable future and intends to retain any future earnings to finance the growth of the company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of the company, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Dilutive Effects

          In order to implement the CSPA, this registration statement includes 105,000,000 shares that are being registered for the benefit of Alpha as a Selling Shareholder. This amount represents approximately 20% of the authorized and issued capital of the company. As such, this offering may have a substantial dilutive effect on current shareholders.

Further Issuances of Shares

James Clinton, together with other individuals, were previously shareholders of the predecessor of the company. This group now has the right to maintain 10% control of the company, continued maintenance of this percentage control may require issuance of more shares or otherwise cause substantial dilution for shareholders.

Further Dilutive Effects

Further substantial dilution may be experienced by shareholders as a result of the following: ET&T's option under its license agreement to purchase up to 13,822,000 additional shares at an exercise price of $0.30 per share; the preemptive rights of James Clinton; the future issuance of 20,000,000 shares to Mr. Epstein in payment of money owed by the company under its debentures; the issuance of shares to Alpha pursuant to private equity lines entered into in September 1999 and December 2000; and the future issuance of a warrant to purchase 1 million shares to Mr. Egan in connection with his consultancy agreement.

Fees To Be Paid to ET&T

The host processing agreement between the company and ET&T will involve payment to ET&T of fees based on transactions initiated through gaming operators that use the company's service. These fees are set forth in the agreement. ET&T will receive either 10 cents per transaction or 10% of each transaction fee... whichever is the larger and which is generated by an Bank Eyes Only payment as originated by an eConnect driven device whereby eConnect is the front end processor of the transaction. Difficulty of gaming operators to charge fees high enough to cover ET&T's fees and to make a profit may cause decrease in interest and utilization of the services of the company.

Sales by Selling Shareholders - No Proceeds to the Company

Sales may be made at any time and from time to time under this prospectus by selling shareholders. These will be conducted at then-current market prices. There can be no guarantee that after these sales are made at any given price, that such price will be maintained or increased. The company will not receive any proceeds from these sales.

Risk of Low Priced Securities May Affect the Liquidity of Company's Stock.

          The company's common stock is subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the U.S. Securities and Exchange Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the
risks associated therewith.   The regulations governing low-priced or penny
stocks sometimes limit the ability of broker-dealers to sell the company's common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market.

Because of a Limited Public Market for Company's Securities, an Investor May Not Be Able to Liquidate the Shares Readily or at All.

          Prior to this offering, there has been only a limited public market for the shares of common stock being offered. The common stock of the company is currently quoted on the Over the Counter Bulletin Board; it was relisted on October 30, 2000 after trading on the National Quotation Bureau's Pink Sheets since being delisted from the Over the Counter Bulletin Board after the SEC trading suspension on March 13, 2000. Trading was suspended due to unusual marker activity in the stock which included a sharp rise in the stock.

          The market prices for the securities of technology companies have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. The market price of the shares may be affected significantly by factors such as announcements by the company or its competitors, variations in the company's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.

Failure to Maintain Market Makers by Company Could Affect the Stock's Liquidity.

          If the company is unable to maintain a National Association of Securities Dealers, Inc. member broker/dealers as market makers after relisting on the Bulletin Board, the liquidity of the common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. There can be no assurance the company will be able to maintain such market makers.

Shares Eligible For Future Sale

          All of the approximate 17,500,000 shares of common stock which are currently held, directly or indirectly, by management have been issued in reliance on the private placement exemption under the Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of the company (as that term is defined under that rule) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

Potential Status as a Pseudo California Corporation.

          Section 2115 of the California General Corporation Law subjects certain foreign corporations doing business in California to various substantive provisions of the California General Corporation Law in the event that the average of its property, payroll and sales is more than 50% in California and more than one-half of its outstanding voting securities are held of record by persons residing in the State of California. Some of the substantive provisions include laws relating to annual election of directors (under Section 708, cumulative voting is mandated), removal of directors without cause, removal of directors by court proceedings, indemnification of officers and directors, directors standard of care and liability of directors for unlawful distributions. Section 2115 does not apply to any corporation which, among other things, has outstanding securities designated as qualified for trading as a national market security on NASDAQ if such corporation has at least eight hundred holders of its equity securities as of the record date of its most recent annual meeting of shareholders.

          Currently, all of the sales by the company come from sources outside the State of California and the company believes that more than 50% of its common stock is held by record holders residing outside California. Therefore, the company believes it is not subject to Section 2115.

Going Concern

The Company incurred a net loss of approximately $11,566,530 for the nine months ended September 30, 2001. The Company's current liabilities exceed its current assets by $10,680,975 as of September 30, 2001. These factors create an uncertainty about the Company's ability to continue as a going concern. The Company's management has developed a plan to complete the development of technology products and create their respective markets to generate future revenues. The Company will also seek additional sources of capital through the issuance of debt and equity financing, but there can be no assurance that the Company will be successful in accomplishing its objectives.


The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The company's auditors have issued a "going concern" opinion. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Potential Depressive Effect to Market Price of Securities

          When the puts under the CSPA are exercised by the company, the shares will be purchased by Alpha at a discount to the market price. This may have a depressive effect on the overall market for the shares of the company. This is especially true when one considers that at the time of any puts, the company will be at its greatest financial need and may already be vulnerable to downturns in the share market price.

Potential Risks Associated with Multiple Lawsuits

          The company is currently in the midst of multiple lawsuits and other legal activity. These lawsuits are being actively defended and reasonable settlements and culminations are being aggressively sought. If, however, these efforts are not successful or achieve only limited success, substantial harm could occur to the company as a result of these lawsuits.

                                USE OF PROCEEDS


     The company will not receive any proceeds from this offering. The 105,000,000 shares registered on behalf of Alpha Venture Capital, Inc. were previously sold. Proceeds of this sale to Alpha under the equity line will be used for working capital and for general corporate purposes. These purposes may include such items as purchasing eCashPads, marketing and continued technological development. No specific amounts can be allocated to any of these potential expenditures at this time.

                              SELLING SHAREHOLDERS

          Selling shareholders will be offering a total of 33,809,657 shares of common stock of the company, as follows (these restricted shares were issued in connection with consulting services rendered to the company and various loans made to the company):

------------------------------------------------------------------------------------------------------------------------------------
                                                           Amount Offered for
                                Amount  Beneficially      Selling Shareholder's      Amount  Beneficially     Percentage Ownership
Name of Selling Shareholder   Owned Prior to Offering            Account             Owned After Offering     After Offering /(1)/
------------------------------------------------------------------------------------------------------------------------------------
Alpha Venture Capital, Inc. /(8)/   105,000,000             105,000,000                          0                     0
Richard Epstein /(2)/                95,280,565              75,707,036                 19,573,529                  4.82%
Chris Jensen /(3)/                    6,200,000               2,000,000                  4,200,000                     *
Mary Lou Garcia /(4)/                 2,000,000               1,000,000                          0                     *
Alberto Barrera /(5)/                   700,000                 600,000                    100,000                     *
Prima Capital Group, Inc.               500,000                 500,000                          0                     *
Charles Yourshaw /(6)/                2,400,000                 350,000                  2,050,000                     *
Quinn Brady                           2,360,300                 300,000                  2,060,000                     *
Bryan Bagdady /(7)/                     405,000                 150,000                    255,000                     *
Matthew Lee                             360,500                 200,000                    160,500                     *
Roger Swanson                           270,000                 150,000                    120,000                     *
Wayne Hall                              300,000                 100,000                    200,000                     *
Donald Mudd                           2,500,000                 100,000                  2,400,000                     *
Richard Zobrist                         100,000                  50,000                     50,000                     *
Pamela Matthews                         100,000                  50,000                     50,000                     *
John Fishbein                           100,000                  50,000                     50,000                     *
Jeff Lichter                             70,000                  35,000                     35,000                     *
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           Amount Offered for
                                Amount  Beneficially      Selling Shareholder's      Amount  Beneficially     Percentage Ownership
Name of Selling Shareholder   Owned Prior to Offering            Account             Owned After Offering     After Offering /(1)/
------------------------------------------------------------------------------------------------------------------------------------
Eric Bringhurst                          60,000                  30,000                     30,000                     *%
Richard Holt                             52,000                  25,000                     27,500                     *%
Karen & Wayne Gruninger                  50,000                  25,000                     25,000                     *%
Lori Lane                                55,000                  25,000                     30,000                     *%
John Hogle                               50,000                  25,000                     25,000                     *%
Patrick Passarella                       50,000                  25,000                     25,000                     *%
Matthew Ospeck                           40,000                  20,000                     20,000                     *%
John Kostecki                            40,000                  20,000                     20,000                     *%
Marvin Gaberman                          20,000                  10,000                     10,000                     *%
Paul Brunn                               20,000                  10,000                     10,000                     *%
Tim Bradlee                              20,000                  10,000                     10,000                     *%
          Total                      86,346,186              60,567,036                 52,536,529                  8.40%
                                     ==========              ==========                 ==========                 =====

* Less than 1%
------------------------------------------------------------------------------------------------------------------------------------



/(1)/ Based on the total issued and outstanding common stock of 334,345,775 as of July 16, 2001.

/(2)/ The amount owned by this selling shareholder represents the combined holdings of Alliance Equities and Richard Epstein, who controls this firm. This amount includes the following: (a) a warrant for the purchase of 1,400,000 shares of common stock, currently exercisable at $1.00 per share through June 30, 2002; (b) a warrant for the purchase of 2,400,000 shares of common stock, currently exercisable at $0.40 per share through September 30, 2003; and (c) a warrant for the purchase of 3,000,000 shares of common stock, currently exercisable at $0.25 per share through September 30, 2003. The remainder of the holdings consists of shares of common stock, 48,949,657 of which are restricted and are being offered by this selling shareholder.

/(3)/ This represents the combined holdings of GoldStake Enterprises and Chris Jensen, who controls this firm.

/(4)/ The amount owned and to be offered by this selling shareholder consists of the following: (a) an option for the purchase of 750,000 shares of common stock, currently exercisable at 25% of the prevailing market price through June 4, 2002; and (b) a warrant for the purchase of 250,000 shares of common stock, exercisable at $1.00 per share through June 5, 2002. The remainder of the holdings (1,000,000) consists of restricted shares of common stock.

/(5)/ The amount owned by this selling shareholder includes a warrant for the purchase of 100,000 shares of common stock, currently exercisable at $1.00 per share through June 30, 2002. The remainder of the holdings (600,000), which are being offered by this selling shareholder, consists of restricted shares of common stock.

/(6)/ The amount owned by this selling shareholder includes the following: (a) a warrant for the purchase of 1,000,000 shares of common stock, currently exercisable at $1.00 per share through June 30, 2002; and (b) a warrant for the purchase of 50,000 shares of common stock, currently exercisable at $1.00 per share through June 30, 2002. The remainder of the holdings consists of shares of common stock, 350,000 of which are restricted and are being offered by this selling shareholder.

/(7)/ The amount owned by this selling shareholder includes a warrant for the purchase of 145,000 shares of common stock, currently exercisable at $1.00 per share through June 30, 2002. The remainder of the holdings consists of shares of common stock, 150,000 of which are restricted and are being offered by this selling shareholder.

/(8)/ The amount owned by this selling shareholder includes 105,000,000 shares purchased under the CSPA. Alpha is deemed an underwriter for this offering in connection with the resale of that stock.

                              PLAN OF DISTRIBUTION

Registration under this Offering.

          186,567,036 shares of common stock of the company will be sold
pursuant to the terms of this prospectus.   Shares outstanding prior to this
offering: 334,345,775, as of July 16, 2001. The shares will sold as follows:

     . Shares to be offered under a common stock purchase agreement ("CSPA") with Alpha, at 85% of the market price on the put date will total up to 105,000,000. The commitment of this investor under this agreement is $20,000,000. Under this agreement, First Fidelity, who is acting as an agent for Alpha, will be paid a commission of 6% of the amount of each drawdown. The company may put shares to Alpha periodically under the CSPA. In return, Alpha is required under the CSPA to provide funds to the company. Alpha is an underwriter of this offering.

     .    Selling shareholders on a delayed basis under Rule 415: 60,567,036.

     . Use of Proceeds: The proceeds of the offering, less the expenses of the offering (estimated at $44,634), will be used to provide working capital for the company.

          There can be no assurance that any of these shares will be sold. Other than as set forth above, no commissions or other fees will be paid, directly or indirectly, by the company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares.

Selling Shareholders.

(a)  Manner of Sales; Broker-Dealer Compensation.

          The selling shareholders, or any successors in interest to the selling shareholders, may sell their shares of common stock in one or more of the following methods:

     .    Ordinary brokers' transactions;

     . Transactions involving cross or block trades or otherwise on the Bulletin Board;

     . Purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts pursuant to this prospectus;

     . "At the market" to or through market makers or into an existing market for the company's common stock;

     . In other ways not involving market makers or established trading markets, including direct sales to purchases or sales effected through agents;

     . Through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);

     .    In privately negotiated transactions;

     .    To cover short sales; or

     .    Any combination of the foregoing.

          The selling shareholders also may sell their shares in reliance upon Rule 144 under the Securities Act at such times as they are eligible to do so. The company has been advised by the selling shareholders that they have not made any arrangements for the distribution of the shares of common stock. Brokers, dealers or underwriters who effect sales for the selling shareholders may arrange for other brokers, dealers or underwriters to participate. Brokers, dealers or underwriters engaged by the selling shareholders will receive commissions or discounts from them in amounts to be negotiated prior to the sale. These brokers, dealers or underwriters may act as agent or as principals.

          From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock being offered for sale, and the pledgees, secured parties or persons to whom these securities have been pledged shall, upon foreclosure in the event of default, be considered a selling shareholder hereunder. In addition, selling shareholders may, from time to time, sell short their common stock. In these instances, this prospectus may be delivered in connection with these short sales and the shares of the common stock may be used to cover these short sales.

          From time to time one or more of the selling shareholders may transfer, pledge, donate or assign shares of their common stock to lenders or others and each of these persons will be considered a selling shareholder for purposes of this prospectus. The number of shares of the company's common stock beneficially owned by those selling shareholders who so transfer, pledge, donate or assign shares of their common stock will decrease as and when they take these actions. The plan of distribution for the company's common stock by the selling shareholders set forth herein will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be considered selling shareholders hereunder. Such selling shareholders will not be able to use this prospectus unless and until a post-effective amendment is filed, naming those individuals, and is declared effective.

          Subject to the limitations discussed above, a selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the company's common stock in the course of hedging the positions they assume with this selling shareholders, including in connection with distributions of the common stock by these broker-dealers. A selling shareholder may also enter into option or other transactions with broker-dealers that involve the delivery of the company's common stock to the broker-dealers, who may then resell or otherwise transfer these shares. A selling shareholder also may loan or pledge the company's common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon a default may sell or otherwise transfer the pledged common stock.

(b)  Filing of a Post-Effective Amendment In Certain Instances.

          If any selling shareholders notifies the company that he, she, or it has entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of common stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction, the company will file a post- effective amendment to the registration statement for this offering. The post-effective amendment will disclose:

     .    The name of each broker-dealer involved in the transaction.

     .    The number of shares of common stock involved.

     .    The price at which those shares of common stock were sold.

     . The commissions paid or discounts or concessions allowed to the broker-dealer(s).

     . If applicable, that these broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as supplemented.

     .    Any other facts material to the transaction.

(c)  Certain Persons May Be Deemed to Be Underwriters.

          The selling shareholders and any broker-dealers who execute sales for them may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 because of the number of shares of common stock to be sold or resold by these persons or entities or the manner of sale of these shares, or both. If a selling shareholder or any broker-dealer or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of common stock might be deemed to be underwriting discounts and commissions under the Securities Act.

(d)       Regulation M.

          The company has informed the selling shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of the company's common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of the company's common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the common stock or any right to purchase this stock, for a period of one business day before and after completion of its participation in the distribution.

          During any distribution period, Regulation M prohibits the selling shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing the company's common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling shareholders will be reoffering and reselling the company's common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to this stock.

Opportunity to Make Inquiries.

          The company will make available to each offeree, prior to any issue of the shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this prospectus, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

          Each person desiring to purchase Shares must complete, execute, acknowledge, and delivered to the company certain documents. By executing these documents, the subscriber is agreeing that such subscriber will be, a shareholder in the Company and will be otherwise bound by the articles of incorporation and the bylaws of the Company.

                               LEGAL PROCEEDINGS

          Other than as stated below, the company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the company has been threatened:

Securities and Exchange Commission Action (March 12, 1999).

          On March 12, 1999, the Securities and Exchange Commission ("SEC") filed a complaint alleging the company had failed to make available to the investing public current and accurate information about its financial condition and results of operations through the filing of periodic reports as required by the Securities Exchange Act of 1934 (specifically, the Form 10-KSB for the 1997 and 1998 fiscal years, the Form 10-QSB for each of the first three quarters of fiscal 1998, and the corresponding Notifications of Late Filings (Form 12b-25)). The SEC sought in this action to compel the company to file delinquent reports and enjoin the company from further violations of the reporting requirements. The company consented to the entry of a final judgment granting the relief sought by the SEC.

Securities and Exchange Commission Action (March 23, 2000).

          In a complaint filed on March 23, 2000 (Securities and Exchange
                                                  -----------------------
Commission v. eConnect and Thomas S. Hughes, Civil Action No. CV 00 02959 AHM
-------------------------------------------
(C.D. Cal.)), the SEC alleged that since February 28, 2000, the company issued false and misleading press releases claiming: (1) the company and its joint venture partner had a unique licensing arrangement with PalmPilot; and (2) a subsidiary of the company had a strategic alliance with a brokerage firm concerning a system that would permit cash transactions over the Internet. The complaint further alleges that the press releases, which were disseminated through a wire service as well as by postings on internet bulletin boards, caused a dramatic rise in the price of the company's stock from $1.39 on February 28 to a high of $21.88 on March 9, 2000, on heavy trading volume. The SEC suspended trading in the company's common stock on the Over the Counter Bulletin Board on March 13 for a period of 10 trading days (trading resumed on the Pink Sheets LLC on March 27, 2000). The complaint alleges that despite the trading suspension and the SEC's related investigation, the company and Mr. Hughes continued to issue false and misleading statements concerning the company's business opportunities. In addition to the interim relief granted, the Commission seeks a final judgment against the company and Mr. Hughes enjoining them from future violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder (the anti-fraud provisions of that act) and assessing civil penalties against them.

          On March 24, 2000, a temporary restraining order was issued in the above-entitled action prohibiting the company and Mr. Hughes, from committing violations of the antifraud provisions of the federal securities laws. The company and Mr. Hughes consented to the temporary restraining order.

          On April 6, 2000, without admitting or denying the allegations contained in said complaint, the company and Mr. Hughes entered into a settlement by consent that has resulted in the entry of permanent injunctive relief. The settlement agreement with the SEC was accepted and a judgment of permanent injunction was entered by the Court on April 7, 2000. The judgment that the company and Mr. Hughes consented to prohibits the company and Mr. Hughes from taking any action or making any statement, or failing to make any statement that would violate Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. The court has yet to determine whether disgorgement, civil penalties or other relief should be assessed against the company and/or Mr. Hughes.

Shareholder Class Action Lawsuits.

Einhorn, et al. v. eConnect, Thomas S. Hughes, Jack M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case No. 00-02674 MMM (JWJx);

Eckstein, et al. v. eConnect, Inc., Thomas S. Hughes, Jack M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case No. 00-02700 DDP (CWx);

Bernstein, et al. v. eConnect, Inc., et al., Case No. 00-02703 FMC (BQRx);

Colangelo, et al. v. eConnect, Inc., et al., Case No. 00-02743 SVW (SHx);

Baron, et al. v. eConnect, Inc., Thomas S. Hughes, Jack M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case No. 00-02757 WJR (CTx);

Warstler, et al. v. eConnect, Inc., Thomas S. Hughes, Jack M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case No. 00-02758 R (SHx);

Prager, et al. v. eConnect, Inc., Thomas S. Hughes, Jack M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case No. 00-02759 GHK (RCx);

Weisblum, et al. v. eConnect and Thomas S. Hughes, Case No. 00-02770 MRP (CTx);

Mazda, et al. v. eConnect, et al., Case No. 00-02776 LGB (Mcx);

Pirraglia, et al. v. eConnect, et al., Case No. 00-02875 SVW (CWx);

Hershkop and Hershkop, et al. v. eConnect and Thomas S. Hughes, Case No. 00-03095 MRP (RNRx);

Bacun, et al. v. eConnect, Inc., Thomas S. Hughes, Jack M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case No. 00-03161 FMC (JWJx);

Fine, et al. v. eConnect, Inc. and Thomas Hughes, Case No. 00-03290 SVW (BQRx);

Smith, et al. v. eConnect, Thomas Hughes, Case No. 00-03301 DT (Mcx);

Reimer, et al. v. eConnect, Thomas Hughes, Case No. 00-03405 JSL;

Tepper, et al. v. eConnect and Thomas S. Hughes, Case No. 00-03444 WJR (CTx);

Bury, et al. v. eConnect, Thomas Hughes, Case No. 00-03446 ABC;

Villari, et al. v. eConnect, Thomas Hughes, Case No. 00-03447 LGB (SHx);

Ringel, et al. v. eConnect, Inc., Thomas S. Hughes, Jack M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case No. 00-03591 RSWL (RNBx);

Massaro, et al. v. eConnect, Inc., Thomas S. Hughes, Jack M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case No. 00-03671 DDP (MANx);

Gardner, et al. v. eConnect, Inc., Thomas S. Hughes, Jack M. Hall, Dianne Hewitt, Anthony L. Hall, and Kevin J. Lewis, Case No. 00-03897 MMM (RZx);

Schneyer, et al. v. eConnect, Case No. CV-00-03783 MMM (JWJx);

Ginocchi, et al. v. eConnect, Case No. 00-04003 MMM (JWJx);

Matrisciani, et al. v. eConnect, Case No. 00-04181 MMM (JWJx);

Dutton, et al. v. eConnect, Case No. 00-04505 LGB (Ex);

Shaw, et al. v. eConnect, Case No. 00-04637 LGB (Ex);

Gowrie, et al. v. eConnect, Case No. 00-04686 LGB (Ex);

Belcher, et al. v. eConnect, Case No.00-04792 LGB (Ex);

Lively, et al. v. eConnect, Case No. 00-03112 MMM (JWJx);

Levine, et al. v. eConnect, Case No. 00-03649 MMM (JWJx); and

Berkowitz, et al. v. eConnect, Case No. 00-04152 MMM (JWJx).

          The foregoing thirty-one actions were filed on various dates between March 14, 2000 and early May 2000, inclusive, and are all pending in the United States District Court for the Central District of California. These actions are brought by various putative classes of the purchasers of the company's common stock. The putative classes alleged, none of which have been certified, range from no earlier than November 18, 1999 through March 13, 2000. Plaintiffs in the various actions assert that the company and Thomas S. Hughes, as well as (in certain of the actions) Jack M. Hall, Diane Hewitt, Anthony L. Hall, and Kevin
J. Lewis, have violated Section 10(b) of the Exchange Act (false or misleading statements and omissions which deceived stock purchasers) and also Section 20(a) of the Exchange Act (liability as a "controlling person" with respect to a primary violation of securities laws). The principal allegations concern various alleged material misrepresentations and omissions which supposedly made the company's public statements on and after November 18, 1999 (and/or on and after November 23, 1999) false and misleading, thereby artificially inflating the market in and for the company's common stock.

          No class has yet been certified in connection with any of these actions. All cases have been combined into one case before the Honorable Margaret M. Morrow, entitled In Re eConnect, Inc. Securities Litigation, Master File No. 00-02674 MMM (JWJx). Negotiations are underway regarding the settlement of these actions.

          Additionally, a shareholder of the company named John P. Maloney, filed an individual action for "securities fraud and misrepresentation" against the company and Mr. Hughes on May 12, 2000 in small claims court in Torrance, California. The company subsequently removed the action to the United States District Court for the Central District of California, and requested that it be consolidated with In Re eConnect, Inc. Securities Litigation. However, on September 11, 2000, the Honorable Margaret M. Morrow ruled that Mr. Maloney's action should be remanded to the state small claims court. Subsequently, Mr. Maloney's action was settled amicably and dismissed.

          The company has reached a settlement in principle with the plaintiff's attorneys, pursuant to which $350,000 was paid to plaintiffs' counsel. A warrants component of the settlement is still being finalized with plaintiffs' counsel. The company anticipates that the settlement will be negotiated in full and approved by the Court in July 2001.

Employment Agreement - President/Chief Operating Officer.

          On March 21, 2000, the company consummated an amended employment agreement with Steven Pazian for the position of President and Chief Operating Officer for the company. On April 17, 2000, the company terminated this individual as President and Chief Operating Officer of the company. Based upon the amended employment agreement, the remaining salary for the term of this agreement, will be due within 30 days upon the termination of this individual if terminated for reasons other than good cause. In addition, through the date of termination, all of the granted stock options and warrants will vest and be exercisable for their entire term. Accordingly, the termination of this individual, for reasons other than good cause, may potentially expose the company to incur a liability of approximately $1,260,000 for the remaining portion of unpaid salary for the first, second, third, and fourth years of this agreement. Furthermore, the termination may have accelerated the vesting of the granted stock options and warrants consisting of 1,000,000 warrants exercisable at $1.00 per share, 6,000,000 stock options exercisable at $0.40 per share, and 1,500,000 stock options exercisable at the lowest average daily trading price of the company's common stock within the first 90 days of the executive's employment.

          On March 21, 2001, Mr. Pazian filed a complaint for breach of contract and specific performance in the Superior Court of the State of California, County of Los Angeles seeking $1,260,000 in cash, as well as one million company warrants (at a basis of $0.40) and six million vested stock options (at a strike price of $0.40) (Stephen Pazian v. eConnect, Inc., Case No. BC 247186.) This lawsuit has been settled for the amount of $1,000,000.

Employment Agreement - Outside Counsel.

          On March 22, 2000, the company consummated an amended and restated employment agreement with Stanley C. Morris, Esq. to act as outside counsel for the company. On April 14, 2000, the company terminated this individual and his firm as outside counsel. Based upon the amended and restated employment agreement, the remaining compensation for the term of this agreement will be due immediately upon the termination of this individual and his firm as outside counsel if terminated for reasons other than good cause. In addition, any common stock and stock warrants granted through the term of this agreement will be considered due in the event of termination for reasons other than good cause. Accordingly, the termination of this individual and his firm, for reasons other than good cause, may potentially expose the company to incur a liability of approximately $700,000 for the remaining portion of unpaid compensation for the first, second and third years of this agreement. Furthermore, the termination may have accelerated the vesting of the granted common stock and stock warrants consisting of 600,000 common shares and 600,000 warrants exercisable at $1.00 per share. This dispute has been settled.

Breach of Contract Action.

          On September 5, 2000, Geoffrey N. Cornish filed a complaint Superior Court of the State of California, County of Los Angeles for breach of an oral contract, money owed, and fraud against the company, Mr. Hughes and Electronic Transactions & Technologies, alleging that plaintiff and the company entered into an oral contract whereby plaintiff was to perform marketing and product development services for the company (Geoffrey N. Cornish v. eConnect, Inc., Thomas S. Hughes, and ET&T, Case No. NC028475). Plaintiff claims that he is owed $128,589.90 plus interest by the company. This action has been settled as of June 4, 2001 by the signing of a settlement and mutual release by all partied to the action. Under this settlement, the company, without admitting any liability or an existence of an obligation to Mr. Cornish, agreed to pay Mr. Cornish the sum of $40,000 (in payments); the company also agrees to a stipulated judgment against it in the amount of $53,000, which can be executed if the company becomes delinquent in any of the payments.

                   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                              AND CONTROL PERSONS

          The names, ages, and respective positions of the directors, executive officers, and key employee of the company are set forth below. The directors named below will serve until the next annual meeting of the company's stockholders or until their successors are duly elected and have qualified. Directors are elected for a one-year term at the annual stockholders' meeting. Officers will hold their positions at the will of the board of directors, absent any employment agreement, of which none currently exist or are contemplated. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the company's affairs. There are no other promoters or control persons of the company. There are legal proceedings involving two of the directors of the company.

Thomas S. Hughes, Chief Executive Officer/Director.

          Mr. Hughes, Age 52, has been Chief Executive Officer and a Director of the company since March 1997. From 1993 to the present, he has also served as the President of Electronic Transactions & Technologies, a privately held Nevada corporation which developed terminals for wireless home and internet applications. Mr Hughes also serves as a director of Kanakaris Communications. Mr. Hughes devotes his full time to e-Connect. ET&T is presently dormant while waiting on the full implementation of the Bank Eyes Only system and will then construct a business service agreement with eConnect as regards the application of sending cash to email recipients by the usage of the eCashPad and the ATM card with PIN.

          The Company currently has no Chief Financial Officer. Failure of the company to have a full time CFO could result in delays in financial decisions. The duties normally performed by such a person are now undertaken as follows. The financial reporting and accounting functions are initially performed by Marylou Garcia. Subsequently, data is reviewed by George Brenner, an outsourced accountant for the Company.

Jack M. Hall, Secretary/Director.

          Mr. Hall, age 72, is currently President of Hall Developments, a real estate development company he founded in 1991, which employs a staff of 10 people. Mr. Hall spends approximately 20 hours per week searching out strategic alliances for the company. Mr. Hall joined the company as Secretary and a Director in March 1997.

Laurence B. Donoghue, Director.

          Mr. Donoghue, age 55, is an attorney as well as a computer professional. He was awarded a Juris Doctor degree at George Washington University in Washington, D.C. in 1971. In December 1997, Mr. Donoghue founded and incorporated an Internet marketing consulting business call Adweb Communications. In July 1998, Mr. Donoghue also opened his own practice of law, founding the Law Offices Of Laurence B. Donoghue. Mr. Donoghue continues to operate both enterprises. From 1975 to 1998, Mr. Donoghue built a successful prosecuting career in the Los Angeles County District Attorney's Office as a Deputy District Attorney. From 1980 to 1998, Mr. Donoghue worked as an Adjunct Professor at Law at Trinity University School of Law. Mr. Donoghue became a director in 2000.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information regarding the beneficial ownership of shares of the company's common stock as of July 16, 2001 (334,345,775 issued and outstanding) by (i) all stockholders known to the company to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all directors, executive officers, and key employees of the company, individually and as a group:

-------------------------------------------------------------------------------------------
                     Name and Address of        Amount and Nature of
Title of Class      Beneficial Owner/(1)/      Beneficial Owner/(2)/     Percent of Class
-------------------------------------------------------------------------------------------
Common Stock        Richard Epstein, 12147         95,280,565/(3)/            20.49%
                    Northwest 9th Drive, Coral
                    Springs, FL 33071
-------------------------------------------------------------------------------------------
Common Stock        Thomas S. Hughes, 2500          8,700,000/(4)/             2.60%
                    Via Cabrillo Marina, Suite
                    112, San Pedro, CA 90731
-------------------------------------------------------------------------------------------
Common Stock        Hughes Net Income               8,522,500/(5)/             2.55%
                    Charitable Remainder
                    Unitrust, c/o Anthony J.
                    Bayne, Esq., 2500 Via
                    Cabrillo Marina, Suite 300,
                    San Pedro, CA 90731
-------------------------------------------------------------------------------------------
Common Stock        Jack M. Hall, 2500 Via            200,000/(6)/             0.06%
                    Cabrillo Marina, Suite 112,
                    San Pedro, CA 90731
-------------------------------------------------------------------------------------------
Common  Stock       Laurence B. Donoghue,             110,000 /(7)/            0.03%
                    2500 Via Cabrillo Marina,
                    Suite 300, San Pedro, CA
                    90731
-------------------------------------------------------------------------------------------
Common  Stock       Shares of all directors,           17,532,500              5.24%
                    executive officers, and
                    key employees as a group
                    (3 persons)
-------------------------------------------------------------------------------------------

(1) Except as noted in footnote 4 below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by him.

(2) Other than as set forth below, none of these security holders has the right to acquire any amount of common stock within 60 days from options, warrants, rights, conversion privilege, or similar obligations.

(3) The amount owned by this selling shareholder represents the combined holdings of Alliance Equities and Richard Epstein, who controls this firm. This amount includes the following: (a) a warrant for the purchase of 1,400,000 shares of common stock, currently exercisable at $1.00 per share through June 30, 2002; (b) a warrant for the purchase of 2,400,000 shares of common stock, currently exercisable at $0.40 per share through September 30, 2003; (c) a warrant for the purchase of 3,000,000 shares of common stock, currently exercisable at $0.25 per share through September 30, 2003; and (d) a debenture in the principal amount of $1,653,000, which represent 9,723,529 shares (currently convertible into shares of common stock at $0.17 per share through April 5, 2002). The remainder of the holdings consists of shares of common stock.

(4) 8,400,000 of this amount is owned by Electronic Transactions & Technologies. This ownership is attributed to Mr. Hughes by virtue of his 70% ownership of ET&T. In addition, 150,000 of this amount is represented by options issued in December 2000 under the company's stock incentive plan which are exercisable within 60 days (the total options granted was 600,000). These options are exercisable at $0.40 per share for those exercised on or before December 31, 2000; thereafter the exercise price is 25% of the fair market value of the shares on the date of the exercise. A maximum of 25% of the total options may be exercised in any one calendar year.

(5) The creator of this trust is Thomas S. Hughes. Thomas S. Hughes is the trustee of the trust; Lawrence B. Donoghue, Esq. is the special trustee, and as such has the voting power and power over the disposition of the company's shares under this trust. In addition, Mr. Hughes is the lifetime net income beneficiary of this trust, and the remainder beneficiary is Philosopher Kings and Queens, a California nonprofit public benefit corporation (according to information provided by Mr. Hughes). According to information provided by Mr. Hughes, this trust is irrevocable.

(6) 100,000 of this amount is represented by options issued in December 2000 under the company's stock incentive plan which are exercisable within 60 days (the total options granted was 400,000). These options are exercisable at $0.40 per share for those exercised on or before December 31, 2000; thereafter the exercise price is 25% of the fair market value of the shares on the date of the exercise. A maximum of 25% of the total options may be exercised in any one calendar year.

(7) 100,000 of this amount is represented by options issued in December 2000 under the company's stock incentive plan which are exercisable within 60 days (the total options granted was 400,000). These options are exercisable at $0.40 per share for those exercised on or before December 31, 2000; thereafter the exercise price is 25% of the fair market value of the shares on the date of the exercise. A maximum of 25% of the total options may be exercised in any one calendar year.

                           DESCRIPTION OF SECURITIES

General Description.

          The securities being offered are shares of common stock. The authorized capital of the company consists of 500,000,000 shares of common stock, $0.001 par value per share. The holders of common stock shall:

     . have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company

     . are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company

     . are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

The  shares of common stock do not have any of the following rights:

     .    special voting rights

     .    preference as to dividends or interest

     .    preemptive rights to purchase in new issues of shares

     .    preference upon liquidation, or

     .    any other special rights or preferences.

          In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. The company does not have any preferred stock authorized in its articles of incorporation.

Non-Cumulative Voting.

          The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

Dividends.

          The company does not currently intend to pay cash dividends. Because the company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the company.

          A distribution of revenues will be made only when, in the judgment of the company's board of directors, it is in the best interest of the company's stockholders to do so. The board of directors will review, among other things, the financial status of the company and any future cash needs of the company in making its decision.

Transfer Agent.

          The company has engaged the services of Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, to act as transfer agent and registrar.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Limitation of Liability.

          The articles of incorporation of the company provide that no Director or Officer of this company shall be liable to the company or its stockholders for any breach of fiduciary duty as Officer or Director of this company. This provision shall not affect liability for acts or omissions which involve intentional misconduct, fraud, a knowing violation or law, or the payment of dividends in violation of NRS 78.300.

Indemnification.

     *    Articles of Incorporation.

          The articles of incorporation of the company provide that all expenses incurred by officers or directors in defending a civil or criminal action, suit, or proceeding, must be paid by this company as they are incurred in advance of a final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of a director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction, that he or she did not act in good faith, and in the manner he or she reasonably believed to be or not opposed to the best interests of the company.

     *    Bylaws.

          The bylaws of the company provide the following with respect to indemnification:

          Each indemnitee of the company shall be indemnified and held harmless by the company for all actions taken by him or her, and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorney fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any proceeding. Indemnification pursuant to this section shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. The company may, by action of its board of directors, and to the extent provided in such action, indemnify employees and other persons as though they were indemnitees. The rights to indemnification as provided shall be non-exclusive of any other rights that any person may have or hereafter acquire under an statute, provision of the company's articles of incorporation or bylaws, agreement, vote of stockholders or directors, or otherwise.

          The company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company in such capacity for another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in such capacity, whether or not the company has the authority to indemnify him or her against such liability and expenses.

          The other financial arrangements which may be made by the company may include, but are not limited to, (a) creating a trust fund; (b) establishing a program of self-insurance; (c) securing its obligation of indemnification by granting a security interest or other lien on any of the company's assets, and
(d) establishing a letter of credit, guarantee or surety. No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancing expenses or indemnification ordered by a court. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the company or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the company. In the absence of fraud:

     . the decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section, and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

     . the insurance or other financial arrangement is not void or voidable; does not subject any director approving it to personal liability for his action; and even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     *    Nevada Revised Statutes.

     . NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

          (1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     . NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

          (1)   Any discretionary indemnification under NRS 78.7502 unless
                                                        -----------
ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (i)   By the stockholders;

          (ii) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

          (iii) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (iv) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          (2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          (3) The indemnification and advancement of expenses authorized in NRS 78.7502 or ordered by a court pursuant to this section:
-----------

          (i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     . NRS 78.752 Insurance and other financial arrangements against liability of directors, officers, employees and agents.

          (1) A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

          (2) The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

          (i)   The creation of a trust fund.

          (ii)  The establishment of a program of self-insurance.

          (iii) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

          (iv)  The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

          (3) Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

          (4)   In the absence of fraud:

          (i) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

          (ii)  The insurance or other financial arrangement:

                (A)   Is not void or voidable; and

                (B) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

          (5) A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS."

Undertaking.

          The company undertakes the following:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                      ORGANIZATION WITHIN LAST FIVE YEARS

          The names of the promoters of the company are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the company in such capacity.

                            DESCRIPTION OF BUSINESS
Business Development

          The company was originally organized under the laws of the State of Missouri on September 1, 1981, as HANDY-TOP, INC. On April 20, 1983, the Articles of Incorporation were amended to change the name of the corporation to HTI Corporation. On May 28, 1993, the Articles of Incorporation were amended to change the name of the corporation to Leggoons, Inc. and increase the number of authorized shares of common stock from 40,000 to 10,000,000 and decrease the par value of the common stock from $1.00 per share to $0.01 per share. Also on May 28, 1993, Leggoons, Inc., declared a 14-for-1 stock split.

          Leggoons, Inc., was engaged in the design, manufacture and distribution of apparel and related accessories which are sold to specialty and department stores nationwide under the brands Leggoons, CPO by Leggoons, John Lennon Artwork Apparel, and Snooggel. On January 19, 1996, Leggoons, Inc. adopted a formal plan to discontinue the designing, selling, manufacturing and distribution of its apparel products. As part of such plan, Leggoons, Inc., discontinued production on April 30, 1996, and intended to either sell or liquidate the operations within twelve months of that date.

          On June 12, 1996, Leggoons, Inc., transferred all of its assets and liabilities to a third party assignee, under an "Assignment for the Benefit of Creditors" (an assignment is a business liquidation device available as an alternative to bankruptcy). The third party assignee, a Nebraska corporation, also named Leggoons, Inc., was required to properly, timely, and orderly dispose of all remaining assets for the benefit of creditors. Leggoons, Inc. continued to maintain its status as a shell corporation.

          On February 18, 1997, Leggoons, Inc. entered into an Agreement to License Assets from Home Point of Sales, Inc.(now know as Electronic Transactions & Technologies) for the purpose of licensing certain technology for the development of Personal Encrypted Remote Financial Electronic Card Transactions ("PERFECT"). Electronic Transactions & Technologies is a privately held corporation 70% owned by Thomas S. Hughes, president of the company. This technology is designed to enable consumers to instantly pay bills or impulse purchase from home with real time cash transactions.

          Mr. Hughes, Chairman of Electronic Transactions & Technologies, became chairman and president of Leggoons, Inc. on March 1, 1997. At that time, the name was changed to Betting, Inc.

          On April 28, 1997, the company entered into a Host Processing Agreement with Electronic Transactions & Technologies for the purpose of having this firm act as the bank host processing for all Betting, Inc.'s future transactions that are sent by terminals that read credit cards or ATM cards. On March 27, 1998, the company entered into a license agreement with Electronic Transactions & Technologies for the purpose of licensing additional technology for processing electronic banking transactions. The technology licensed under this agreement supplements the technology licensed under the agreement dated February 18, 1997.

          On May 17, 1999, an Agreement and Plan of Merger between Betting, Inc., a Missouri corporation, into Betting, Inc., a Nevada corporation was executed by an authorized signatory of each company. On May 21, 1999, the merger of the two companies was approved by a majority of the shareholders. Effective on June 1, 1999, Articles of Merger were filed with the Nevada Secretary of State, which formally resulted in the redomicile of the company from the State of Missouri to the State of Nevada. This also resulted in the change of the fiscal year end from August 31 to December 31. On June 4, 1999, a Certificate of Amendment to Articles of Incorporation was filed with the Nevada Secretary of State changing the name of the company to "eConnect" and increasing the number of authorized common shares to 100,000,000.

          On August 23, 1999, a Certificate of Amendment to Articles of Incorporation was filed with the Nevada Secretary of State increasing the number of authorized common shares to 200,000,000. On November 22, 2000, a Certificate of Amendment of Articles of Incorporation was filed with the Nevada Secretary of State increasing the number of authorized common shares to 300,000,000. On July 16, 2001, a Certificate of Amendment of Articles of Incorporation was filed with the Nevada Secretary of State increasing the number of authorized common shares to 500,000,000.

Business of Company.

          The business of the company is to drive (process) PERFECT global transactions with specific emphasis on ATM card with PIN instant cash transactions. There are two aspects to the industry of self serviced home or mobile swiped ATM card with PIN entry or credit card transactions which the company has named PERFECT (personal encrypted remote financial electronic card transactions).

          The first aspect is the development of the home "Bank Eyes Only"/(TM)/ transactions system whereby a consumer can use a remote terminal from a home environment or mobile environment, (the eCashPad), to read a credit card or ATM card with PIN or a smart card which is then sent to a host processor for card authorization. "Bank Eyes Only" transactions refers to a direct Internet connection between the consumer's terminal and the company's bank card authorization system. The web merchant does not store nor has ready access to the consumer's card data. These "Bank Eyes Only" terminals are remote from the merchant (protecting the consumer's data) and are wireless or landline or computer enabled. This should result in greater consumer confidence in performing such financial transactions.

          This system will also enable the consumer or business person to effect instant cash payments to the recipient. A transaction using the terminal device with an ATM card with PIN is considered a cash payment. Internet "Bank Eyes Only" ATM card with PIN payments could substantially affect global commerce, completely changing the way people around the world do business.

          The second aspect of a PERFECT transaction is the public usage of the company's proprietary hardware placed in public locations for self serviced bill payments by ATM card with PIN entry.

          The business of eConnect is to develop and profit from the PERFECT industry. Personal Encrypted Remote Financial Electronic Card Technologies is simply the usage of hardware (terminals) from remote sites such as a home, to pay web merchants by swiped credit cards, ATM cards with PIN and smart cards. The PERFECT system is now complete as regards the service of eCashPad credit card present payments to web merchants. The payment of eCashPad ATM card with PIN payments is in development.

          EConnect has developed the eCashPad as the terminal to make these transactions and has developed the Merchant Integration Kit and published this kit at the eConnect web site (www.econnectholdings.com) to enable web merchants to install the MIK in order to receive PERFECT payments.

          The capability of accomplishing PERFECT same as cash payments by ATM card with PIN and debit card with PIN and smart card payments will effect Internet global business to business and consume to business transactions. The concept that "cash is king" now applies for the first time to Internet commerce which until now has been limited to credit card transactions.

          Many consumers who do not have credit cards will now be able to use their eCashPad and effect PERFECT same as cash payments to web merchants who today are basically limited to being paid by credit and not real time cash.

          The ongoing discussions that the Company has had with many businesses who have a web presence, leads us to believe that the usage of the eCashPad to send cash donations, wagers, impulse purchases and bill payments will greatly simplify back room accounting for industries ranging form mortgage to insurance to home Off Track Betting.

          EConnect generates fees per PERFECT payment, usually paid by the merchant and has also generated limited revenues on the sale of the eCashPad of $1,500.

          Merchants will be charged a 50 cents service fee for credit card present payments and $1.00 for ATM card with PIN payments. A web merchant today pays about 2.5% for a non credit card present payment. First Data will offer about a 2% to 1.9% discount rate which will be charged to web merchants being paid by an eCashPad payment. This is a savings to the web merchant. This lower fee is due to this being a card-present transaction, is common through the industry for such transactions and as such was not specially negotiated by the company or First Data. The Company will charge the flat service fee of 50 cents to the web merchant who now has a reduced chance of charge-backs and is enjoying a lower discount rate for the purchase. Bank Eyes Only transactions may not be financially attractive for web merchants in the case of small transactions unless the fees are reduced or eliminated. The Company does not have to pay a fee to the credit card networks as we are not the processor. The company will pay a fee to the ATM card networks as a direct connect processor. This fee is based on volume of transactions processed by the Company. We will charge a $1.00 fee and will then pay a sliding scale portion of this fee depending on volume transactions to the ATM card network(s). In general, the fees range from $0.02 per transaction up to $0.035 per transaction.

          The transaction flow of a Bank Eyes Only credit card swiped transaction is from the eCashPad, which is making a payment at a web merchant's site which has installed the Merchant Integration Kit and which enables the eCashPad to communicate to the web merchants site, and eConnect processing, the front end processor, which then hands off the transaction to VeriSign, which as a Gateway, then hands off the transaction to First Data, who is the back end processor of the transaction, and who then hands off to the acquirer bank.

          These eCashPad originated transactions will be regarded as credit card present and the bank acquirer will then charge the web merchant a lower discount fee than what is presently charged to the merchant when they are being paid by a standard non credit card present payment.

          Web merchants will pay eConnect a flat fee of 50 cents to provide the Bank Eyes Only service plus they will pay the lower discount rate to the acquirer bank. Adding in the chances of reduced fraud and charge backs plus the lower discount rate, the overall cost of a Bank Eyes Only payment is an efficient payment for the merchant. The transaction fees to be charged by the Company, similar to those charged for all credit card transactions become less attractive as the overall price of the transaction decreases. The Company's participating web merchants will experience this phenomenon in either the case of card-present or non-card-present transactions.

          Since August 21, eConnect has in effect been in business as we have a full Bank Eyes Only service system to offer both merchants and consumers, and has engaged a direct commission sales staff to begin contacting merchants to sell them on adding the eConnect Bank Eyes Only solution at their web site.

          Two key incentives for the Internet merchants are:

          1. A lower Discount Rate charged to them by VISA/MasterCard for receipt of card present (swiped) credit cards rather then card not present credit card transactions.

          2. The ability to be paid by an ATM card with PIN or debit card with PIN same as cash Internet payment.

          The key incentives for the consumer are:

          1. A far safer credit card transaction as the financial data is being sent directly to the bank system and is not seen nor stored at the web merchants site and can therefore not be stolen by hackers.

          2.  Merchant Incentives to pay by cash.

          3. Speed, ease and convenience of eCashPad terminal originated electronic payments.

          Bank Eyes Only credit card payments can only be accomplished by a terminal that reads the magnetic strip of the credit card and ATM card and PIN payments, or cash to the web merchant can be accomplished with a terminal that reads the magnetic strip of the ATM card or debit card.

          The eCashPad is a full service terminal that has been developed and is being sold by eConnect for home and office usage to effect PERFECT payments. The PocketPay is a mobile wireless eCashPad that can also double as a phone and has not yet been developed.

          The eCashPad is now in operation and has been used to effect product purchases over the internet by card present credit card transactions. Efforts are underway to expand its usage to complete bill payments as the service of ATM card with PIN same as cash payments becomes available.

          EConnect is now capable of PIN translation which means that we can receive a PIN from the eCashPad at our Bank Eyes Only service system and then hand off the PIN to an ATM card network for card authorization. We are currently in talks with ATM service networks and are confident that the eCashPad ATM card with PIN service of same as cash PERFECT payments to web merchants will soon be operational. To date, however, no written agreements have been reached with such networks.

         EConnect has generated initial revenues from the sale of eCashPad but has not generated transactional revenues on the usage of the eCashPad as we are now building the web merchant Bank Eyes Only base that the eCashPad can be used at. Generation of transactional revenues will form the core of the company's business in the future, and this is a highly competitive area.

         Full merchant sales are now beginning as we now a complete and attractive PERFECT product Bank Eyes Only service to sell to the web merchants.

          Today, bankcard authorized transactions, that are terminal driven, are initiated by consumers, "face to face" with merchants. The company's "Bank Eyes Only" transaction enables the consumer to perform the transaction safely from a remote location. These PERFECT transactions are originated by the consumer.
The transaction is encrypted before being sent. The merchant does not originate the transaction by swiping the bank card; the consumer swipes the bank card with no merchant present. The consumer is "remote" from the merchant.

          At the present time, eConnect is the only company providing a hardware and software support solution to effect PERFECT transactions over the Internet. We are providing web merchants with an additional payment methodology which is credit card present and which includes ATM card with PIN and smart card transactions, all of which require a terminal such as the eCashPad in order to originate PERFECT payments to Internet merchants.

          The goal of eConnect is to certify and drive any competitive terminal to the eCashPad as we are focused on transaction revenue generation and not eCashPad sales generation. We have structured the Bank Eyes Only system as an open architecture service, which can be adapted and used by many industries for their specific needs.

          The eConnect PERFECT Bank Eyes Only system consists of the Merchant Integration Kit, the eCashPad and the participation of acquiring banks. Acquiring banks are being sought to offer Discount Rates for eCashPad originated credit card payments that are lower than those for non-card-present transactions.

          PERFECT describes the Industry of Personal Encrypted Remote Financial Electronic Card Technologies. EConnect has developed the system of what we call Bank Eyes Only, which consists of a terminal, the eCashPad, and the eConnect support system for merchants, the Merchant integration Kit.

          Bank Eyes Only supports PERFECT transactions which are originated from home or office Internet consumers who are using their eCashPad to make card swiped transactions over the Internet which are Personal and are Encrypted and are not in front of the merchant, (they are remote from the merchant), and they consist of Financial Electronically used Cards.

          Any hardware device that reads a bankcard or a smart card and is directly connected to a web merchant's web site by the Merchant Integration Kit is effecting a Bank Eyes Only transaction within the PERFECT industry.

          EConnect will generate revenues from the core business of PERFECT Transactions, and of course, the sales of the eCashPad to consumers and resellers. We will also be generating licensing fees for the usage and support of the EConnect Bank Eyes Only system in other countries and the specific usage of the eCashPad for PIN entered debit same as cash payment to develop business applications such as cash email payments, micro payments by smart card, and usage of the eCashPad to effect home purchases of electronic lottery tickets.

          The business model of eConnect is to bring the Bank Eyes Only solution to business entrepreneurs who will then develop business applications and eConnect will generate ongoing transaction fees from such businesses and revenues from the purchase of the eCashPad by these business entrepreneurs as they develop their own business PERFECT implementations.

          The function of the eCashPad is to effect card swiped Internet payments by ATM card with PIN debit, which is the same as cash payments, card present credit card payments and smart card payments. The eCashPad is a full service Point Of Sale terminal developed by eConnect for home usage with the Internet as the medium of the transaction between the consumer and the merchant.

          Of the existing supply of 1,200 eCashPads, over 400 have been sold and in many cases given away to enthusiastic users to try from their home. The scheduled shipment of 10,000 eCashPads will be distributed through companies such as Hitachi and GemPlus for home smart card usage, Youbet for home Off Track Betting usage by PIN entered ATM card/debit cards, VeriSign for implementation by their merchant base, and by a series of cooperative promotional campaigns by eConnect and other companies who have it to their own self interest to be paid by a eCashPad originated PERFECT Bank Eyes Only transaction. The company currently has a letter of intent with Youbet and is in the process of constructing a strategic agreement with Hitachi and GenPlus.

          The core business of eConnect is to drive PERFECT transactions on a global basis and these transactions are expected to be originated from both eConnect hardware such as the eCashPad and the PocketPay and from competitor's hardware. The vision of eConnect is a global network of interlocked eConnect Bank Eyes Only systems that transact PERFECT payments between countries with a focus on same as cash PERFECT payments by smart card and ATM card with PIN. The goal of eConnect is to have the same host systems in China, Ireland and other countries as we have in the United States, which are accepting and authorizing incoming PERFECT payments.

          Applications of the PERFECT industry focus specific attention of the usage of ATM card with PIN entry to effect "just in time" bill, tax, mortgage, or premium payments from home, to "reserve your seat" for entertainment purposes. The company has developed a proprietary hardware device, the eCashPad to conduct such transactions.

          The company's goal is to develop network global host processing centers. These centers will drive and be compatible with all types of hardware made by many different competitors. The company spent $3,490,000 on Research and Development in 1999, and $4,800,000 on Research and Development in 2000.

          The company has spent substantial capital in cash and stock during the last two fiscal years developing the system for the implementation of the PERFECT industry in general and for the specific application of Internet "Bank Eyes Only" transactions in particular.

          The company has contracted exclusive licenses from ET&T, which is controlled by Mr. Hughes, for global usage of Patent No. 5,336,870 issued August 8, 1994, Patent No. 5,754,655, issued May 19, 1998, and Patent No. 5,809,143, issued September 15, 1998. The terms of this license include payment by the company to ET&T of 10% of each transaction fee, or 10 cents, whichever is larger in perpetuity and the contractual right to exercise control. This right is expressed in the agreement to license Assets dated February 18, 1997. This right has never been exercised by ET&T, nor has any claim thereto ever been made.

          These three patents broadly cover the implementation of what the company is now calling "Bank Eyes Only" transactions. Patent No. 5,336,870 has developed into the EzyDepot unit.

          The EzyDepot unit was deployed as a self service terminal for self service EzyShop at public locations. The company is now focused on using the eCashPad for placement with PC's at public locations such as coffee shops whereby the consumer can use the eCashPad to safely shop by Bank Eyes Only at specific Bank Only web sites.

          The EzyDepot unit will be adapted and used as a self service bill pay terminal at public locations abroad and will be driven by eConnect full service host centers. The EzyDepot is basically a terminal for usage at public locations and behind the counter walk in locations. It has been eclipsed by the eCashPad which will be used to sell the EzyShop service whereby the consumer at a coffee shop can shop with the eCashPad at web merchants who are Bank Eyes Only. The EzyDepot was origionally designed for this but was not Internet driven. The EzyDepot terminal was designed to enable consumers sitting at a public location to swipe their credit card while purchasing items from a catalog provided by eConnect. The terminal was attached to a phone line and had no Internet connection. The EzyDepot could still be used as a behind the counter terminal in Latin American Countries for a business such as buying groceries and would not be initiating Internet usage but would be a simple Point Of Sale device. The company will not be using the EzyDepot for any United States business. The eCashPad is Internet driven and has superceded the EzyDepot. EConnect may still use the EzyDepot in Latin American walk in retail locations.

          Patent No. 5,809,143 has developed into what the company is calling the eCashPad, and the specific focus is for Internet "Bank Eyes Only" usage. This device connects directly to a personal computer and runs on the Windows operating system.

          The company is projecting a fourth quarter distribution of eCashPads into the market and the initial generation of revenues from both eCashPad sales and the transactions generated from usage of the eCashPad at web merchant sites.

          Patent No. 5,754,655 covers is in the process of development as a hand held wireless voice capable phone and terminal for sale and distribution into the PERFECT industry, with specific focus for "Bank Eyes Only" Internet ATM card with PIN entry transactions. This product is called the ePocketPay and is in the development stage with a potential prototype targeted for the third quarter.

          The "Bank Eyes Only" system once fully implemented will consist of the eCashPad sending Internet originated transactions into the bank system for authorization. At no time is any bankcard data stored with the Internet merchant, and this simple action effects a highly secure consumer Internet transaction. National Data Funding Corporation will be providing the company with operations support for the company's host systems under an agreement with the company in April 2000.

         The eCashPad has been developed by Asia Pacific Micro, Inc, under a manufacturing agreement entered into in January 2000. Over 1,200 eCashPad units have initially been produced.

          The eCashPad simply and easily attaches to the consumer's computer keyboard and enables the consumer to affect Internet "Bank Eyes Only" transactions, from the consumer's home or office. The company will receive a fee from the merchant per transaction. The eCashPad will also be distributed with private labels, through direct sales and promotions.

          Companies participating in the private label eCashPads will enjoy the benefit of receiving a portion of the company's transaction fee for transactions made to them in addition to those made to other merchants. For example, an insurance company using the eCashPad will generate cash payments by ATM card with PIN entry for its premium payments. In addition, it can generate additional revenues from the same eCashPad as it is used to pay a phone bill, to make a charitable donation, to purchase a product, or to pay a tax bill. The company will receive a fee per transaction as paid by the web merchant.

         The company is presently developing a full service host system in the Dominican Republic and is presently completing the certification process with Banco Nacional de Credito, and is planning to follow with additional host centers for eConnect Ireland, eConnect China and eConnect Austrialia. A non-binding letter of intent has recently been signed by Huaxia Bank of Shanghai China to implement the eCashPad solution with specific emphasis on ATM card with PIN on line debit.

          Within the countries of China, Ireland, Australia, and the Dominican Republic, the company recognizes that the eCashPad within those countries will naturally evolve into ATM card with PIN cash games, and the company intends to provide services for such PERFECT games. One projected game will be the "International", which will be the equivalent of a same day instant cash game between the countries of Australia, China, Ireland and the Dominican Republic whereby the eCashPad is used with ATM card and PIN entry and processed by the company's host systems.

          The specific goal of the company is to establish global "Bank Eyes Only" full service Host processing centers which will not only drive the company's hardware but will also certify and drive other types of hardware devices effecting both conventional and PERFECT transactions. The company is currently using eFunds CONNEX software to provide the company Host support system outside of the United States.

          The long term strategic goal of company is to position its global host systems to offer "Bank Eyes Only" processing services for both competitors' terminal solutions and for the company's terminal solutions. This places the company in the position of being a HUB for its own transactions and competitor's transactions. There will also be a particular emphasis on Internet cash payments between countries by the usage of eCashPad or ePocketPay type of devices and ATM card with PIN entry. This enables the company to handle Business to Business transactions and Country to Country transactions.

          Revenue generation from "Bank Eyes Only" transactions is expected to begin in the third quarter as eCashPads are distributed into the marketplace. Within the United States market, the company is closely working with NDFC to secure the go ahead for regional ATM card networks for an eCashPad ATM card with PIN entry "Bank Eyes Only" internet payment. The company is targeting the third and fourth quarters to begin pilots with Regional ATM card networks as regards the ATM card with PIN entry aspect of the eCashPad.

          The company expects the industry of "Bank Eyes Only" Internet transactions to develop substantially by the fourth quarter and anticipates numerous "Bank Eyes Only" product devices to be introduced by various companies. It is the intention of the company to provide support services for such hardware devices and to gain a service fee from the processing of "Bank Eyes Only" transactions. The company encourages the introduction of different types of "Bank Eyes Only" devices. Many different companies and industries Ranging from Insurance to Cable to Mortgage to Gaming to Entertainment to Collections to Charity to Bill Payments, have it to their own self interest to promote and expand the usage of PERFECT hardware to effect cash payments over the Internet by ATM card and smart card. Additionally, banks have it to their own self interest to promote the usage of hardware to generate card swiped credit card payments as these types of transactions will greatly reduce Internet fraud, and they have it to their own self interest to promote the usage of the ATM card and debit card with PIN to make cash payments and to reduce the usage of check handling and processing. Add this all together and we feel that the industry of PERFECT as represented by the eConnect Bank Eyes Only solution will develop substantially.

          The company anticipates a strong effort by competitors to seize the "Bank Eyes Only" space on an Internet merchant site but points out that all competitors will need to co operatively work together as regards web merchant signups. The company anticipates a co-operative competition environment with competitors as regards the establishment of respected PERFECT payment solutions at a merchants web site as no merchant will exclusively offer only one solution.

          In summary, the company intends to build host systems in such countries as the Dominican Republic, China, Australia and Ireland, plus numerous other countries, whereby the company's host system is driving many different types of hardware devices as developed by many companies to meet the demand of the PERFECT industry. The company will generate a fee per transaction from the driving of each hardware device which is sending in PERFECT ATM card and PIN entry, credit card and smart cardpayments.

          The company intends to monitor the performance of the Top Sports walk-in locations in the Dominican Republic in 2001 to determine if revenues do not justify expenditures. The company has removed itself from the Internet casino business other than to provide support transactions services.

          The company has recently signed a letter of intent to divest eConnect Caribbean. S.A. from the company. To date, negotiations are continuing towards the signing of a definitive agreement. The Company has 14 full time employees.

Acquisitions by Company.

(a)       Rogel Technologies.

          According to an agreement dated May 6, 1999, the company acquired all of the assets of Rogel Technologies, a sole proprietorship. These assets consisted of the following:

    .     Proposed secure e-mail service

    .     Perfect Merchant Response Software (MRS)

    . Global Market Place Mall (GMM) (the GMM includes these products: GMM Classified Adds, GMM Web hosting services, eTrusts, eHomebuy, eDine, eTheater, Portable Website Software, PCA Compression Software, and Virtual Card Game Software)

    . The consulting services of Rogel Patawaran for the purpose of creating and writing new software products for the company.

The company agreed to make the following payments under this agreement:

    .     2,750,000 free trading shares

    .     2,500,000 restricted shares of common stock

    .
          Options to purchase 500,000 shares of common stock at an exercise price of $0.50 per share, which options expire on June 30, 2000

    . Options to purchase 500,000 shares of common stock at an exercise price of $1.00, which options expire on June 30, 2001

    . Options to purchase 250,000 shares of common stock at an exercise price $2.00 per share, which options expire on June 30, 2002

    . $200,000 per year management fee payable from the gross revenues of RT

    . 12.5% of the remaining net profits of Rogel Technologies as an administration fee

          A total of 2,500,000 restricted shares of common stock and 2,500,000 free trading shares of common stock have been issued date under this agreement (no options as set forth in the agreement have been issued to date).

          Under an agreement dated October 23, 1999, the company agreed to pay Rogel Technologies an additional $168,000 for services related to MRS software and the SafeTPay system server, and to provide additional consulting services for an hourly fee. Under an agreement dated November 23, 1999, the parties agreed that in consideration of said sum the MRS and SafeTPay software will remain under the ownership and full control of Rogel Technologies; however, the company would have the right to utilize this software and provide instruction in its use.

          Based on the main focus of this agreement being the consulting services of Mr. Patawaran in research and development activities of the company, the shares issued under this agreement are being accounted for as research and development costs in the financial statements of the company. The company has not as yet made any determination regarding further development of the other items set forth in the agreement.

(b)       Isla Escondida, S.A.

          La Empressa Ranco Plasticos Limitada, a Costa Rica corporation ("Holder"), was the owner of record of 58.33% of the issued and outstanding stock of Isla Escondida, S.A., a Costa Rica Corporation ("IE") ("Stock"). Pursuant to an agreement between Holder, Jamie Ligator and Michael Lanes, one-half (1/2) of the Stock was actually being held in the name of Holder for the benefit of Lanes and the other one-half (1/2) of the Stock was actually being held in the name of Holder for the benefit of Ligator. Effective on August 31, 1999, the company purchased the Stock under a Stock Exchange Agreement.

          Under this agreement the company paid the following amounts for the
Stock: 7,000,000 shares of free trading common stock of the company, to be deposited into an escrow account. These share were all released by December 31, 1999 under the provisions of an accompanying escrow agreement. Subsequent to this agreement, the company acquired, for 5,000,000 free trading shares, the remaining 41.67% of the stock of IE directly from the shareholders of that company in a stock swap (an additional 5,200,000 restricted shares of common stock previously issued in connection with this transaction are still in need of cancellation). In addition to the above amounts paid, the company paid an additional 1,510,000 shares of free trading common stock in connection with closing this transaction.

          During 2000, the company cancelled 10,500,000 shares of the company's common stock related to this acquisition in fiscal year 1999. The company renegotiated the terms of this acquisition primarily due to lack of performance of the assets purchased.

         This asset has generated no revenues for the company since its acquisition. Due to various problems with the operation in Costa Rica, the website was closed shortly after the acquisition by the company and no revenues or profits were realized from this operation. As a result, this entire investment was completely written-off as of December 31, 2000.

(c)       TheArtAuction.com

          Effective on September 9, 1999, the company acquired the website known as

"theArtAuction.com" from PowerClick, Inc., a Nevada corporation, through an Agreement and Plan of Acquisition Agreement. Under this agreement, company paid the following: (a) 1,000,000 shares of free trading common stock of the company; and (b) 1,000,000 shares of restricted common stock of the company. In addition, the company paid an additional 165,000 shares of restricted common stock in connection with closing this transaction.

          Although this website did briefly generate revenues in September 1999 totaling approximately $40,000, the website was closed down in November 1999 for reconstruction and has not as yet reopened. The company has been upgrading theArtAuction.com into artaste.com, which began operations in the fourth quarter of 2000. However, the value of this asset has been written-off as of December 31, 2000.

(d)       Top Sports S.A.

          (1)  Initial Purchase Agreements.

          By a Contract of Partnership dated November 20, 1999, the company acquired a 50% interest in Top Sports S.A., a Dominican Republic corporation. The company has also entered into a Business Cooperation Agreement with Top Sports S.A., dated December 9, 1999, to carry forward the terms of the partnership between the two companies under local Dominican Republic law. Top Sports operates various sports book betting establishments in the Dominican Republic, where casino and related types of gaming are legal.

          Under these agreements, the company is to be the beneficiary of 50% of all the assets, benefits and gains, and shall share in 50% of all the liabilities, losses or obligations. The company paid the following:

    .     U.S. $35,000; and

    .     1,000,000 of restricted common stock of the company.

          The company also agreed to issue warrants to purchase 2,000,000 shares of common stock of the company, exercisable during the 12 months following the execution hereof for the fixed price of $0.30 per share (subsequently adjusted to $0.40 per share). These warrants were issued in 1999; Mr. Egan exercised 500,000 of these warrants in 2000 (the remained expired prior to the end of 2000).

          (2) Subsequent Purchase Agreement.

          On January 1, 2000, the company entered into a Shares Sale Contract to acquire the remaining approximately 50% interest of Top Sports from Paul Egan. Under the terms of the agreement, the company is to pay Mr. Egan:

    .     1,000,000 unrestricted free-trading shares of the company;

    .     1,000,000 restricted shares of the company; and

    . 1,000,000 warrants at a fixed price of $1.00 per share. By subsequent oral agreement of the parties, the above agreements were amended as follows:

    . The compensation under the agreements for the purchase of the initial 50% of Top Sports was increased by 1,000,000 free trading shares of the company's common stock;

    . The compensation under the agreement for the purchase of the remaining 99.94% of Top Sports was increased by 1,000,000 restricted shares of the company's common stock; and

    . The 200,000 shares paid under the Funding Agreement, as set forth below, was credited to the 1,000,000 free trading shares now due under the first agreements.

          In addition, during fiscal year 2000 the company cancelled 1,000,000 shares of its common stock related to the fiscal year 1999 acquisition of Top Sports. The cancellation was a result of the renegotiated terms of the acquisition agreement which called for the cancellation of the original shares issued in 1999 and for the issuance of additional shares as discussed above.

          Effective on April 1, 2000; the company acquired 4,994 shares of the remaining 5,000 capital shares outstanding. Of the 10,000 shares outstanding, the company owns 9,994 shares (Dominican Republic Law, where Top Sports, S.A. is incorporated, requires that there be seven stockholders in a company).

          (3)  Consultancy Agreement.

          Under a consultancy agreement, dated January 1, 2000, the company agreed to retain Mr. Egan as a consultant for Top Sports to run the day to day operations of this firm and perform other tasks in connection with the acquisition. Under this agreement, subsequently amended as discussed in Item 4 below, Mr. Egan was to be paid the following (none of which was issued):

    .     1,800,000 free trading S-8 shares of the company;

    .     2,000,000 restricted class 144 shares of the company;

    . A warrant for the purchase of 1,500,000 shares of the company, exercisable at $0.40 per share; and

    . A warrant for the purchase of 1,000,000 shares of the company, exercisable at $1.00 per share.

          (4)  July 20, 2000 Agreement.

          Under an Agreement dated July 20, 2000 (with an effective date of April 1, 2000), the company and Top Sports agreed that all prior compensation paid under the acquisition agreements shall remain with Mr. Egan, but that no further compensation is to be paid under any agreements. Therefore, no compensation was due under the January 1, 2000 Consultancy Agreement or the Funding Agreement.

          The parties also agreed, among other things, to the following:

    . The company is to establish "eConnect Caribbean, S.A." as a Dominican Republic subsidiary.

    . Mr. Egan is to be employed as the President of eConnect Caribbean, S.A. for a term of three years.

    .     Mr. Egan is to receive 25% of the common stock of eConnect
          Caribbean, S.A.

    . Mr. Egan agrees to resign from the Board of Directors, or other similar governing body, of Top Sports.

          In January 2001, the company issued a total of 3,000,000 restricted shares of common stock to satisfy the total obligation of restricted shares under the acquisition agreements. Therefore, as of the present Mr. Egan is owed the following with respect to these agreements: the issuance of a warrant for the purchase of 1,000,000 shares of common stock at $1.00 per share.

          EConnect now has no business connection with Top Sports. The Dominican Republic corporation called eConnect Caribb is presently on hiatus until eConnect has successfully launched the United States Bank Eyes Only service and begun sales of the production model eCashPad USB. The Letter of Intent to divest eConnect Caribb from eConnect no longer applies and is void.

          The only support for gaming services which will be provided by eConnect will happen when the eCashPad USB has begun to be used by United States consumers to effect home originated regulated State Lottery ticket purchases with an eCashPad and an ATM card with PIN swipe. We have no idea as to when this will happen but can certainly state that the first step is to have the United States consumers owning a home terminal such as the eCashPad that will begin to effect ATM card with PIN payments for charity, bills, rent, mortgages and other types of cash initiated purchases.

          When a State Lottery has begun to accept home originated ATM card with PIN or smart card cash purchases, then eConnect will provide the front end processing services of such transactions.

          It is the Company's intention to discontinue the operations of Top Sports. While it was originally the Company's intention to utilize Top Sports to launch its global gaming operation, adverse changes in market conditions required the Company to refocus its resources and energies into the continued development of its core business, which is financial transaction processing.

          (f)  PowerClick, Inc.

          On February 9, 2000, the company acquired 50% of the outstanding capital stock of PowerClick, Inc., a Nevada corporation, in consideration of $1,200,000 cash and 8,000,000 shares of the company's common stock valued at $1,300,000 for an aggregate 50% investment of $2,500,000, which is principally comprised of goodwill. PowerClick, Inc. owns and operates a website that provides a wide range of products and services to the public, and is intended to be used as a vehicle to promote the use of the "Bank Eyes Only" system.

          On October 21, 2000, the company and PowerClick agreed to a settlement of the actions between the parties and a mutual release (which is in the process of being implemented), as follows: The company agreed to purchase an additional 30% of PowerClick (giving a total ownership to the company of 80%) in exchange for:

    . conversion of the 6,000,000 restricted shares of company's common stock currently held by PowerClick into freely trading shares of the company;

    . the issuance to PowerClick of warrants for the purchase of 4,000,000 shares of freely trading common stock of the company (exercisable at $1.00 per share until October 21, 2003;

    .     capping the cash portion of the original acquisition as $750,000;
          and

    .     decreasing the value of the transaction to $2,050,000.

          The company has made the determination not to acquire the additional 30% of PowerClick. Therefore, the company cancelled the warrants for the 4,000,000 shares of common stock; the remaining portions of the settlement have already been completed. The stock of PowerClick evidencing the 50% interest has been issued to the company. Subsequently, in the second quarter of 2001, the Company has written off its entire investment in Powerclick.

          (g) National Data Funding Corporation.

          On May 22, 2000, the company entered into a non-binding letter of intent with National Data Funding Corporation to acquire 100% of this company's common stock and later spin it off in a publicly trading company and retaining a 25% ownership. National Data Funding Corporation is a company that will provide eCashPad distribution, encryption, and maintenance. National Data Funding Corporation will also provide full merchant processing for all credit and debit cards in support of eFunds-United States.

          In connection with the letter of intent, the company has deposited (non-refundable) $250,000. The letter of intent requires the company to pay the stockholders of National Data Funding Corporation $10,000,000 and 10,000,000 restricted shares of the company's common stock in exchange for 100% ownership, and contribute to National Data Funding Corporation $1,000,000 and 1,000,000 shares of the company's common stock for working capital. The Letter of Intent, dated June 2, 2000, originally expired on September 1, 2000 but was extended by oral agreement of the parties to a closing date of October 31, 2000.

          On October 29, 2000, the company entered into an Agreement for Sale and Plan of Reorganization ("NDFC Agreement") requiring the company to pay the stockholders of NDFC $10,000,000 shares of the company's common stock in exchange for 50% ownership, and contribute to NDFC $1,000,000 and 1,000,000 shares of the company's common stock for working capital. Pursuant to the NDFC Agreement, the company is required to make a bona fide and good faith effort to spin off NDFC as a publicly traded company in which the company will retain approximately a 28% ownership. The company was required to complete the terms of the NDFC Agreement on October 31, 2000 ("Closing Date"). The company did not complete the NDFC Agreement on the Closing Date. Certain provisions within the NDFC Agreement provided for an extension through January 2, 2001, however the company did not complete the terms of the NDFC Agreement within the extension date.

Other Material Contracts.

(a)       First Entertainment Holding Corp.

          On April 29, 1999, the company entered into a Joint Venture Agreement with First Entertainment Holding Corp. for the purpose of using the allowing customers to use their ATM cards to make purchases from a number of websites owned by that firm at www.firstentertainment.com. These companies originally intended to move forward with this project once the eCashPad is available for distribution; however, it now appears that this company is no longer in operation.

(b)       International Investor Relations Group.

          The company entered into a Consulting Agreement with International Investor Relations Group, Inc. ("IRG"), dated September 24, 1999. Under the terms of this agreement, this firm provided certain services for the company, as follows: (a) 10 road shows; (b) 1 Media Placement in Stock/Card deck reaching 250,000 + investors; (c) 2 News releases, includes broadcast fax to all interested parties; (d) one research report 6-8 page full color; and (e) a broker card - 2 sided, full color.

          Under this agreement, the company paid the following amounts for the services of IRG:

    .     $85,000.00

    .     167,000 free trading shares based on a .21 cent per share price

    . 300,000 purchase warrants, as follows: 100,000 $0.50 per share, 100,000 at $0.75 per share, and 100,000 at $1.00 per share. These have a 2-year expiration date from the original date of signing the agreement.

(c)       Kanakaris Communications.

          On October 21, 1999, the company entered into an agreement with Kanakaris Communications for the purpose of developing Internet Cash Programming ("ICP"), a service to be offered by Kanakaris and the company which will enable the consumer to purchase internet video streaming programming by Same-as-Cash (ATM card and PIN), or by Enhanced Credit Card (the payment by credit card that is read by the ePIN or like devices). Under this agreement, Kanakaris Communications will provide the delivery to the internet consumer of video streaming programming from either Kanakaris Communications own inventory base or shall act as a distributor of video streaming programming from other entertainment providers.

          Under the terms of this agreement, ICP will be established as a separate Nevada corporation and will authorize 1,000,000 shares of stock; Kanakaris Communications will receive 400,000 shares of stock and eConnect shall receive 400,000 shares of stock, and 200,000 shares of stock shall remain in the ICP treasury. Kanakaris Communications will retain the managing control of ICP and shall appoint officers to manage ICP. All profits of ICP shall be equally split between eConnect and Kanakaris Communications.

          The company will receive exclusive global rights to drive or process all originating ICP transactions whether transacted by an ePIN or by a competitive hardware devices that are effecting either a Same-as-Cash or Enhanced Credit Card programming purchase. In addition, the company will charge ICP a flat fee per ICP processed transaction. Further development of this project is awaiting the delivery of the eCashPad, as previously discussed. The company paid a total of 3,000,000 shares of free trading common stock for the research and development to be done under this agreement. To date, the ICP has not been implemented.

(d)       REAL Solutions.

          The company has entered into a letter of intent with Real Solutions, Ltd. on March 9, 2000 to provide the IBM hardware support in connection with the eFunds agreements. On April 13, 2000, the company entered into a formal Master Services Agreement with Real Solutions in connection with this matter. Under this agreement, the company will pay Real Solutions based on a Statement of Work to be developed between the parties.

(e)       Peters Entertainment.com, Inc.

          On April 14, 2000, the company entered into an agreement with Peters Entertainment.com, Inc., an independent motion picture production affiliate of Time Warner Inc. Under this agreement, there will be a 50/50 revenue-sharing arrangement to develop an on-line media portal that would combine a consumer entertainment environment with e-services designed to meet the needs of production studios. The company will be acting as a consultant to Peters Entertainment under this agreement. To date, there has been no revenue generated under this agreement.

(f)       Broadband Video, Inc.

          On October 4, 2000, the company entered into an agreement with Broadband Video, Inc. for that firm to sell all of its assets to the company. These assets consist of all right, title and interest of Broadband Video in and to Zoom-TV software technology. The consideration for this purchase is 10,000,000 restricted shares of common stock of the company and a warrant to purchase 3,000,000 shares of company common stock for $1.00 per share, from the date of the agreement until 5:00 p.m. December 31, 2001.

          After conducting a due diligence review, the company did not complete, and does not intend to complete, this transaction and has agreed to issue 3,600,000 shares of common stock as a cancellation fee The company has issued such shares related to this fee on May 24, 2001 and has reflected the expense amounting to $361,152 in the consolidated statement of operations for period ending June 30, 2001.

Contracts Made in the Ordinary Course of Business.

(a)       Sunset Marketing Group.

          On November 15, 2000, the company entered into an agreement under which Sunset Marketing Group will market the company's eCashPad to the insurance, mortgage and other financial industries. Sunset has agreed to provide to the company ten "Bank Eyes Only" web merchants each month, following the first three months of the contract. Sunset Mortgage LP, parent company of Sunset Marketing, becomes the company's first mortgage-industry merchant. Sunset Marketing also expects to announce one insurance and one financial-industry "Bank Eyes Only" merchant within the third quarter of 2001.

(b)       SBN.com, Inc.

          On December 7, 2000, the company entered into two agreements with SBN.COM, a market affliate-independent contractor agreement and a charter industry company agreement. SBN's online yellow pages, one of the world's largest, contains 1.5 million pages and more than 50 million business listings worldwide. Within the US, this includes the listings of every phone book in every area code in all 50 states, every business-to-business listing, and the entire database for toll-free numbers, as well as every Yellow Pages protocol worldwide. Published in both English and Spanish, the online yellow pages are accessible from the websites of several hundred internet service providers and other Internet hosts accounting for in excess of 3 million subscribers, and at more than 850 affiliate e-commerce sites.

          These agreement will allow for the marketing of the company's "Bank Eyes Only" as a secure online payment system to existing and future clients. These agreements also call for SBN.COM's online yellow pages to be directly accessible from the company's website, via the Walking Fingers Mouse/TM/ icon. Under the agreements, the company and SBN.COM will share revenues from banner advertising by listees at www.eConnectholdings.com, as well as online yellow pages advertising sold directly by the company. The company will also share revenues resulting from new listees who sign up via the company's website. Online yellow pages listees who wish to accept these "Bank Eyes Only" payments will require proprietary software; once equipped, however, these merchants will still be able to make non-"Bank Eyes Only" transactions with customers who do not yet own an eCashPad.

(c)       TransCast International, Inc.

          On January 8, 2001, the company entered into a definitive agreement for a strategic partnership TransCast International, Inc., a San Jose, California TV-based provider of co-branded portals and Internet access services. TransCast is presently working to integrate its t-commerce portal into analog televisions for a truly interactive television experience, including web surfing, t-commerce, chat, and e-mail. TransCast and the company will work together to integrate the company's eCashPad capabilities with the TransCast TV portal service.

          Under the terms of its strategic partnership with the company, TransCast will (i) display the company payment symbol and offer eCashPad transactions on the first page of the TransCast t-commerce portal at (http://content.transcast.net:8090/XCST/sportal/index.html ); (ii) work with the company to enable the eCashPad to work in conjunction with both TransCast's set-top boxes and inside-TV interactive television configurations, and (iii) introduce the company's eCashPad technology for evaluation as a potential bundled or integrated peripheral with the TransCast service.

(d)       3Pea Technologies, Inc.


          On June 16, 2001, the company entered into a purchase agreement with 3Pea Technologies, Inc. Under this agreement, the company agrees to purchase from 3Pea 60,000 PAYPADs. The PAYPAD, is a USB hybrid card reading pad which will include, after full packaging by 3Pea, the following items: (1) a four-color printed box; (2) a user instruction manual running approximately seven pages; (3) a printed compact disk containing the necessary proprietary software drivers enabling the PAYPAD to communicate with the host computer; and (4) appropriate designations demonstrating classification approval by relevant licensing bodies, including the U.S. Federal Communications Commission and the Underwriters' Laboratory. This Agreement will expire by its own terms six months from its date of execution.

(e)       VeriSign, Inc.

          On July 2, 2001, the company signed an agreement with VeriSign, Inc. to provide gateway services for the company's credit transactions and PIN entered debit transactions. Under the terms of the agreement, Web merchants wishing to be paid through an eCashPad card present credit transaction or PIN entered debit transaction, will first sign on with VeriSign which will then provide payment gateway services for the company's "card present" originated transactions.


The Company shares 25% of the web merchant fee of $849 to sign on for Bank Eyes Only with VeriSign. The acquiror of the web merchant transaction is First Data who receives the transaction from VeriSign who receives the transaction from the Company, who receives the transaction from the ecashPad.


The Company is in the process of forming a long term relationship with VeriSign and First Data. The initial agreement signed with VeriSign began as a standard reseller of the VeriSign Pay FloPro service non credit card present payments but is now expanding into the mutual interest of developing Internet credit card present payments. This is all virgin territory and has never been accomplished before. The Company is now in discussion to formulate the long term agreement with VeriSign and First Data.


VeriSign acts as the Gateway for eCashPad credit card present payments and receives these transactions from eConnect. Behind the Gateway is First Data which then receives and settles the eCashPad credit card payment. Web merchants need the VeriSign service to route or gate their eCashPad payments to First Data. EConnect generates a fee of 50 cents from the merchants for each eCashpad credit card present payment.

                                PLAN OF OPERATION

Twelve Month Plan of Operation.

          The Company has now completed the full end to end Bank Eyes Only System which refers to the deployment of working eCashPads affecting card swiped credit card "present" transactions over the Internet. These transactions are first received by the eConnect Server System and then routed to VeriSign for gating into the credit card network for card authorization. Initially, we licensed software from Connex, but we soon realized that we did not need such an extensive software support system for the Bank Eyes Only system and then began to work on our own in house version which we now call the Merchant Integration Kit. We do not have to use any software from any other suppliers in order to process eCommerce transactions. Our own software has been developed to support the Bank Eyes Only system.

          The Company expects to implement the additional service of ATM card with PIN entry on line debit transactions within the fourth quarter. EConnect has no agreements with ATM card networks to date. The STAR ATM card network sent eConnect a proposal to begin a pilot program but to date we have not yet found a STAR member sponsor bank that can sponsor a web merchant to receive a PIN entered on line Internet transaction. We are diligently working on this and are discussions with various financial institutions. Until we have the STAR member sponsor bank formally sponsoring the web merchants, the proposed pilot will not start. Investors are cautioned against attributing undue certainty to management's assessments. The Company posted a Roll Out Schedule at the company web site http://www.econnectholdings.com. November 1 we will begin to send out the eCashPad USB to recipients on a 14 day tryout period. At the end of the 14 days, the recipients will either pay us with their eCashPad by simply swiping their credit card, which is a Bank Eyes Only payment or they will return the eCashPad in the free envelope provided.

          The Company is presently receiving on going daily orders by deployed eCashPads at the Company eConnect store which is a proof of concept site. The eCashPad is presently being sold for $59.95.

          The company expects to maintain enough cash for its operations and business plan over the next twelve months. Commitments over that period include about $3,200,000. That is the sum of manufacturing of eCashPads ($1,500,000), advertising ($700,000) and about $1,000,000 for operations. The company will from time to time elect to access equity funding from Alpha and also expects to begin generating revenues over the next 12 months from sales and ongoing transaction usage of eCashPads effecting Bank Eyes Only payments to web merchants. We do not anticipate the need to raise any additional funds. The company currently has 12 full time employees. The company anticipates no significant changes in the number of employees at this time. All recent acquisitions have been wound down, and no further expenses are expected to occur in connection with any of these. The company has forgiven loans as mentioned in the section on Related Party transactions. Such forgiveness will not affect eCashPad manufacturing, processing or any other future operations of the company. The company was required to write-off investments in Power Click and Top Sports that totaled $2,500,000. Nothing that results from these transactions is expected to have any adverse effect on the business plan of the company or its core operations.

          "Bank Eyes Only" refers to a direct Internet connection between the consumer's terminal and the company's bank card authorization system by which the consumer will order an item from an Internet merchant, but the credit card data or ATM data will go directly to the company's server and then to the bank, bypassing the merchant. Thus, this service will enable customers to pay for Internet purchases, bill payments and other types of transactions from home by physically swiping either credit cards or ATM cards with PIN entry. These "Bank Eyes Only" transactions can be processed over the Internet without the cardholder account information being stored at the merchant's web site, nor does the merchant have ready access to the consumer's bank card information.

          The company believes that "Bank Eyes Only" transaction processing system will effectively address Internet consumers' concerns regarding personal and financial information security. The company plans to publish the "Bank Eyes Only" web merchant install download documentation during the fourth quarter and is confident that based on present web merchant responses to adding on the alternative payment solution of "Bank Eyes Only", that substantial numbers of web merchants will be accessible to payment by an eCashPad.

          The company plans to distribute a substantial number of promotional eCashPads during the third and fourth quarters. Presently, the eCashPad effects credit card transactions only. There is no current usage other than at the eConnect Store web site which we do not regard as more than demo transactions and not production level eCashPad USB transactions. No other web merchant is active with the eCashPad but we are working hard on activating multiple web merchants to receive eCashPad payments before the release of the 14 day try out campaign.

          Interviews with consumers to whom we sent the demo eCashpad model to gives us reasonable confidence that the eCashPad USB will be used on a frequent basis to effect Bank Eyes Only payments, but until we actually begin multiple transactions with the eCashPad USB, we have no concrete information as to what will actually happen. Investors should be cautioned that managements assessments may prove to be invalid.

          In the fourth quarter, the company is confident that ATM card with PIN regional pilots with the eCashPad will begin which will enable the company to offer instant electronic cash payments by debit POS to web merchants. The company also has reason to believe that a substantial number of additional web merchants will become accessible to the service of ATM card with PIN immediate payments. Industries such as mortgage, insurance, telecommunications, collections, charity, entertainment, finance and others will begin to place upward pressure on their client base to pay by ATM card with PIN entry cash transactions. This will add more "Bank Eyes Only" accessible web merchants and will increase the monthly usage of the eCashPad.

          Registration of "Bank Eyes Only" web merchants will be pursued by a team of specialists to be hired who understand their specific industry such as phone or cable or collections and who will fully develop the pertinent "Bank Eyes Only" applications for that industry and who will develop strategic alliances within their specific industry. In addition, the company has structured a networking approach for mass market consumer participation in finding "Bank Eyes Only" merchants along with sales teams to sign on local web merchants. Using a revenue sharing plan from the flat fee, the company will incentivize private labels of eCashPads with expected advertising and marketing of these private label eCashPads by the vendors to their consumer base. The company is projecting an average transaction revenue of 50 cents per usage which is charged to the web merchant.

          The company is presently selling the eCashPad for $59.95 and expects to substantially lower the price in the fourth quarter. VeriSign, which provides a Gateway service for web merchants who are being paid by standard Internet non credit card present payments, sees it in their own self interest to add on the service of Bank Eyes Only payments for their web merchant clients to offer to their customers. Together, eConnect and VeriSign have been developing the credit card present payment option for web merchants to add to their site, and VeriSign has been working with eConnect in that regard on a daily basis. We do not have any formal agreement with VeriSign to jointly develop the Internet credit card present payment market place.

          The company also plans to activate the EzyShop service in the fourth quarter in which the eCashPad will be placed in public walk-in locations such as national chains of high traffic coffee shops. Working with a strategic partner who will provide the monitor and PC to enable Internet access, the company is confident that consumers will use the eCashPad to shop at "Bank Eyes Only" web merchant sites.

          The company envisions the usage of the eCashPad to affect Internet cash wagers by either ATM card with PIN or by chip card payments. Global Internet Cash Games will be a service of the company which will provide support services for Internet companies offering games of skill and games of chance whereby players are using their eCashPad with ATM card and PIN entry to effect on line cash transactions. One projected gaming service will be the "International", which will be a four country real time "Bank Eyes Only" with ATM card and PIN entry game between the countries of the Dominican Republic, Ireland, Australia, and China, whereby consumers within those countries will be able to use the eCashPad to effect same day gaming with ATM card and PIN entry.

          Artaste.com, a business unit of the company will be able to accept "Bank Eyes Only" transactions in the third quarter. In the Gallery, juried exhibitions of nationally recognized artists who bring their own following will begin. Special exhibits from collectors will also be presented. To this date, artaste.com has served as a vehicle to offer the eCashPad for sale and to generate a growing list of registered members that can be contacted for both eCashPad sales and the install of "Bank Eyes Only" at their web site. It is the plan of the company to use 10% discounts for purchases from artaste.com as an incentive for consumers to buy an eCashPad.

          Top Sports was a business unit of the company, which we closed in the second quarter of 2001. The company will not incur any more expenses as a result of closing down Top Sports.

Forward Looking Statements.

          This prospectus contains "forward looking statements" within the meaning of Rule 175 under the Securities Act of 1933, as amended, and Rule 3b-6 under the Securities Act of 1934, as amended, including statements regarding, among other items, the company's business strategies, continued growth in the company's markets, projections, and anticipated trends in the company's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the company's control. The company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, among others, the following: reduced or lack of increase in demand for the company's products, competitive pricing pressures, changes in the market price of ingredients used in the company's products and the level of expenses incurred in the company's operations. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained herein will in fact transpire or prove to be accurate.
The company disclaims any intent or obligation to update "forward looking statements."

                             DESCRIPTION OF PROPERTY

          The company owns approximately $400,000 of miscellaneous office furniture and equipment, including computers. In San Pedro, the company leases a total of 8,777 square feet of office space, with leases expiring on various dates between September 30, 2001 and April 30, 2003. In the Dominican Republic, the company leases 9,000 square feet of office space on a lease expiring in August 2005. The lease agreements call for an annual base rent of approximately $146,000 with a variable escalation rate. As of December 31, 2000, total rent expense for the leased facility approximated $95,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          During the past two fiscal years, certain transactions which occurred between the company and its officers, directors and five percent or greater shareholders are set forth below. With respect to each such transaction, the company believes that the terms of each transaction were approximately as favorable to the company as could have been obtained from an unrelated third party:

          (a) On February 18, 1997, Leggoons, Inc. entered into an agreement to license assets from Home Point of Sales, Inc. (now known as Electronic Transactions & Technologies). ET&T ("ET&T) is a privately held corporation 70% owned by Mr. Hughes, President of the company, which is focused on the emergence of the personal encrypted remote financial electronic card transactions industry (although this agreement was entered into prior to Mr. Hughes becoming affiliated with the company, it is included here since certain of the conditions under that agreement have not been completely fulfilled, as discussed below). This technology will provide consumers with the option to instantly pay bills or impulse purchase from home with real time cash transactions with the usage of simple equipment such as the eCashPad.

          The assets included under this license agreement are the following:

    .     The name "Betting, Inc.", as trademarked by ET&T

    . The Wagering Gate (receive incoming data transfer commands from the host center and other competitive host centers who have received ATM and SMART card wagering payment from off site home or office locations and then who command the Wagering GATE to alert the recipient gaming companies that they have been paid and to respond back with an acknowledgement of such payment; and, the general promotion and education of home ATM and SMART card wagering over the Internet through the ET&T secure computer keyboard or over the telephone through the ET&T stand alone Infinity unit)

    . The specific application of wagering with an ATM card or SMART card with the secure computer keyboard (any other uses of the Secure Computer Keyboard, such as Bill Pay or Impulse Purchase that are not wagering transactions, are not included)

    . The ET&T developed merchant response software for the specific application only of transacting off site ATM and Smart card wagering through the Wagering Gate

    . ET&T's interest in the use of and revenue from the personal encrypted remote financial electronic card transaction relating to the wagering business.

          Under terms of this license agreement, the company is to issue 2,900,000 shares of restricted common stock to as the total consideration in exchange for licensing home ATM card and SMART card wagering technology developed by ET&T. Of this amount, 2,755,000 shares were placed in escrow subject to cancellation on February 10, 1998, in the event the bid price of the common stock of the company is not at least $3.00 per share for any twenty consecutive day period as reported on the NASD's Electronic Bulletin Board or NASDAQ's Small Cap Market from the date of the agreement through February 10, 1998.

          As of the date of this prospectus, the terms of the license agreement have not been met by the company. However, under an amendment dated September 1, 1999 the cancellation date of the shares, as set forth above, has been extended to September 1, 2001, subject to certain conditions specified in the amendment.

          The license agreement also provides that in the event that the bid price for the common stock of the company is more than $3.00 per share for any twenty consecutive day period, then ET&T shall have the option to purchase up to 13,822,000 additional shares of the company common stock at an exercise price of $.30 per share. To date, the conditions of this provision have not been met.

          Under the terms of this license agreement, it was the intention of the parties hereto that if and when any additional shares of the common stock of Leggoons (now the company) are issued to the public or any employees, ownership interest in the company shall be and remain no less than 60% and that ownership interest of the current shareholders of Leggoons (James Clinton) shall, at that time, be no less than 10%. ET&T has never sought to enforce this provision in
this license agreement.   However, between June 9, 1999 and February 2, 2000,
the company has issued a total of 2,950,000 shares to James Clinton or his nominees based on the stated reason that compliance with said 10% provision in such license agreement was required. Shares issued under said provision of this license agreement were not issued for consideration and therefore may not have been properly issued in compliance with Missouri Revised Statutes 351.160 (which governed the company prior to its redomicile to the State of Nevada on June 1,
1999) and Nevada Revised Statutes 78.211.

          (b) On April 28, 1997, the company entered into a host processing agreement with ET&T for the purpose of having this firm act as the bank host processing for all company transactions that are sent by terminals that read credit cards or ATM cards. ET&T is to charge the company a fee of $0.25 per transaction or 2.5% of the wager being sent by the company to gaming operators. These transactions are to originate from globally placed company equipment and/or company licensed operators.

          (c) On March 27, 1998, the company entered into a license agreement with ET&T for the purpose of licensing additional technology for processing electronic banking transactions. This agreement states that ET&T licenses the following products to the company for the exclusive global usage of wagering by PERFECT originated ATM cards, credit cards, and smart cards:

    . The PayMaster, defined as a stand alone terminal that attaches to phone lines and which calls the ET&T host processing center with bank data.

    . The SLICK, defined as a stand alone keyboard terminal that attaches to phone lines and call the ET&T host processing center with bank data that has bypassed the Internet.

    . The PocketPay, defined as a pocket sized terminal and telephone that sends bank data by wireless transmission to the ET&T host processing center.

    . The TV Pin Pad Remote, defined as a set top box and TV remote that sends bank data by landline dial up transmission to the ET&T host processing center.

          Each ET&T product is exclusively licensed to the company on a global basis for the application of PERFECT wagering at a licensing fee of $2,000,000 each. The duration of the exclusive license is 20 years. The licensing fee is to be paid by the company at the rate of $30,000 per month; however, under the terms of this license agreement, this fee is not due and payable until the technology for a particular product covered by the license has been perfected and is ready for public use. As of the date of this prospectus, only the PayMaster has been perfected. This liability was satisfied in full in June 1999 through the issuance of common stock (as reflected in the Form 10-QSB for the quarter ended June 30, 1999). None of the other products covered by the license agreement had been perfected, and, therefore, no licensing fee is required to be paid at this time (when this does occur, a statement to that effect will be placed in a future report filed by the company).

          (d) The company, ET&T and Mr. Hughes entered into a promissory note, dated December 1, 1999, to reflect the principal sum of $2,836,411 owed by the latter two to the company for various sums paid by the company to ET&T. As of December 31, 2000, this amount had increased to a total of $4,835,718 due to the following:

    .     Interest on the principal amount of $193,886;

    . Additional stock issued to ET&T by the company in the amount of 3,000,000 shares ($843,900); and

    .     A loan in the amount of $961,521 made by the company to ET&T.

The total amount due has been fully reserved as an allowance for doubtful accounts and expensed as bad debt. This amount relates to a combination of approximately 21% cash and 79% common stock issuance to Thomas S. Hughes and ET&T during fiscal year 1999 and 2000.

          (e) On August 22, 2000, the company granted to Richard Epstein in repayment of previous sums loaned to the company in 2000 (totaling $1,336,366), as follows: (1) a warrant covering the purchase of 3,000,000 shares of common stock, exercisable at $0.25 from September 30, 2000 through September 30, 2003;
(2) a warrant covering the purchase of 2,400,000 shares of common stock, exercisable at $0.40 per share from September 30, 2000 through September 30, 2003; and (3) a warrant covering the purchase of 2,000,000 shares of common stock, exercisable at 50% below the closing bid price on the date of exercise from August 22, 2000 through December 31, 2001. All these warrants have been issued, and to date, the warrant to purchase 2,000,000 shares at 50% below the closing bid price has been exercised.

          In payment of the amount of $1,336,366, and a further amount of $316,634 loaned to the company in the first quarter of 2001, the company (in addition to the issuance of the warrants) issued a debenture in the principal amount of $1,653,000 (convertible at any time from issuance until April 5, 2002 into shares of common stock at $0.17 per share). Due to a decline in the market price of the shares of the Company, this agreement has been renegotiated. A total of 20 million shares will be issued to Epstein in full payment of the money owed by the Company pursuant to the debentures.

          (f) In January of 2000, the company entered into a Consulting Services Agreement with Mr. Epstein. Mr. Epstein has agreed to assist the company in developing a market for the usage of the eCash Pad for a period of three years in exchange for 15,000,000 shares of the company's common stock. The amount recorded as consulting expense totaled $983,475 for the year ended December 31, 2000. In January 2001, the company issued Mr. Epstein 15,000,000 shares of common stock in satisfaction of this agreement.

          (g) In February 2000, the company entered into another Consulting Services Agreement with Mr. Epstein. Mr. Epstein agreed to provide consulting services related to future mergers and acquisitions in behalf of the company for a period of 2 years in exchange for 300,000 shares of the company's common stock monthly. The company recorded consulting expenses of $3,996,630 for the year ended December 31, 2000. During fiscal year 2000, the company issued a total of 1,050,000 shares of its common stock in advance of such services having been rendered. Accordingly, the company has recorded a prepaid consulting services of $1,271,655 related to such advance issuances.

          (h) During 1999 and 2000, the company entered into several other consulting agreements with Mr. Epstein or Alliance Equities, Inc., a company controlled by him. Mr. Epstein and Alliance Equities were paid a total of 8,914,000 shares of common stock under these agreements during 2000.

          (i) In September 1999, the company entered into a Regulation D Common Stock Private Equity Line Subscription Agreement ("Subscription Agreement") with Alpha Venture Capital, Inc. ("Alpha"). The Subscription Agreement entitles the company to draw funds up to $5,000,000 from issuance of its common stock for an amount equal to 80% of the market value at the time of each draw request, expiring September 2000, subject to certain terms and conditions. The Subscription Agreement required the company to deliver an aggregate of 1,000,000 five year warrants to purchase its common stock at an exercise price equal to 80% of the closing bid price on the execution of this agreement as a commitment fee. Furthermore, the company is required to deliver to Alpha up to a maximum of 500,000 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request.

          In October 2000, the company was granted a one year extension on its Subscription Agreement with one automatic six month extension and an overall increase in funds it may draw by an additional $5,000,000. Pursuant to the October 2000 extension, the company is required to deliver an aggregate of 2,000,000 five year warrants to purchase its common stock at an exercise price equal to 80% of the closing bid price on the execution of this extension. Furthermore, the company is required to deliver to Alpha up to a maximum of 1,571,428 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. The company is assessed a placement fee, as provided within the Subscription Agreement, for funds drawn, which is equal to 8% of each draw. As of December 31, 2000, the company has drawn $7,773,000 of the available $10,000,000. During fiscal year 2000, Alpha exercised approximately 3,050,000 warrants of the total 5,071,000 granted related to the Subscription Agreement.

          (j) In December 2000, the company entered into an additional Regulation D Common Stock Private Equity Line Subscription Agreement ("Subscription Agreement No. 2") with Alpha. The Subscription Agreement No. 2 entitles the company to draw funds up to $15,000,000 from issuance of its common stock for an amount equal to 82% of the market value for the five business days immediately following the draw request date, expiring December 2001 with one automatic twelve month extension if at least 20% of the subscription amount is drawn during the first six months as of the agreement date, subject to certain terms and conditions. The Subscription Agreement No. 2 requires the company to file a registration statement on Form SB-2 with the Securities and Exchange Commission for the registration of common stock for future issuance related to the Subscription Agreement No. 2. The Subscription Agreement No. 2 also requires the company to deliver an aggregate of 2,000,000 five year warrants to purchase its common stock at an exercise price equal to the lesser of 40% of the closing bid price of the company's common stock at the agreement date or 40% of the average five day closing bid price as of the date of the effectiveness the Registration Statement. Furthermore, the company is required to deliver to Alpha up to a maximum of 1,000,000 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. The company is assessed a placement fee, as provided within the Subscription Agreement, for funds drawn, which is equal to 8% of each draw. As of December 31, 2000, the company has not drawn upon the Subscription Agreement No. 2. Furthermore, no warrants were exercised of the total 3,000,000 warrants granted related to the Subscription Agreement No. 2.

          (k) On March 5, 2001, the company entered into a Line of Credit agreement with Alliance Equities, Inc. Under this agreement, the company may access up to an amount that mutually agreed upon with a maximum of $400,000 per month at the rate of 12% per year APR. The maximum funding to be provided under this agreement is $7,000,000 from the date of signing through December 31,2002. At any time during this period, the company may deliver to Alliance an Advance Notice. Alliance can choose to be repaid either in cash or restricted shares of common stock of the company. As of July 16, 2001, the company has taken draws under this agreement totaling $1,250,000.

          (l) On June 16, 2001, the company entered into a purchase agreement with 3Pea Technologies, Inc., a company controlled by Mark Newcomer, the son-in-law of Thomas Hughes, president of the company. Under this agreement, the company agrees to purchase from 3Pea 60,000 PAYPADs. The PAYPAD is a USB hybrid card reading pad which will include, after full packaging by 3Pea, the following items: (1) a four-color printed box; (2) a user instruction manual running approximately seven pages; (3) a printed compact disk containing the necessary proprietary software drivers enabling the PAYPAD to communicate with the host computer; and (4) appropriate designations demonstrating classification approval by relevant licensing bodies, including the U.S. Federal Communications Commission and the Underwriters' Laboratory. This Agreement will expire by its own terms six months from its date of execution.

          (m) On July 18, 2001, the company entered into a common stock purchase agreement with Alpha Venture Capital, Inc.. Under this agreement, the company is able to draw funds, and the investor in turn purchases shares of common stock from the company. The company may exercise a put by the delivery of a put purchase notice to the investor. The number of shares that the investor will receive under each put will be determined by dividing the amount specified in the put purchase notice by the purchase price determined during the valuation period; provided, however, that the put purchase notice will be cancelled and the put will not be exercised if the market price is below the floor price, which is $0.02 per share. The "purchase price" under this agreement is 85% of the market price on the put date; the "valuation period" is the period of ten trading days commencing on the put date during which the purchase price of the common stock is determined. The amount for each put as designated by the Company in the applicable put purchase notices shall be not more than the maximum put amount, which is the lesser of

    .     $200,000; or

    . 15% of the average daily trading volume (the dollar amount of the average daily trading volume of shares of common stock, calculated based upon the average bid price and average daily trading volume traded over the 10 trading days during the valuation period, not including trading days when the lowest intra-day bid price is lower than the floor price.

or, in combination with all the other puts exercised under the agreement, not more than the commitment amount (which is $20,000,000).

                          MARKET FOR COMMON EQUITY AND
                          RELATED STOCKHOLDER MATTERS.

Market Information.

          The company's common stock is currently traded in the Over-the-Counter Bulletin Board, under the symbol "ECNC". On March 13, 2000, the Securities and Exchange Commission ordered a ten trading day suspension in the trading of the company's common stock on the Over the Counter Bulletin Board. This trading suspension was taken in connection with an investigation of the company by the SEC. The company's common stock resumed trading on March 27, 2000; however, from that date through October 31, 2000, the company's common stock traded on the Pink Sheets LLC (symbol "ECNC") since the company's common stock was delisted on that date from this exchange due to the trading suspension.

          In August, 2000, a market maker, on behalf of the company, filed with the NASD Stock Market, Inc. an application for the company's common stock to be relisted on the Over the Counter Bulletin Board. Together with that application was a packet of information required by Rule 15c2-11 promulgated under the Securities and Exchange Act of 1934. That rule specifies that certain information and documents must be in the records of a broker or dealer before such person may publish any quotation for the company's common stock. The packet sent to the NASD contains all such information and related documents.


          Under NASD Rule 6530, an NASD member (i.e. the market maker) is permitted to quote a domestic equity security that is not listed on NASDAQ or a registered national securities exchange in the United States, by an issuer that is required to file reports (e.g. quarterly and annual reports on Forms 10Q-SB and 10K-SB, and periodic reports on Form 8-K) pursuant to Section 13 or 15(d) of the Act, and if the issuer is current in those reporting obligations (subject to a thirty calendar day grace period). The company met these requirements, and, upon completion of the application with the NASD, the company's common stock was accepted for quotation on the Over the Counter Bulletin Board; it commenced trading on that exchange on November 1, 2000. The company's common stock is classified as a penny stock pursuant to Rule 3a51-1 of the 1934 Act. As such, transactions involving the shares are subject to the Penny Stock rules promulgated under this Act this may result in certain limitations on the ability to trade the shares. Further, the additional restrictions placed on broker - dealers by these rules may inhibit trading activity.

          The range of closing prices shown below is as reported by these markets. The quotations shown reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ending December 31, 2001

                                          High   Low

Quarter Ended June 30, 2001                0.15  0.06
Quarter Ended March 31, 2000               0.40  0.06

Per Share Common Stock Bid Prices by
 Quarter
For the Fiscal Year Ended December 31,
 2000

                                          High   Low
Quarter Ended December 31, 2000            1.35  0.20
Quarter Ended September 30, 2000           0.69  0.30
Quarter Ended June 30, 2000                1.75  0.37
Quarter Ended March 31, 2000 *            16.50  0.49

* The common stock did not trade from March 13, 2000 through March 24, 2000 due to the trading suspension ordered by the Securities and Exchange Commission

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended December 31, 1999

                                           High   Low

Quarter Ended December 31, 1999            0.40  0.06
Quarter Ended September 30, 1999           0.41  0.15
Quarter Ended June 30, 1999                0.83  0.38
Quarter Ended March 31, 1999               0.81  0.37

Holders of Common Equity.

          As of July 1, 2001, the company had approximately 1,000 shareholders of record of its common stock.

Dividend Information.

          The company has not declared or paid a cash dividend to stockholders since it was originally organized. The company paid a 5% stock dividend on September 20, 1999 to shareholders of record as of close of business on September 14, 1999. The Board of Directors presently intends to retain any earnings to finance company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the company's earnings, capital requirements and other factors.

                             EXECUTIVE COMPENSATION

Summary Compensation Table.

---------------------------------------------------------------------------------------------------------
                                        Annual compensation       Long-term compensation
                                     ------------------------ ------------------------------
                                                                    Awards           Payouts
                                                              ---------------------  -------
                                                                         Securities
                                                      Other                 under-
                                                      annual  Restricted    lying              All other
 Name and                                             compen-    stock     options/    LTIP     compen-
 principal                           Salary    Bonus  sation   award(s)      SARs    payouts    sation
 position                     Year    ($)       ($)     ($)      ($)         (#)       ($)       ($)
---------------------------------------------------------------------------------------------------------
Thomas S. Hughes, Chief       2000  255,968      0         0  4,800,000    600,000      0         0
 Executive Off.               1999   79,215      0         0          0          0      0         0
                              1998        0      0         0          0          0      0         0
---------------------------------------------------------------------------------------------------------
Jack M. Hall, Secretary       2000        0      0    57,500     56,000    400,000      0         0
                              1999        0      0    21,000          0          0      0         0
                              1998        0      0         0          0          0      0         0
---------------------------------------------------------------------------------------------------------
Lawrence B. Donoghue,         2000        0      0         0    101,900    400,000      0         0
 Director /(1)/
---------------------------------------------------------------------------------------------------------



(1) Mr. Donoghue became a director of the company on May 23, 2000.

Individual Option/SAR Grants In Fiscal Year Ended December 31, 2000.

---------------------------------------------------------------------------------------------------------
                                              Percent of total
                               Number of        options/SARs
                              securities         granted to
                              underlying        employees in
                             options/SARs       fiscal year      Exercise of base
           Name               granted (#)         /(1)/            price ($/Sh)       Expiration date
---------------------------------------------------------------------------------------------------------


Thomas S. Hughes,              600,000           5.04%           25% of market       December 8, 2010
 Chief Executive Off.                                            price on date of
                                                                 exercise

Jack M. Hall,                  400,000           3.36%           25% of market       December 8, 2010
Secretary                                                        price on date of
                                                                 exercise

Lawrence B. Donoghue,          400,000            3.36%          25% of market       December 8, 2010
 Director                                                        price on date of
                                                                 exercise
---------------------------------------------------------------------------------------------------------

(1) On November 7, 2000, the company's board of directors approved an Amended and Restated Stock Incentive Plan (Amendment No. 3); this will allow for stock options and restricted awards to be made to employees and non-employees of the company. There have been a total of 11,900,000 options granted in December 2000 under this plan, including for the officers and directors (as set forth above).

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
Values.

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Number of securities              Value of
                                                                                 underlying                  unexercised in-
                                                                                 unexercised                    the-money
                                                                              options/SARs at FY-           options/SARs at
                                                                                    end (#)                    FY-end ($)
                               Shares acquired on       Value realized           Exercisable/                 Exercisable/
           Name                   exercise (#)               ($)                 Unexercisable             Unexercisable /(1)/

           (a)                       (b)                     (c)                     (d)                          (e)
-------------------------------------------------------------------------------------------------------------------------------
Thomas S. Hughes,                     -                      -                150,000 Exercisable                  -
 Chief Executive Off.                                                         450,000 Unexercisable

Jack M. Hall,                         -                      -                100,000 Exercisable                  -
 Secretary                                                                    300,000 Unexercisable

Lawrence B. Donoghue,                 -                      -                100,000 Exercisable                  -
 Director                                                                     300,000 Unexercisable
-------------------------------------------------------------------------------------------------------------------------------

(1) As of fiscal year end (December 31, 2000), none of the unexercised options were in-the-money.

Other Compensation.

          There are no annuity, pension or retirement benefits proposed to be paid to directors and officers of the company in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by the company. Other than under the Amended and Restated Stock Incentive Plan (Amendment No. 3) as discussed above, there is no remuneration proposed to be paid in the future directly or indirectly by the company to any officer or director.

                                    eCONNECT
                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)


                                                            September 30, 2001
                                                          ----------------------
                               ASSETS

Current assets
  Accounts receivable                                          $        2,500
                                                               --------------
    Total current assets                                                2,500

Fixed assets, net                                                     241,935

Other assets
  Intangible asset, net                                               217,530
  Purchased software, net                                             972,505
  Deposit                                                             249,819
  Other assets                                                         23,683
                                                               --------------
                                                                    1,463,537
                                                               --------------
Total assets                                                   $    1,707,972
                                                               ==============

              LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                             $    2,092,970
  Accrued liabilities                                               3,344,707
  Due to consultants                                                   24,000
  Due to related parties                                            2,332,400
  Settlement liabilities                                            1,460,000
  Advance on equity funding line                                      437,623
  Notes payable                                                     2,697,247
                                                               --------------
    Total current liabilities                                      12,388,947
                                                               --------------

    Total liabilities                                              12,388,947

Stockholders' deficit
  Common stock; $.001 par value; 500,000,000
     shares authorized, 358,025,108 shares
     issued and outstanding                                           358,025
  Additional paid-in capital                                      151,431,782
  Common stock issued for prepaid consulting
     services                                                      (2,402,732)
  Minority interest in consolidated subsidiary                       (274,785)
  Accumulated deficit                                            (159,793,265)
                                                               --------------
    Total stockholders' deficit                                   (10,680,975)
                                                               --------------
    Total liabilities and stockholders' deficit                $    1,707,972
                                                               ==============

          See Accompanying Notes to Consolidated Financial Statements

                                    eCONNECT
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)



                                                  For the three months ended September 30,   For the nine months ended September 30,
                                                  ----------------------------------------   ---------------------------------------
                                                            2001          2000 (RESTATED)           2001        2000 (RESTATED)
                                                           ------        -----------------         ------      ----------------
Revenue
  E-Commerce sales                                      $        689       $          --      $       2,293     $          --
                                                        ------------       -------------      -------------     -------------
     Gross loss                                                  689                  --              2,293                --

Operating expenses
  Stock based compensation                                 2,004,402          12,614,120          7,355,302        60,181,537
  Bad debt                                                    44,101               5,000             44,101             5,000
  Consulting                                                 368,638                  --            713,082         2,886,875
  Public relations                                            15,201             102,986             98,361           786,119
  Professional fees                                            3,112             405,966            344,769           743,207
  Research and development                                        15             998,745             54,315         1,912,818
  Wages                                                      388,340             358,970          1,387,704         1,236,247
  Amortization and depreciation                              262,784             575,036            934,252         1,360,163
  General and administrative                                 159,528             179,706            636,937         2,298,753
                                                        ------------       -------------      -------------     -------------
     Total operating expenses                              3,246,121          15,240,529         11,568,823        71,410,719
                                                        ------------       -------------      -------------     -------------
Net loss from operations                                  (3,245,432)        (15,240,529)       (11,566,530)      (71,410,719)

Other income (expense)
  Interest income                                                 --                  --             18,659           193,885
  Interest expense                                          (154,070)           (570,835)          (344,993)         (827,947)
  Loss on investments                                             --          (2,196,416)          (233,770)       (2,269,516)
  Settlement expense                                        (145,026)           (255,000)        (1,884,732)         (255,000)
  Cancellation fee                                                --                  --           (526,212)               --
  Loss on equity method investees                                 --                  --                 --          (280,366)
                                                        ------------       -------------      -------------     -------------
     Total other income (expense)                           (299,096)         (3,022,251)        (2,971,048)       (3,438,944)

Net loss before provision for income taxes                (3,544,528)        (18,262,780)       (14,537,578)      (74,849,663)

Provision for income taxes                                        --                  --                 --                --
                                                        ------------       -------------      -------------     -------------
Net loss from continuing operations                       (3,544,528)        (18,262,780)       (14,537,578)      (74,849,663)

Discontinued operations
  Loss from gaming operations (net of income tax
    benefit which is fully allowed for)                           --            (512,002)          (215,086)       (1,072,793)
  Estimated loss on disposal of gaming operations
    including losses during the phase-out period (net
    of income tax benefit which is fully allowed for)             --                  --            (96,661)               --
                                                        ------------       -------------      -------------     -------------
                                                                  --            (512,002)          (311,747)       (1,072,793)

Net loss                                                $ (3,544,528)      $ (18,774,782)     $ (14,849,325)    $ (75,922,456)
                                                        ============       =============      =============     =============
Earning per share
  Loss from continuing operations                       $      (0.01)      $       (0.10)     $       (0.05)    $       (0.48)
  Loss from discontinued operations                     $         --       $          --      $          --     $       (0.01)
  Loss on abandonment of gaming operations              $         --       $          --      $          --     $          --
                                                        ------------       -------------      -------------     -------------
  Net loss                                              $      (0.01)      $       (0.11)     $       (0.05)    $       (0.48)
                                                        ============       =============      =============     =============

  Basic and diluted weighted average
    common shares outstanding                            343,058,541         178,032,457        283,633,356       157,247,680
                                                        ============       =============      =============     =============

          See Accompanying Notes to Consolidated Financial Statements
                                   eCONNECT
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                  (UNAUDITED)




                                              Common shares                          Common shares
                                       -------------------------    Additional    Issued for Prepaid
                                         Number of                   Paid-in          Consulting
                                          Shares         Amount      Capital           Services
                                       -------------------------  --------------- ------------------

Balance, December 31, 2000              214,074,197   $ 214,074   $ 131,758,828    $ (1,271,655)

Common shares issued for
  prepaid consulting services            31,100,000      31,100       5,235,450      (5,266,550)

Amortization of prepaid
  consulting services                            --          --              --       4,135,473

Common shares issued in
  satisfaction of due to
  related parties                         8,000,000       8,000       3,688,243              --

Common shares issued in
  satisfaction of due
  to consultants                          2,400,000       2,400       2,018,047              --

Common shares issued for
  cash related to exercise
  of options and warrants                 1,337,313       1,337          78,764              --

Common shares issued for
  cash, weighted average
  price of $0.109                         8,689,150       8,689         515,311              --

Common shares issued for
  cancellation fee                        3,600,000       3,600         522,612              --

Common shares issued in
  satisfaction of due
  to related party related
  to exercise of warrants
  with a strike price of $0.04            2,000,000       2,000          83,000              --

Common shares issued for services
  related to exercise of warrants
  with a strike price of $0.26               74,113          74          19,102              --

Common shares issued in
  satisfaction of advance
  on equity funding line                 16,719,857      16,720       1,480,757              --

Common shares issued for
  receivable from equity
  funding line                            2,501,538       2,502         241,398              --

Common shares issued for expenses        21,221,806      21,222       1,986,044              --

Common shares issued for interest         2,140,615       2,141         182,623              --

Common stock issued in
  satisfaction of due to
  related party, including
  interest of $681,951                   37,673,186      37,673       2,805,644              --

Warrants granted for interest                    --          --           9,275              --

Warrants granted in satisfaction
  of promissory note payable,
  including interest of $265,447                 --          --         325,447              --

Common shares issued in satisfaction
  of promissory note payable,
  including interest of $51,950           3,333,333       3,333         148,617              --

Common shares issued in satisfaction
  of accrued interest                     1,160,000       1,160          77,548              --

Common shares issued in satisfaction
  of settlement liability                 2,000,000       2,000         255,072              --

Net loss                                         --          --              --              --
                                       ------------   ----------  -------------    ------------

Balance, September 30, 2001             358,025,108   $ 358,025   $ 151,431,782    $ (2,402,732)
                                       ============   =========   =============    ============



                                            Minority
                                           Interest In                           Total
                                           Consolidated    Accumulated        Stockholders'
                                           Subsidiary        Deficit            Deficit
                                          --------------  --------------     ---------------

Balance, December 31, 2000                 $ (92,308)    $ (145,126,417)     $ (14,517,478)

Common shares issued for
  prepaid consulting services                     --                 --                 --

Amortization of prepaid
  consulting services                             --                 --          4,135,473

Common shares issued in
  satisfaction of due to
  related parties                                 --                 --          3,696,243

Common shares issued in
  satisfaction of due
  to consultants                                  --                 --          2,020,447

Common shares issued for
  cash related to exercise
  of options and warrants                         --                 --             80,101

Common shares issued for
  cash, weighted average
  price of $0.109                                 --                 --            524,000

Common shares issued for
  cancellation fee                                --                 --            526,212

Common shares issued in
  satisfaction of due
  to related party related
  to exercise of warrants
  with a strike price of $0.04                    --                 --             85,000

Common shares issued for services
  related to exercise of warrants
  with a strike price of $0.26                    --                 --             19,176

Common shares issued in
  satisfaction of advance
  on equity funding line                          --                 --          1,497,477

Common shares issued for
  receivable from equity
  funding line                                    --                 --            243,900

Common shares issued for expenses                 --                 --          2,007,266

Common shares issued for interest                 --                 --            184,764

Common stock issued in
  satisfaction of due to
  related party, including
  interest of $681,951                            --                 --          2,843,317

Warrants granted for interest                     --                 --              9,275

Warrants granted in satisfaction
  of promissory note payable,
  including interest of $265,447                  --                 --            325,447

Common shares issued in satisfaction
  of promissory note payable,
  including interest of $51,950                   --                 --            151,950

Common shares issued in satisfaction
  of accrued interest                             --                 --             78,708

Common shares issued in satisfaction
  of settlement liability                         --                 --            257,072

Net loss                                $   (182,477)       (14,666,848)       (14,849,325)
                                        ------------     --------------      -------------

Balance, September 30, 2001             $   (274,785)    $ (159,793,265)     $ (10,680,975)
                                        ============     ==============      =============


          See Accompanying Notes to Consolidated Financial Statements
                                    eCONNECT
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (UNAUDITED)


                                                                For the nine months ended September 30,
                                                               -----------------------------------------
                                                                         2001       2000 (RESTATED)
                                                                       -------     ----------------
Cash flows from operating activities:
     Net loss                                                       $(14,849,325)   $(75,922,456)
     Adjustments to reconcile net loss to net
      cash used by operating activities:
         Amortization and depreciation                                   934,252       1,360,163
         Stock based compensation                                      7,355,302      60,181,537
         Cancellation fee                                                526,212              --
         Loss on investments                                             233,770       2,269,516
         Equity losses on investees                                           --         280,366
         Estimated loss on disposal of gaming operations                  96,661              --
     Changes in operating assets and liabilities:
         Change in stock subscription receivable                              --         220,176
         Change in due from related party                                     --        (156,562)
         Change in due from related party -
           secured by Company's common stock                                  --      (1,499,536)
         Change in deposits                                             (210,999)        (24,819)
         Change in receivable from equity funding line                   243,900
         Change in accounts receivable                                    14,258              --
         Change in other assets                                           81,929        (238,192)
         Change in accounts payable                                      533,235       2,304,614
         Change in accrued liabilities                                   599,323       2,684,790
         Change in due to related parties                              1,042,172       2,635,827
         Change in due to consultants                                     24,000              --
         Change in settlement liabilities                              1,640,000              --
                                                                    ------------    ------------
                 Net cash used by operating activities                (1,735,310)     (5,904,576)

Cash flows from investing activities:
     Purchase of fixed assets                                            (41,798)       (720,837)
     Purchase of purchased software                                           --      (2,168,892)
     Cost of investments                                                      --      (1,000,000)
                                                                    ------------    ------------
                 Net cash used by investing activities                   (41,798)     (3,889,729)

Cash flows from financing activities:
     Proceeds from issuance of notes payable                             337,500         999,950
     Principal payments on notes payable                                (906,000)             --
     Proceeds from minority interest in consolidated subsidiary               --          15,625
     Proceeds from equity funding line                                 1,728,500              --
     Proceeds from issuance of common stock                              604,101       8,708,802
                                                                    ------------    ------------
                 Net cash provided by financing activities             1,764,101       9,724,377
                                                                    ------------    ------------
Net decrease in cash                                                     (13,007)        (69,928)

Cash, beginning of period                                                 13,007         126,172
                                                                    ------------    ------------
Cash, end of period                                                 $         --    $     56,244
                                                                    ============    ============
Supplemental disclosure of cash flow:
     Cash paid for interest                                         $    107,000    $         --
                                                                    ============    ============
     Cash paid for taxes                                            $         --    $         --
                                                                    ============    ============
Schedule of non-cash investing and financing activities:
     2,501,538 common shares issued for receivable
         from equity funding line                                   $    243,900    $         --
                                                                    ============    ============

          See Accompanying Notes to Consolidated Financial Statements
                                    eCONNECT
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (UNAUDITED)


                                                                For the nine months ended September 30,
                                                               -----------------------------------------
                                                                         2001       2000 (RESTATED)
                                                                       -------     ----------------
     31,100,000 common shares issued for prepaid
         consulting services                                        $  5,266,550    $         --
                                                                    ============    ============

     8,000,000 common shares issued in satisfaction
         of due to related parties                                  $  3,696,243    $         --
                                                                    ============    ============

     2,400,000 common shares issued in satisfaction
         of due to consultants                                      $  2,020,447    $         --
                                                                    ============    ============

     2,000,000 common shares issued in satisfaction of due
         due to related party related to exercise of warrants
         with a strike price of $0.04                               $     85,000    $         --
                                                                    ============    ============

     16,719,857 common shares issued in satisfaction
         of advance on equity funding line                          $  1,497,477    $         --
                                                                    ============    ============

     37,673,186 common shares issued in satisfaction of
         due to related party, not including interest of $681,951   $  2,161,366    $         --
                                                                    ============    ============

     Warrants granted in satisfaction of promissory
         note payable, not including interest of $265,447           $     60,000    $         --
                                                                    ============    ============

     3,333,333 common shares issued in satisfaction of
         promissory note payable, not including interest
         of $51,950                                                 $    100,000    $         --
                                                                    ============    ============

     1,160,000 common shares issued in satisfaction of
         accrued interest                                           $     78,708    $         --
                                                                    ============    ============

     2,000,000 common shares issued in satisfaction of
         settlement liability                                       $    257,072    $         --
                                                                    ============    ============

     Remaining consideration of the second half acquisition of
         Top Sports, S.A. recorded as Due to related parties        $         --    $  2,785,868
                                                                    ============    ============

     1,000,000 common shares cancelled during renegotiation
         of 99.94% of Top Sports, S.A. recorded as portion of
         due to related parties                                     $         --    $    (73,100)
                                                                    ============    ============

     8,000,000 common shares issued
         related to the acquisition of Powerclick, Inc.             $         --    $  1,300,000
                                                                    ============    ============

     666,667 common shares issued for
         accounts payable                                           $         --    $    550,000
                                                                    ============    ============

     6,000,000 common shares issued for
         officer bonus payable                                      $         --    $  4,800,000
                                                                    ============    ============

     495,000 common shares issued for
         stock subscription payable                                 $         --    $     81,546
                                                                    ============    ============

     200,000 common shares issued
         related to the acquisition of Top Sports, S.A              $         --    $     47,032
                                                                    ============    ============

          See Accompanying Notes to Consolidated Financial Statements
                                    eCONNECT
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)



1.  BASIS OF PRESENTATION

    The accompanying consolidated financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial statements should be read in conjunction with the Form 10-KSB for the year ended December 31, 2000 of eConnect ("the Company").

    The results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the full year. In the opinion of management, the information contained herein reflects all adjustments necessary to make the results of operations for the interim periods a fair statement of such operation. All such adjustments are of a normal recurring nature.

    New accounting pronouncements - On July 20, 2001, the Financial Accounting
    -----------------------------
    Standards Board (FASB) issued Statement of Financial Accounting Standards
    (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. Major provisions of these Statements and their effective dates for the Company are as follows:

    . all business combinations initiated after June 30, 2001 must use the purchase method of accounting. The pooling of interest method of accounting is prohibited except for transactions initiated before July 1, 2001.

    . intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability.

    . goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001, will not be amortized. Effective January 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization.

    . effective January 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.

    . all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting.

    Although it is still reviewing the provisions of these Statements, management's preliminary assessment is that these Statements will not have a material impact on the Company' financial position or results of operations.

2.  DISCONTINUED OPERATIONS

    During June 2001, the Company adopted a formal plan to abandon its gaming operations. As of June 30, 2001, the Company completed the closing of all walk-in sports book located in the Dominican Republic. The assets abandoned consisted primarily of fixed assets with a net book value of approximately $26,000 and other assets of approximately $68,000 which has been recognized as part of the estimated loss on disposal of gaming operations including the losses during the phase-out period (net of income tax benefit which is fully allowed for). The Company has liabilities the gaming operations accrued of approximately $792,000. Operating results of the gaming operations for the three and nine months ended September 30, 2001 and 2000 are shown separately in the accompanying statement of operations.

                                    eCONNECT
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


3.  CANCELLATION FEE

    During October 2000, the Company entered into an agreement to acquire all the assets of Broadband Video, Inc. in exchange for 10,000,000 shares of common stock, 3,000,000 warrants to purchase common stock for $1.00 per share which expire on December 31, 2001. The Company did not complete nor intends to complete this transaction and has agreed to issue 3,600,000 shares of common stock as a cancellation fee. For the six months ended June, 2001, the Company has recorded an expense related to this fee totaling $526,212 which is reflected in the consolidated statements of operations.

4.  PURCHASED SOFTWARE

    During July 2001, the company returned the purchased software acquired during fiscal year 2000, which represents licenses to use the Connex software system used in procession eCommerce transactions. The licenses were recorded at its historical cost of approximately $2,169,000 and accumulated amortization expense of $1,196,519 at September 30, 2001 amortized on a straight line basis over 3 years. The Company is currently negotiating the terms of this transaction with regards to being absolved of liabilities totaling $2,264,865 at September 30, 2001, reflected as Notes payable on the balance sheet, recorded in Fiscal 2000 for the purchase of such software. The Company will continue to reflect this purchased software on its balance sheet since the liability incurred will also be reflected. The Company believes the negotiation regarding the return of this purchased software will substantially release the company from these liabilities. The Company believes the negotiation will be completed during the 4th quarter of fiscal year 2001.

5.  DUE TO RELATED PARTY

    During May and July 2001, the Company issued 9,723,529 and 27,949,657 shares, respectively, of common stock to satisfy balances due Richard Epstein and Alliance Equities (hereafter referred to as "Alliance"), totaling $2,843,317 (including interest of $681,951). As of September 30, 2001, the balance due Alliance totaled $200,000.

6.  STOCK BASED COMPENSATION

    For the three months ended September 30, 2001 and 2000, the Company incurred expenses resulting from stock warrants and common stock issued totaling $2,004,402 and $12,614,120, respectively. For the nine months ended September 30, 2001 and 2000, the Company incurred expenses resulting from stock warrants and common stock issued totaling, $7,355,302 and $60,181,537, respectively. The following table summarizes the Company's stock based compensation activities based on the accounts shown on the consolidated statements of operations:


                                 Three months ended September 30,  Nine months ended September 30,
                                 --------------------------------  -------------------------------
                                         2001             2000            2001             2000
                                      ----------      -----------      ----------      -----------
     Consulting                       $1,564,517      $10,708,417      $6,161,915      $50,955,270
     Public relations                         --               --              --        2,677,381
     Research and development                 --          613,022              --        3,002,701
     Wages                                    --               --              --          210,938
     Interest                            439,885          961,832       1,193,387          961,832
     Financing fees                           --               --              --          716,139
     Professional fees                        --          330,849              --          608,015
     Investor relations                       --               --              --        1,049,261
                                      ----------      -----------      ----------      -----------
       Total stock based
       compensation                   $2,004,402      $12,614,120      $7,355,302      $60,181,537
                                      ==========      ===========      ==========      ===========


                                    eCONNECT
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

7.  GOING CONCERN

    The Company incurred a net loss of approximately $3,545,000 and $14,849,000 for the three and nine months ended September 30, 2001, respectively. The Company's current liabilities exceed its current assets by approximately $12,386,000 as of September 30, 2001. These factors create an uncertainty about the Company's ability to continue as a going concern. The Company's management has developed a plan to complete the development of technology products and create their respective markets to generate future revenues. The Company will also seek additional sources of capital through the issuance of debt and equity financing, but there can be no assurance that the Company will be successful in accomplishing its objectives.

    The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

ITEM 2.  PLAN OF OPERATION

Twelve Month Plan of Operation.

The Company has now completed the full end to end Bank Eyes Only System which refers to the deployment of working eCashPads affecting card swiped credit card "present" transactions over the Internet. These transactions are first received by the eConnect Server System and then routed to VeriSign for gating into the credit card network for card authorization. Initially, we licensed software from Connex, but we soon realized that we did not need such an extensive software support system for the Bank Eyes Only system and then began to work on our own in house version which we now call the Merchant Integration Kit. We do not

                         L.L. Bradford & Company, LLC
                  Certified Public Accountants & Consultants
                       2901 El Camino Avenue, Suite 105
                            Las Vegas, Nevada 89102
                   (702) 735-5030  facsimile (702) 735-4854



              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders eConnect
San Pedro, California

We have audited the accompanying consolidated balance sheet of eConnect as of December 31, 2000, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of Top Sports, S.A. and eConnect Caribbean, S.A. (subsidiaries of eConnect) as of December 31, 2000 and the financial statements of Top Sports, S.A. for the year ended December 31, 2000, and the financial statements of eConnect Caribbean, S.A. for the period from July 1, 2000 (Date of Inception) through December 31, 2000, were audited by other auditors whose reports dated March 16, 2001, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the December 31, 2000 and 1999 consolidated financial statements referred to above present fairly, in all material respects, the financial position of eConnect as of December 31, 2000, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 18 to the consolidated financial statements, the Company has suffered losses from operations, current liabilities exceed current assets and has a net stockholders' deficiency, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 18. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC
Las Vegas, Nevada
March 30, 2001

                               ORTEGA & ASOCIADOS
                             Auditores y Consultores

                          INDEPENDENT AUDITORS' REPORT

To the Board of Administration of
ECONNECT CARIBBEAN, S.A.:

We have audited the accompanying balance sheet of Econnect Caribbean, S.A. a development stage enterprise (a corporation in the Dominican Republic partially owned by Econnect, Inc.) as of December 31, 2000, and the related statements of loss, shareholders' equity, and cash flows for period of six months then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis of our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Econnect Caribbean, S. A. as of December 31, 2000, and the results of its operations, accumulated deficit, shareholders' equity and cash flows for the period of six months ended, in conformity with generally accepted accounting principles in the United States.

The company is member of a Group of related companies that perform significant transactions among them. Due to these relations, it is possible that these transactions were not the same of those that could not result from the transaction performed among independent entities.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 7 and shown in the accompanying financial statements, the company has suffered losses from operations fundamentally originated in connection with its operations development process, also current liabilities exceeds current assets having a negative working capital of US$326,219, and has a net stockholders' deficiency, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in
Note 12. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty.

/s/  Ortega & Asociados
-----------------------
Ortega & Asociados
March 16, 2001
Santo Domingo, Dominican Republic

   Av. Jose Ortega y Gasset #46, Ensanche Naco, Apartado Postal 2289, Santo
                              Domingo, Rep. Dom.

                               ORTEGA & ASOCIADOS
                             Auditores y Consultores

                          INDEPENDENT AUDITORS' REPORT

To the Board of Administration of
TOP SPORTS, S.A.:

We have audited the accompanying balance sheet of Top Sports, S.A. a development stage enterprise (a corporation in the Dominican Republic totally owned by Econnect, Inc.) as of December 31, 2000, and the related statements of loss, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis of our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Top Sports, S. A. as of December 31, 2000, and the results of its operations, accumulated deficit, shareholders' equity and cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States.

The company is member of a Group of related companies that perform significant transactions among them. Due to these relations, it is possible that these transactions were not the same of those that could not result from the transaction performed among independent entities.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 9 and shown in the accompanying financial statements, the company has suffered losses from operations fundamentally originated in connection with its operations development process, also current liabilities exceeds current assets having a negative working capital of US$581,019, and has a net stockholders' deficiency, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in
Note 14. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty.

/s/  Ortega & Asociados
-----------------------
Ortega & Asociados
March 16, 2001
Santo Domingo, Dominican Republic

    Av. Jose Ortega y Gasset #46, Ensanche Naco, Apartado Postal 2289, Santo
                               Domingo, Rep. Dom.

                                   eCONNECT
                          CONSOLIDATED BALANCE SHEET
                               December 31, 2000


                                     ASSETS

Current assets
     Cash                                                         $      13,007
     Accounts receivable                                                 16,758
                                                                  -------------
          Total current assets                                           29,765

Fixed assets, net                                                       443,735

Other assets
     Investment in equity-method investee                                48,040
     Intangible assets, net                                             392,457
     Purchased software, net                                          1,513,101
     Deposit                                                             38,820
     Other assets                                                       105,612
                                                                  -------------
                                                                      2,098,030
                                                                  -------------
Total assets                                                      $  2,571,530
                                                                  =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
     Accounts payable                                             $   2,112,273
     Accrued liabilities                                              3,033,373
     Due to consultants                                               2,020,447
     Due to related parties                                           7,043,409
     Advance on equity funding line                                     206,600
     Notes payable - current portion                                  2,672,906
                                                                  -------------
          Total current liabilities                                  17,089,008

          Total liabilities                                          17,089,008

Commitments and contingencies                                                --
                                    eCONNECT
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2000
                                   (continued)


Stockholders' deficit
 Common stock; $.001 par value; 300,000,000
    shares authorized, 214,074,197 shares
    issued and outstanding                                              214,074
 Additional paid-in capital                                         131,758,828

 Due from related party - secured by
   Company's common stock                                                    --

 Common stock issued for prepaid consulting
    Services                                                         (1,271,655)
 Minority interest in consolidated subsidiaries                         (92,308)
                                                                  -------------
 Accumulated deficit                                               (145,126,417)
                                                                  -------------
  Total stockholders' deficit                                      (14,517,478)
                                                                  -------------
  Total liabilities and stockholders' deficit                     $   2,571,530
                                                                  =============


                 See Accompanying Notes to Financial Statements
                                    eCONNECT
                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                          Year Ended December 31,
                                                             ---------------------------------------------
                                                                  2000                           1999
                                                             --------------                  -------------
Revenue
    Sports books loss                                        $     (655,584)                 $          --
    E-Commerce sales                                                     --                         41,785
                                                             --------------                  -------------
       Gross loss                                                  (655,584)                        41,785
                                                             --------------                  -------------

Operating expenses
    Stock based compensation                                     83,441,832                     10,886,992
    Bad debt                                                      4,952,537                          8,000
    Sports books                                                      5,880                             --
    Consulting                                                    4,033,344                      7,664,088
    Public relations                                              1,198,411                        189,180
    Professional fees                                               743,207                        159,085
    Research and development                                      4,620,491                      3,490,411
    Wages                                                         1,963,574                      5,026,165
    Amortization and depreciation                                 1,967,338                        207,019
    General and administrative                                    4,227,165                      2,324,581
                                                             --------------                  -------------

       Total operating expenses                                 107,153,779                     19,068,529
                                                             --------------                  -------------

Net loss from operations                                       (107,809,363)                   (19,068,529)

Other income (expense)
    Interest income                                                   9,056                        144,471
    Interest expense                                             (1,263,012)                            --
    Loss investments                                             (4,527,546)                    (4,391,120)
    Legal settlement                                             (1,451,959)                            --
    Cancellation of common stock                                    984,375                             --
    Equity losses on investees                                     (603,438)                            --
                                                             --------------                  -------------
       Total other income (expense)                              (7,852,524)                    (4,246,649)

Net loss before provision for income taxes                     (114,661,887)                   (23,315,178)

Provision for income taxes                                               --                             --
                                                             --------------                  -------------

Net loss                                                     $ (114,661,887)                 $ (23,315,178)
                                                             ==============                  =============

Basic and diluted loss per common share                      $        (0.66)                 $       (0.63)
                                                             ==============                  =============

Basic and diluted weighted average
    common shares outstanding                                   174,371,038                     36,868,312
                                                             ==============                  =============



                  See Accompanying Notes to Financial Statement
                                    eCONNECT
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                                        Due From
                                                                                                        Related
                                                           Common Stock                                  Party -
                                                     --------------------------                        Secured By
                                                                                       Additional       Company's
                                                      Number of                         Paid-in          Common
                                                        Shares         Amount           Capital           Stock
                                                     ------------     ---------       ------------     -----------
Balance, December 31, 1998                            14,475,234        14,475        $  5,148,837             --

Stockholder loan                                       9,400,000         9,400           2,827,011     (2,980,882)

Stock subscription payable                                    --            --                  --             --

Common shares issued for services                     40,710,349        40,711          10,846,281             --

Common shares issued for stock subscription
receivable                                               716,966           717             219,459             --

Common shares issued for principal
  payments on long-term debt                           1,589,387         1,589             298,411             --

Common shares issued for cash                         16,428,136        16,428           2,804,209             --

Common shares issued for acquisition
of Isla Escondida, S.A.                               18,710,000        18,710           3,533,091             --

Common shares issued for acquisition
of www.theArtAuction.com                               2,165,000         2,165             961,804             --
   ---------------------

Common shares issued for joint venture                 1,650,000         1,650             323,700             --

Common shares issued to acquire 50%
  ownership in Top Sports, S.A.                        1,000,000         1,000              72,100             --





                                                          Common Stock
                                                   ---------------------------

                                                   Issued for                       Minority
                                                    Prepaid          Stock         Interest In
                                                   Consulting     Subscription    Consolidated    Accumulated    Total Stockholders'
                                                    Services        Payable       Subsidiaries      Deficit           Deficit
                                                   -----------    ------------    ------------    ------------   -------------------
Balance, December 31, 1998                                --               --              --     (6,243,740)        (1,080,428)

Stockholder loan                                          --               --              --             --           (144,471)

Stock subscription payable                                --           81,546              --             --             81,546

Common shares issued for services                         --               --              --             --         10,886,992

Common shares issued for stock subscription
receivable                                                --               --              --             --            220,176

Common shares issued for principal
  payments on long-term debt                              --               --              --             --            300,000

Common shares issued for cash                             --               --              --             --          2,820,637

Common shares issued for acquisition
of Isla Escondida, S.A.                                   --               --              --             --          3,551,801

Common shares issued for acquisition
of www.theArtAuction.com                                  --               --              --             --            963,969
   ---------------------

Common shares issued for joint venture                    --               --              --             --            325,350

Common shares issued to acquire 50%
  ownership in Top Sports, S.A.                           --               --              --             --             73,100

                                    eCONNECT
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                   (continued)



                                                                                                        Due From
                                                                                                        Related
                                                           Common Stock                                  Party -
                                                     ---------------------------                       Secured By
                                                                                       Additional       Company's
                                                      Number of                         Paid-in          Common
                                                        Shares          Amount           Capital          Stock
                                                     -----------     -----------     -------------     -----------
Common shares issued for stock dividend                3,756,101           3,756        1,052,460              --

Net loss                                                      --              --               --              --
                                                     -----------     -----------     ------------      -----------

Balance, December 31, 1999                           110,601,173         110,601       28,087,363      (2,980,882)

Capital contribution from minority interest
 in consolidated subsidiary                                   --              --               --              --

Stockholder loan                                              --              --               --      (1,854,835)

Stock subscription payable                               495,000             495           81,051              --

Common shares issued in satisfaction
of officer bonus payable                               6,000,000           6,000        4,794,000              --

Stockholder loan reserve as allowance
for doubtful accounts                                         --              --               --       4,835,717

Common shares issued for cash, $0.40                   3,335,762           3,336        1,330,969              --

Common shares issued for cash, $0.16                   3,000,000           3,000          497,000              --





                                                        Common Stock
                                                 ---------------------------

                                                 Issued for                       Minority
                                                  Prepaid          Stock         Interest In
                                                 Consulting     Subscription    Consolidated      Accumulated    Total Stockholders'
                                                  Services        Payable       Subsidiaries        Deficit            Deficit
                                                -----------     ------------    ------------      ------------   -------------------
Common shares issued for stock dividend                  --               --              --        (1,056,216)               --

Net loss                                                 --               --              --       (23,273,393)      (23,273,393)
                                                -----------     ------------    ------------      ------------   ----------------

Balance, December 31, 1999                               --           81,546              --       (30,573,349)       (5,274,721)

Capital contribution from minority interest
 in consolidated subsidiary                              --               --          16,511                --            16,511

Stockholder loan                                         --               --              --                --        (1,854,835)

Stock subscription payable                               --          (81,546)             --                --                --

Common shares issued in satisfaction
of officer bonus payable                                 --               --              --                --         4,800,000

Stockholder loan reserve as allowance
for doubtful accounts                                    --               --              --                --         4,835,717

Common shares issued for cash, $0.40                     --               --              --                --         1,334,305

Common shares issued for cash, $0.16                     --               --              --                --           500,000

                                    eCONNECT
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                   (continued)



                                                                                                        Due From
                                                                                                        Related
                                                             Common Stock                                Party -
                                                     ---------------------------                       Secured By
                                                                                       Additional       Company's
                                                      Number of                         Paid-in          Common
                                                        Shares          Amount           Capital          Stock
                                                     -----------     -----------     -------------     -----------


Common shares issued for services                     65,158,348          65,158        40,789,546             --

Common shares issued for employee based
compensation                                             570,000             570         1,046,302             --

Common stock issued to satisfy Company
accounts payable                                         666,667             667           549,333             --

Stock based compensation related to
options and warrants granted                                  --              --        40,366,861             --

Stock based lawsuit settlement related
to warrants                                                   --              --         1,451,959             --

Common shares issued for services related
to exercise of warrants with a strike
price of $0.40                                         2,933,488           2,933         1,170,462             --

Prepaid consulting services paid with
common shares                                          1,050,000           1,050         1,270,605             --

Cancellation of common shares related
to the fiscal year 1999 acquisition
of Isla Escondida, S.A.                              (10,500,000)        (10,500)         (973,875)            --






                                                        Common Stock
                                                 ---------------------------

                                                 Issued for                       Minority
                                                  Prepaid          Stock         Interest In
                                                 Consulting     Subscription    Consolidated      Accumulated    Total Stockholders'
                                                  Services        Payable       Subsidiaries        Deficit            Deficit
                                                -----------     ------------    ------------      ------------   -------------------
Common shares issued for services                        --               --              --                --       40,854,704

Common shares issued for employee based
compensation                                             --               --              --                --        1,046,872

Common stock issued to satisfy Company
accounts payable                                         --               --              --                --          550,000

Stock based compensation related to
options and warrants granted                             --               --              --                --       40,366,861

Stock based lawsuit settlement related
to warrants                                              --               --              --                --        1,451,959

Common shares issued for services related
to exercise of warrants with a strike
price of $0.40                                           --               --              --                --        1,173,395

Prepaid consulting services paid with
common shares                                    (1,271,655)              --              --                --               --

Cancellation of common shares related
to the fiscal year 1999 acquisition
of Isla Escondida, S.A.                                  --               --              --                --         (984,375)


                                   eCONNECT
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                   (continued)



                                                                                                        Due From
                                                                                                        Related
                                                             Common Stock                                Party -
                                                     ---------------------------                       Secured By
                                                                                       Additional       Company's
                                                      Number of                         Paid-in          Common
                                                        Shares          Amount           Capital          Stock
                                                     -----------     -----------     -------------     -----------
Cancellation of common shares related to
the fiscal year 1999 acquisition of
Top Sports, S.A.                                      (1,000,000)         (1,000)          (72,100)            --

Common shares issued for cash related to
Alpha Venture Capital, net of
offering costs of $2,331,486                          13,161,800          13,162         6,486,738             --

Common shares issued for cash related
To Alpha Venture Capital exercise of
warrants, weighted average strike price
of $0.20                                               3,050,000           3,050           610,350             --
Common shares issued for cash related to
exercise of warrants with a strike
price of $0.40                                         7,351,959           7,352         2,933,432             --

Common shares issued for the
acquisition of Powerclick, Inc.                        8,000,000           8,000         1,292,000             --

Common shares issued to acquire additional
50% ownership in Top Sports, S.A.                        200,000             200            46,832             --

Net loss                                                      --              --                --             --
                                                     -----------       ---------     -------------    -----------

Balance, December 31, 2000                           214,074,197       $ 214,074     $ 131,758,828    $        --
                                                     ===========       =========     =============    ===========




                                                        Common Stock
                                                 ---------------------------

                                                 Issued for                       Minority
                                                  Prepaid          Stock         Interest In
                                                 Consulting     Subscription    Consolidated      Accumulated    Total Stockholders'
                                                  Services        Payable       Subsidiaries        Deficit            Deficit
                                                -----------     ------------    ------------      ------------   -------------------
Cancellation of common shares related to
the fiscal year 1999 acquisition of
Top Sports, S.A.                                         --               --             --                --          (73,100)

Common shares issued for cash related to
Alpha Venture Capital, net of
offering costs of $2,331,486                             --               --             --                --        6,499,900

Common shares issued for cash related
To Alpha Venture Capital exercise of
warrants, weighted average strike price
of $0.20                                                 --               --             --                --          613,400
Common shares issued for cash related to
exercise of warrants with a strike
price of $0.40                                           --               --             --                --        2,940,784

Common shares issued for the
acquisition of Powerclick, Inc.                          --               --             --                --        1,300,000

Common shares issued to acquire additional
50% ownership in Top Sports, S.A.                        --               --             --                --           47,032

Net loss                                                 --               --       (108,819)     (114,553,068)    (114,661,887)
                                               ------------      -----------    -----------     -------------    --------------

Balance, December 31, 2000                     $ (1,271,655)     $        --    $   (92,308)    $ 145,126,417)   $ (14,517,478)
                                               ============      ===========    ===========     =============    ==============



                 See Accompanying Notes to Financial Statements
                                    eCONNECT
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                      Year Ended December 31,
                                                                          --------------------------------------------
                                                                               2000                          1999
                                                                          --------------                 -------------
Cash flows from operating activities:
    Net loss                                                              $ (114,661,887)                $ (23,273,393)
    Adjustments to reconcile net loss to net
     cash used by operating activities:
        Amortization and depreciation                                          1,967,338                       207,019
        Stock based compensation                                              83,441,832                    10,886,992
        Loss on investments                                                    4,527,546                     4,391,120
        Bad debt                                                               4,952,537                            --
        Loan fee                                                                 253,501                            --
        Cancellation of common stock                                            (984,375)                           --
        Legal settlement                                                       1,451,959                            --
    Changes in operating assets and liabilities:
        Change in due from related party                                         133,180                      (250,000)
        Change in accounts receivable                                            (16,758)                           --
        Change in stock subscription payable                                     220,176                            --
        Change in deposits                                                       (38,820)                           --
        Change in other assets                                                  (105,612)                           --
        Change in due from related party -
          secured by Company's common stock                                   (1,854,835)                     (757,481)
        Change in officer bonus payable                                               --                     4,800,000
        Change in accounts payable                                             1,740,453                       (62,251)
        Change in accrued liabilities                                          2,942,694                        45,111
        Change in due to consultants                                           2,020,447                            --
        Change in due to related parties                                       3,106,403                       613,010
        Change in stockholder loan payable                                            --                       350,000
                                                                          --------------                 -------------
                Net cash used by operating activities                        (10,904,221)                   (3,049,873)

Cash flows from investing activities:
    Purchase of fixed assets                                                    (497,857)                           --
    Purchase of purchased software                                            (2,168,892)                           --
    Cost of investments                                                       (1,000,000)                      (35,000)
                                                                          --------------                 -------------
                Net cash used by investing activities                         (3,666,749)                      (35,000)

Cash flows from financing activities:
    Proceeds from issuance of notes payable                                    2,606,305                       500,000
    Proceeds from advance on equity funding line                                 206,600                            --
    Principal payments on notes payable                                         (260,000)                     (200,000)
    Proceeds from issuance of common stock                                    11,888,389                     2,820,637
    Proceeds from minority interest in consolidated subsidiary                    16,511                            --
    Proceeds from issuance of stock subscription payable                              --                        81,546
                                                                          --------------                 -------------
                Net cash provided by financing activities                     14,457,805                     3,202,183
                                                                          --------------                 -------------

                                    eCONNECT
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (continued)


                                                                                     Year Ended December 31,
                                                                          --------------------------------------------
                                                                               2000                          1999
                                                                          --------------                 -------------
Net increase (decrease) in cash                                                 (113,165)                      117,310

Cash, beginning of period                                                        126,172                         8,862
                                                                          --------------                 -------------

Cash, end of period                                                       $       13,007                      126,172
                                                                          ==============                 =============

Supplemental disclosure of cash flow:
   Cash paid for interest                                                 $      121,493                 $          --
                                                                          ==============                 =============

   Cash paid for taxes                                                    $           --                 $          --
                                                                          ==============                 =============
Schedule of non-cash investing and financing activities:
   1,050,000 common shares issued for prepaid
     consulting services                                                  $    1,271,655                 $          --
                                                                          ==============                 =============

   1,000,000 common shares cancelled during renegotiation
     of 99.94% of Top Sports, S.A. recorded as portion of
     due to related parties                                               $      (73,100)                $          --
                                                                          ==============                 =============

   Remaining consideration for 99.94% acquisition of
     Top Sports, S.A. recorded as portion of due
     to related parties                                                   $    2,973,996                 $          --
                                                                          ==============                 =============

   6,000,000 common shares issued for
     officer bonus payable                                                $    4,800,000                 $          --
                                                                          ==============                 =============

   8,000,000 common shares issued related
     to acquisition of Powerclick, Inc.                                   $    1,300,000                 $          --
                                                                          ==============                 =============

   666,667 common shares issued for accounts payable                      $      550,000                 $          --
                                                                          ==============                 =============

   203,865 common shares issued for
     stock subscription payable                                           $       81,546                 $          --
                                                                          ==============                 =============

    18,710,000 common shares issued for the acquisition
     of Isla Escondida, S.A.                                              $           --                 $   3,551,801
                                                                          ==============                 =============

                                    eCONNECT
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (continued)



                                                                                     Year Ended December 31,
                                                                          --------------------------------------------
                                                                               2000                          1999
                                                                          --------------                 -------------
   2,165,000 common shares issued for the acquisition
   of www.theArtAuction.com                                               $           --                 $     963,969
      ---------------------                                               ==============                 =============

   1,650,000 common shares issued for joint venture                       $           --                       325,350
                                                                          ==============                 =============

   1,000,000 common shares issued for the acquisition
     of a 50% interest in Top Sports, S.A.                                $           --                        73,100
                                                                          ==============                 =============

   9,400,000 common shares issued in exchange for
     due from related party-secured by Company's
     common stock                                                         $           --                 $   2,836,411
                                                                          ==============                 =============

   716,966 common shares issued in exchange for
     stock subscription receivable                                        $           --                 $     220,176
                                                                          ==============                 =============

   3,756,101 common shares issed for a 5% stock dividend                  $           --                 $   1,056,216
                                                                          ==============                 =============

   1,589,397 common shares issued for principal
     payments on long-term debt                                           $           --                 $     300,000
                                                                          ==============                 =============

   Acquisition of investment in exchange for
     due from related party - secured by Company's
     common stock                                                         $           --                 $     706,810
                                                                          ==============                 =============

                                   eCONNECT
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES
    --------------------------------------------------------------------

    Description of business - eConnect (the "Company") currently has two
    -----------------------
    divisions. The first division is focused on the development of the Personal Encrypted Remote Financial Electronic Card Transactions ("PERFECT") industry, which consists of the fully operational terminal, the eCash Pad, affecting Internet ATM card with PIN, credit card, smart card transactions, and generating a fee per transaction for the Company. The second division is the development of PERFECT gaming services for online gaming companies by the usage of either same as cash ATM card with PIN entry or smart card payments using the Internet as the medium. The Company's present gaming operations consists of walk in sports book locations in the Dominican Republic.

    History - eConnect (formerly Betting, Inc.) was originally incorporated in
    -------
    the State of Missouri on September 1, 1981 under the name of Handy-Top, Inc. The Company underwent several name changes until May 1993, when it changed its name to Leggoons, Inc. and continued as a shell corporation with no business operations.

    In February 1997, the Company entered into an agreement to license assets from Electronic Transaction Technology ("ET&T"), formerly known as Home Point of Sales, Inc., for the purpose of licensing certain technology for the development of PERFECT. ET&T is a privately held corporation with a majority interest owned by Thomas S. Hughes, President of the Company. This technology developed by ET&T would provide consumers with the option to instantly pay bills or make purchases from home with real-time cash transactions. In March 1997, Thomas S. Hughes, Chairman of ET&T, was elected the Chairman and President of the Company and concurrently changed the Company's name to Betting, Inc.

    In May 1999, an Agreement and Plan of Merger was consummated between the Company and Betting, Inc., a non-operating privately held Nevada corporation ("Betting-Nevada") to effectuate re-domicile of the Company to the State of Nevada, whereby no shares were issued between companies. Under generally accepted accounting principles, the merger with Betting-Nevada is considered to be a reorganization in substance, rather than a business combination since Betting-Nevada had no assets, liabilities or operations, and the Company has since re-domiciled in the State of Nevada through Betting-Nevada. Accordingly, the accounting for the merger has been recorded at historical cost in a manner similar to a pooling of interests ("as-if pooling of interest accounting"), and no goodwill was recorded.

    In June 1999, a Certificate of Amendment to the Articles of Incorporation changed the name of the Company to eConnect. In November 2000, a Certificate of Amendment to the Articles of Incorporation was filed with the Nevada Secretary of State further increasing the number of authorized common stocks to 300,000,000.

    Business combinations and investments - The business combinations have been
    -------------------------------------
    accounted for under the purchase method of accounting, therefore the Company includes the results of operations of the acquired business from the date of acquisition. Net assets of the company acquired are recorded at fair value as of the date of acquisition. The excess of the acquired business' purchase price over the fair value of its tangible and identifiable intangible assets is then included in goodwill in the accompanying consolidated balance sheet.

  Investments in affiliated entities in which the Company has the ability to exercise significant influence, but not control, and generally is an ownership interest of the investee's voting stock between 20% and 50%, are accounted for under the equity method of accounting. Accordingly, under the equity method of accounting, the Company's share of the investee's earnings or losses are included in the consolidated statements of operations. The Company records its investments accounted for under the equity-method as "Investment in equity-method investee" on the consolidated balance sheet and its share of the investee's earnings or losses in "Earnings or loss on equity-method investees" on the consolidated statement of operations. The portion of the Company's investment in an investee that exceeds its claim of the net assets of the investee, if any, is treated as goodwill and amortized over a period of three years.

     -----------------------------------------------------------

     Principles of consolidation - The consolidated financial statements include
     ---------------------------
     the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

     Definition of fiscal year - The Company's fiscal year end is December 31.
     -------------------------

     Reclassification - Certain prior year balances have been reclassified to
     ----------------
     conform to the current year presentation.

     Use of estimates - The preparation of consolidated financial statements in
     ----------------
     conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Fixed assets - Fixed assets are stated at cost less accumulated
     ------------
     depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 5 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

     The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

     Goodwill and intangible assets - Goodwill represents the excess of an
     ------------------------------
     acquired business' purchase price over the fair value of its assets, resulting from business acquisitions accounted for under the purchase method. Intangible assets consist of purchased technology. Goodwill and intangible assets are presented net of related accumulated amortization and are being amortized on a straight-line basis over the estimated useful life of three years.

     We record impairment losses or write-downs on goodwill and intangible assets when events and circumstances indicate that an impairment assessment should be performed and that assessment indicates that there is an impairment. Events and circumstances that would trigger an impairment assessment include a significant decrease in the market value of an asset, a significant change in the manner or extent that an asset is used including a decision to abandon acquired products, services or technologies, a significant adverse change in operations or business climate affecting the asset, and historical operating or cash flow losses expected to continue for the foreseeable future associated with the asset. An asset is considered impaired when the undiscounted cash flows projected to be generated from the asset over its remaining useful life is less than the recorded amount of that asset. Impairment losses are measured based on the difference between the asset's fair value and carrying amount and are recorded as impairment write-downs in the consolidated statements of operations in the period that an indicator of impairment arises. Measurement of fair value is based on estimated expected future cash flows, including terminal value cash flows expected to result from the disposition of the asset at the end of its useful life, discounted at our weighted average cost of capital. Weighted average cost of capital is based on historical risk premiums required by investors for companies of our size, industry and capital structure and includes risk factors specific to us. In some instances, the measurement of fair value includes a factor, if appropriate, for market comparables, representing our estimate of the value that a buyer is willing to pay for similar assets in terms of products and services, customer base, risks and earnings capabilities.

     Fair value of financial instruments - The carrying amounts for the
     -----------------------------------
     Company's cash, accounts receivable, due to/from related party, accounts payable, accrued interest, accrued liabilities, due to consultants, advance on equity funding line and notes payable approximate fair value due to the short-term maturity of these instruments.

1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)
     -----------------------------------------------------------

     Earnings (loss) per share - Basic earnings (loss) per share excludes any
     -------------------------
     dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

     Revenue recognition - Revenues from its PERFECT division will consist of
     -------------------
     (i) the sale of eCash Pads and (ii) transaction fees charged to merchants for electronic cash payments using the eCash Pads. Revenues from the sale of eCash Pads are recognized upon the shipment of the product to the customer since no specific performance obligations are required. Revenues from transaction fees charged to merchants for electronic cash payments using the eCash Pads are recognized upon the completion of each electronic cash payment transaction, at which time a transaction fee is assessed to the merchant.

     Revenues from its sports books division consist of the net win (loss) from gaming activities, which is the difference between gaming wins and losses.

     Income taxes - The Company accounts for its income taxes in accordance with
     ------------
     Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     As of December 31, 2000, the Company has available net operating loss carryovers of approximately $34 million that will expire in various periods through 2020. Such losses may not be fully deductible due to the significant amounts of non-cash service costs and the change in ownership rules under Section 382 of the Internal Revenue

     Code. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

     Comprehensive income (loss) - The Company has no components of other
     ---------------------------
     comprehensive income. Accordingly, net loss equals comprehensive loss for all periods.

     Segment information - The Company discloses segment information in
     -------------------
     accordance with Statements of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information," which uses the Management approach to determine reportable segments.

     Advertising costs - The Company recognizes advertising expenses in
     -----------------
     accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. Internet advertising expenses are recognized based on the terms of the individual agreements, generally over the greater of the number of impressions delivered over the total number of contracted impressions, or a straight-line basis over the term of the contract. Advertising costs of approximately $50,000 and $226,000 were incurred for the years ended December 31, 1999 and 2000, respectively.

     Stock-based compensation - The Company accounts for stock-based employee
     ------------------------
     compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force ("EITF") Issue No. 96-18.

     -----------------------------------------------------------

     Research and development costs - Research and development costs are charged
     ------------------------------
     to expense when incurred. Costs of software developed internally by us for use in our operations are accounted for under the American Institute of Certified Public Accountants' Statement of Position (SOP) No. 98-1, "Internal Use Software." In May 2000, the Emerging Issues Task Force (EITF) reached a consensus on Issue 00-2, "Accounting for Web Site Development Costs" and we adopted this consensus on July 1, 2000. This consensus requires that entities treat most web site development as internal use software under SOP No. 98-1. Under these accounting pronouncements, we expense costs of research, including pre-development efforts related to determining technological or product alternatives, and costs incurred for training and maintenance. Software and web site development costs, which include direct costs such as labor and contractors, are capitalized when it is probable that the project will be completed and the software or web sites will be used as intended. Costs incurred for upgrades and enhancements to our software or web sites are capitalized when we believe such efforts result in additional functionality. Capitalized software and web site costs are amortized to expense over the estimated useful life of the software or web sites, which range from one to three years. As of December 31, 2000, there are no costs capitalized under SOP No. 98-1.

     Expenses of offering - The Company accounts for specific incremental costs
     --------------------
     directly to a proposed or actual offering of securities as a direct charge against the gross proceeds of the offering.

     New accounting pronouncements - In June 1998, the Financial Accounting
     -----------------------------
     Standards Board issued SFAS No.133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133, as amended by SFAS No. 137, is effective for all quarters of fiscal years beginning after June 15, 2000.

     SFAS 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets, will be effective to all business combinations completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. Major provisions of these Statements and their effective dates for the Company are as follows:

     . all business combinations initiated after June 30, 2001 must us the purchase method of accounting. The pooling of interest method of accounting is prohibited except for transactions initiated before July 1, 2001.
     . intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability.

     . goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001, will not be amortized. Effective January 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization.

     . effective January 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.
     . all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting.

     Although it is still reviewing the provisions of these Statements, management's preliminary assessment is that these Statements will not have a material impact on the Company' financial position or results of operations.

2.   FIXED ASSETS
     ------------

     Fixed assets consist of the following as of December 31, 2000:

        Furniture and fixtures               $207,790
        Computers, equipment and software     203,088
        Leasehold equipment                    86,979
                                             --------
                                              497,857
        Less: accumulated depreciation         54,122
                                             --------

        Fixed assets, net                    $443,735
                                             ========

3.   INVESTMENTS
     -----------

     Isla Escondida, S.A. - The Company initiated an acquisition of Isla
     --------------------
     Escondida, S.A. during 1999. This acquisition was recorded using the purchase method of accounting under APB No. 16. The results of operations for the acquired company have been included in the financial results of the Company from the date of such transaction forward.

     In accordance with APB No. 16, all identifiable assets were assigned a portion of the cost of the acquired company (purchase price) on the basis of their respective fair values. Intangible assets were identified and valued by considering the Company's intended use of the acquired assets and analysis of data concerning products, technologies, markets, historical performance, and underlying assumptions of future performance. The economic environment in which the Company and the acquired company operate were also considered in the valuation analysis.

     In August 1999, the Company completed its acquisition of Isla Escondida, S.A. (hereafter "777WINS"), a Costa Rica Corporation with the ability to provide on-line gaming through its website portal www.777WINS.com. In connection with the acquisition, the Company issued 18,710,000 shares of the Company's common stock. Substantially the entire purchase price, approximately $3,552,000, was allocated to goodwill, which was being amortized on a straight-line basis over the estimated useful life of three years.

     As of December 31, 1999, the Company evaluated the balance and useful life of goodwill related to 777WINS and determined that approximately $3,302,000 had no future benefit and, accordingly, recorded a loss on investment for the same amount. As of December 31, 2000, the Company reevaluated the balance and useful life of the remaining goodwill related to 777WINS and determined an impairment on such goodwill since the operations have not commenced nor does the Company anticipate it will ever commence. Accordingly, the Company recorded a loss for the remaining unamortized goodwill balance related to 777WINS approximating $139,000 since there is no future benefit.

     During 2000, the Company cancelled 10,500,000 shares of the Company's common stock related to the fiscal year 1999 acquisition of 777WINS. The Company renegotiated the terms of the acquisition of 777WINS primarily due to lack of performance of 777WINS. The cancellation of common stock has been reflected as other income of $984,375, see Note 13 for additional discussion.

     -----------

     Top Sports, S.A. - In December 1999, the Company acquired 50% of the
     ----------------
     outstanding capital stock of Top Sports, S.A. ("Top Sports") in consideration of $35,000, 1,000,000 shares of the Company's common stock and 2,000,000 warrants to purchase common stock for $0.40 per share for a total value of $108,100, of which $85,319 was comprised of goodwill. During 2000, the Company renegotiated the terms of the acquisition agreement, whereby the Company agreed to issue an additional 1,000,000 shares valued at $235,160. As of December 31, 2000 200,000 of these additional shares have been issued. In April 2000, the Company acquired an additional 49.94% of Top Sports in consideration of 3,000,000 shares of the Company's common stock and 1,000,000 warrants to purchase common stock for $1.00 per share for a total value of $2,785,867, see Note 14. This acquisition was recorded using the purchase method of accounting under APB No. 16. The Company's equity interest in Top Sports' loss for the period from January 1, 2000 through March 31, 2000 has been recorded as a loss on equity-method investees totaling $200,668. The results of operations from April 1, 2000 through December 31, 2000 for the acquired company has been included in the financial results of the Company.

     During fiscal year 2000, the Company cancelled 1,000,000 shares of its common stock related to the fiscal year 1999 acquisition of Top Sports. The cancellation was a result of the renegotiated terms of the acquisition agreement which called for the cancellation of the original shares issued in 1999 and for the issuance of new shares as discussed above.

     In accordance with APB No. 16, all identifiable assets were assigned a portion of the cost of the acquired company (purchase price) on the basis of their respective fair values. Intangible assets were identified and valued by considering the Company's intended use of the acquired assets and analysis of data concerning products, technologies, markets, historical performance, and underlying assumptions of future performance. The economic environments in which the Company and the acquired company operate were also considered in the valuation analysis. As of December 31, 2000, the Company evaluated the unamortized balance and useful life of goodwill related to Top Sports and determined the balance had no future benefit and, accordingly, recorded a loss on investment for approximately $2,788,000.

     Powerclick, Inc. - In February 2000, the Company acquired 50% of the
     ----------------
     outstanding capital stock of Powerclick, Inc. ("Powerclick") in consideration of $750,000 and 8,000,000 shares of the Company's common stock valued at $1,300,000 for an aggregate investment of $2,050,000 which is principally comprised of goodwill. The Company's equity interest in Powerclick's loss has been recorded as a loss on equity-method investees totaling $402,770 as of December 31, 2000.

     As of December 31, 2000, the Company evaluated the unamortized balance and useful life of goodwill related to Powerclick and determined the balance had no future benefit and, accordingly, recorded a loss on investment for approximately $1,235,000.

   During June 2000, 200,000 shares of common stock valued at $1,950,000 were issued to Powerclick, Inc. stockholders for consulting services and expensed as of December 31, 2000.

   www.theArtAuction.com - In September 1999, the Company acquired
   ---------------------
   www.theArtAuction.com ("ArtAuction") from Powerclick, Inc., a domain name and website portal, to provide on-line art auctions. In connection with the acquisition, the Company issued 2,165,000 shares of the Company's common stock to Powerclick, Inc. Substantially the entire purchase price, approximately $964,000, was allocated to other intangibles.

   As of December 31, 1999, the Company's management has evaluated and determined that approximately $764,000 of this investment has no future benefit, accordingly, the Company recorded a loss on investment for the same amount. As of December 31, 2000, the Company reevaluated the balance and useful life of remaining goodwill related to ArtAuction and determined the entire balance had no future benefit and, accordingly, recorded a loss on investment for approximately $116,000.

3. INVESTMENTS (continued)
   -----------

   eConnect Caribbean, S.A. - eConnect Caribbean, S.A. ("eConnect Caribbean")
   ------------------------
   was organized under the laws of the Dominican Republic and serves as the Company's Latin American headquarters for all e-commerce transactions. The Company owns 75% of the outstanding capital shares with the remaining 25% owned by eConnect Caribbean's company's managing director. eConnect Caribbean is in the start-up phase, therefore no revenue has been recorded and start-up costs of $253,213 have been expensed. The formation of this subsidiary was recorded using the full consolidation method. The consolidated financial statements include 100% of the assets and liabilities of the subsidiary and the ownership interest of the minority participant, recorded as "Minority interest in consolidated subsidiary."

   Intangible asset, net - In February 1997, the Company entered into an
   ---------------------
   agreement for the exclusive 20-year license of certain assets of ET&T. In satisfaction of the agreement terms, the Company reduced the balance due from related party - secured by the Company's common stock by approximately $707,000 based upon the historical value of this license based upon the amount of research and development costs incurred by ET&T. This other intangible is being amortized on a straight-line basis over three years based upon management's estimated useful life of such asset. Amortization expense for the years ended December 31, 2000 and 1999 approximated $235,600 and $78,700, respectively.

   National Data Funding Corporation - In connection with a "Letter of Intent",
   ---------------------------------
   a non-binding agreement with National Data Funding Corporation (NDFC), the Company deposited (non-refundable) $250,000. The Letter of Intent requires the Company to pay the stockholders of NDFC $10,000,000, 10,000,000 shares of the Company's common stock in exchange for 100% ownership, and contribute to NDFC $1,000,000 and 1,000,000 shares of the Company's common stock for working capital. Pursuant to the "Letter of Intent", the Company is required to "spin off" NDFC as a publicly traded company in which the Company will retain a 25% ownership. The Letter of Intent expired on September 1, 2000. During September 2000, the Company evaluated and determined the deposit of $250,000 of this investment has no future benefit, accordingly, the Company recorded a loss on investment for the same amount.

   In October 2000, the Company entered into an Agreement for Sale and Plan of Reorganization ("NDFC Agreement") requiring the Company to pay the stockholders of NDFC $10,000,000, 10,000,000 shares of the Company's common stock in exchange for 50% ownership, and contribute to NDFC $1,000,000 and 1,000,000 shares of the Company's common stock for working capital. Pursuant to the NDFC Agreement, the Company is required to make a bona fide and good faith effort to spin off NDFC as a publicly traded company in which the Company will retain approximately a 28% ownership. The Company was required to complete the terms of the NDFC Agreement on October 31, 2000 ("Closing Date"). The Company did not complete the NDFC Agreement on the Closing Date. Certain provisions within the NDFC Agreement provided for an extension through January 2, 2001, however the Company did not complete the terms of the NDFC Agreement within the extension date. The Company plans to continue its negotiation for the acquisition of NDFC.

4. COMMON STOCK ISSUED FOR PREPAID CONSULTING SERVICES
   ---------------------------------------------------

   As of December 31, 2000, the Company issued 1,050,000 shares of its common stock to Richard Epstein (a shareholder) for consulting services to be rendered in the future. Accordingly, the Company recorded a value of $1,271,655 as prepaid consulting services at December 31, 2000. The Company will expense this prepaid consulting service when such services have been considered rendered. The Company believes that such services will be fully rendered by fiscal year ended 2001.

5.   PURCHASED SOFTWARE
     ------------------

   Purchased software represents licenses to use the Connex Software System used in processing e-commerce transactions. The system will be installed in the Dominican Republic (currently in process), Ireland, Hong Kong and Australia. The licenses have been valued at approximately $2,169,000 and is being amortized on a straight-line basis over three years based upon management's estimated useful life of such asset. Amortization expense for the year ended December 31, 2000 approximated $656,000

6.   ACCRUED LIABILITIES
     -------------------

   As of December 31, 2000, accrued liabilities totaling $3,233,372 are comprised of the following balances:

     Accrued interest                                 $  1,225,971
     Employee signing bonus (see Note 11)                   75,000
     Financing fee                                         318,177
     Purchased software liability (see Note 5)           1,336,144
     License fees                                           78,081
                                                      ------------

         Total accrued liabilities                    $  3,033,373
                                                      ============

7.   DUE TO CONSULTANTS
     ------------------

   As of December 31, 2000, due to consultants totaling $2,020,447 relate to various individuals. These individual will be renumerated with 2,400,000 shares of the Company's common stock. As discussed in Note 19, the Company has issued such shares during the first quarter of fiscal year 2001.

8.   ADVANCE ON EQUITY FUNDING LINE
     ------------------------------

   As of December 31, 2000, advances on equity funding line totaling $206,600 relates to advances from Alpha Venture Capital, Inc. related to the Regulation D Common Stock Private Equity Line Subscription Agreement as discussed in Note 10. The advances are due on demand and bear no interest. The Company plans on converting these advances as a draw on the Regulation D Common Stock Private Equity Line Subscription Agreement in fiscal year 2001.

9.   NOTES PAYABLE
     -------------

   As of December 31, 2000, notes payable totaling $2,672,906 are comprised of the following:

     Promissory notes from various individuals, secured by Company
       assets, due on demand, bearing annual interest rate of 120%   $   602,500

     Promissory note from an individual, secured by Company assets,
       due on demand, bearing annual interest rate of 10%                121,905

     Promissory note from various individuals, secured by Company
       assets, due on demand, bearing annual interest rate of 120%     1,948,501
                                                                     -----------

         Total notes payable                                         $ 2,672,906
                                                                     ===========

10.  STOCK SUBSCRIPTION RECEIVABLE
     -----------------------------

   In September 1999, the Company entered into a Regulation D Common Stock Private Equity Line Subscription Agreement ("Subscription Agreement") with Alpha Venture Capital, Inc. ("Alpha"). The Subscription Agreement entitles the Company to draw funds up to $5,000,000 from issuance of its common stock for an amount equal to 80% of the market value at the time of each draw request, expiring September 2000, subject to certain terms and conditions. The Subscription Agreement required the Company to deliver an aggregate of 1,000,000 five year warrants to purchase its common stock at an exercise price equal to 80% of the closing bid price on the execution of this agreement as a commitment fee. Furthermore, the Company is required to deliver to Alpha up to a maximum of 500,000 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. In October 2000, the Company was granted a one-year extension on its Subscription Agreement with one automatic six-month extension and an overall increase in funds it may draw by an additional $5,000,000. Pursuant to the October 2000 extension, the Company is required to deliver an aggregate of 2,000,000 five year warrants to purchase its common stock at an exercise price equal to 80% of the closing bid price on the execution of this extension. Furthermore, the Company is required to deliver to Alpha up to a maximum of 1,571,428 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. The Company is assessed a placement fee, as provided within the Subscription Agreement, for funds drawn, which is equal to 8% of each draw.

   As of December 31, 2000, the Company has drawn $7,773,000 of the available $10,000,000, and issued approximately 22,900,000 of shares of its common stock in conjunction with this Subscription Agreement during fiscal year 2000 of which approximately 6,600,000 of these shares were held by Alpha for future advances on the Subscription Agreement. Accordingly, the 6,600,000 shares of the Company's common stock held by Alpha is deemed unissued since no consideration has been given for such shares and are not reflected as part of the outstanding shares of the Company's common stock at December 31, 2000. As of December 31, 2000, the Company recorded the commitment and placement fees as direct charges to the gross proceeds from this Subscription Agreement for approximately $2,331,000. During fiscal year 2000, Alpha exercised approximately 3,050,000 warrants of the total 5,071,000 granted related to the Subscription Agreement.

   In December 2000, the Company entered into an additional Regulation D Common Stock Private Equity Line Subscription Agreement ("Subscription Agreement No. 2") with Alpha as noted above. The Subscription Agreement No. 2 entitles the Company to draw funds up to $15,000,000 from issuance of its common stock for an amount equal to 82% of the market value for the five business days immediately following the draw request date, expiring December 2001 with one automatic twelve month extension if at least 20% of the subscription amount is drawn during the first six months as of the agreement date, subject to certain terms and conditions. The

   Subscription Agreement No. 2 requires the Company to file a registration statement on Form SB-2 with the Securities and Exchange Commission ("Registration Statement") for the registration of common stock for future issuance related to the Subscription Agreement No. 2. The Subscription Agreement No. 2 also requires the Company to deliver an aggregate of 2,000,000 five year warrants to purchase its common stock at an exercise price equal to the lesser of 40% of the closing bid price of the Company's common stock at the agreement date or 40% of the average five day closing bid price as of the date of the effectiveness the Registration Statement. Furthermore, the Company is required to deliver to Alpha up to a maximum of 1,000,000 warrants on a pro rata basis in conjunction with the draw request, exercisable at the closing bid price at the date of each draw request. The Company is assessed a placement fee, as provided within the Subscription Agreement No. 2, for funds drawn, which is equal to 8% of each draw. As of December 31, 2000, the Company has not drawn upon the Subscription Agreement No. 2. Furthermore, no warrants were exercised of the total 3,000,000 warrants granted related to the Subscription Agreement No. 2.

11. EMPLOYMENT AGREEMENT
    --------------------

    During fiscal year 2000, the Company entered into an employment agreement with its principal accountant. The agreement has a term through June 5, 2002. The agreement provides for a base compensation of approximately $260,000 and performance based increases. Furthermore, the agreement provided a signing bonus comprised of a stock option for 750,000 shares of the Company's common stock at an exercise price of 25% of the prevailing market price; and a warrant for 250,000 shares of the Company's common stock at a strike price of $1.00; and cash of $100,000. The Company recorded a stock based compensation approximating $211,000 related to the stock options for 750,000 shares since the strike price was below fair value at the grant date in accordance with APB No. 25, see Note 12 "Employee stock options and warrants" for additional disclosures. The warrants for 250,000 shares of the Company's common stock weighted-average grant date fair value approximated $0.33 per shares. The Company has paid $25,000 of the cash portion of the signing bonus and the remaining $75,000 was recorded as an accrued liability as of December 31, 2000.

12. STOCK OPTIONS AND WARRANTS
    --------------------------

    Employee stock options and warrants - During fiscal year 2000, the Company
    -----------------------------------
    granted options and warrants for 6,800,000 shares of its common stock with an weighted average strike price of $0.16 per share. Certain stock options and warrants were granted in connection with an employment agreement entered into during fiscal year 2000, see Note 11. Certain stock options and warrants were exercisable upon grant and have a life ranging from 4 year to indefinitely. The following table summarizes the Company's employee stock options and warrants activity:

                                                    Number        Weighted
                                                      Of           Average
                                                   Warrants    Exercise Price
                                                  ----------   --------------
    Balance, January 1, 2000                              --   $           --
             Warrants granted                      6,800,000             0.16
             Warrants canceled                            --               --
             Warrants expired                             --               --
             Warrants exercised                           --               --
                                                  ----------   --------------
    Balance, December 31, 2000                     6,800,000   $         0.16
                                                  ==========   ==============

    Pro forma disclosure - SFAS No. 123 requires companies that follow APB
    --------------------
    No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123. Accordingly, had compensation cost of approximately $3,055,000 been recognized based on the fair value at the date of grant for employee options granted in fiscal year 2000, the pro forma amounts of the Company's net loss and net loss per share for the year ended December 31, 2000 would have been as follows:

                                                                December 31,
                                                                    2000
                                                               --------------
      Net loss - as reported                                   $(114,661,887)
      Net loss - pro forma                                     $(117,717,053)
      Basic and diluted loss per share - as reported           $       (0.66)
      Basic and diluted loss per share - pro forma             $       (0.68)

    The Company estimates the fair value of stock option and warrant granted to employees using the Black-Scholes option pricing-model with the following assumptions used for grants in 2000 using specific grant dates; no dividend yield; expected volatility of 318%; risk free interest rates of 5.59%; and expected lives of 1.5 years for all non-employee stock warrants.

    --------------------------

    Employee stock options and warrants (continued)
    -----------------------------------

    The following tables summarizes information about options granted, outstanding and exercisable at December 31, 2000:

                                                                                      Shares Underlying
                                Shares Underlying Options Outstanding                Options Exercisable
                        ---------------------------------------------------   --------------------------------
                                           Weighted
                           Shares           Average                              Shares
                         Underlying        Remaining           Weighted        Underlying         Weighted
                           Options        Contractual          Average           Options          Average
     Exercise Price      Outstanding          Life          Exercise Price     Exercisable     Exercise Price
    ----------------    -------------    -------------     ----------------   -------------   ----------------
        $    0.16         6,800,000         4 years             $   0.16        6,800,000         $    0.16
    ================    =============    =============     ================   =============   ================

                                 Exercise Price
                               Equals, Exceeds or
               Number of        is Less Than Mkt.       Weighted                               Weighted
            Options Granted      Price of Stock          Average            Range of           Average
              During 2000        on Grant Date       Exercise Price      Exercise Price      Fair Value
           -----------------  --------------------  ----------------    ----------------    ------------
                          --         Equals         $             --    $             --    $         --
                          --        Exceeds         $             --    $             --    $         --
                   6,800,000       Less Than        $           0.16    $           0.16    $       0.45
           -----------------                        ----------------    ----------------    ------------
                   6,800,000                        $           0.16    $           0.16    $       0.45
           =================                        ================    ================    ============

    $0.40 Stock warrants - During fiscal year 1999, the Company granted
    --------------------
    approximately 13,770,000 stock warrants with an exercise price of $0.40 ($0.40 warrants) per share for its common stock. These stock warrants were granted in connection with common stock sold during fiscal year 1998 and 1999. These stock warrants were exercisable upon issuance and expired on December 31, 2000. The following table summarizes the Company's $0.40 warrants activity:

                                        Number of
                                        Warrants       Exercise Price
                                      ------------    ----------------
    Balance, December 31, 1998                  --    $             --
             Warrants granted           13,770,000                0.40
             Warrants canceled                  --                  --
             Warrants expired                   --                  --
             Warrants exercised                 --                  --
                                      ------------    ----------------

    Balance, December 31, 1999          13,770,000                0.40
             Warrants granted                   --                  --
             Warrants canceled                  --                  --
             Warrants expired            3,485,000                0.40
             Warrants exercised         10,285,000                0.40
                                      ------------    ----------------
    Balance, December 31, 2000                  --    $             --
                                      ============    ================

    --------------------------

    $0.50 Stock warrants - During the year ended December 31, 2000, the Company
    --------------------
    granted approximately 500,000 stock warrants with an exercise price of $0.50 ($0.50 warrants) per share of its common stock. These stock warrants were granted in connections with consulting services rendered to the Company during fiscal year ended 2000. These stock warrants were exercisable upon issuance expiring in May 2005. The following table summarizes the Company's $0.50 stock warrants activity:

                                        Number of
                                        Warrants       Exercise Price
                                      ------------    ----------------
    Balance, January 1, 2000                    --    $             --
             Warrants granted              500,000                0.50
             Warrants canceled                  --                  --
             Warrants expired                   --                  --
             Warrants exercised                 --                  --
                                      ------------    ----------------
    Balance, December 31, 2000             500,000    $           0.50
                                      ============    ================

    The Company estimates the fair value of $0.50 warrants granted to consultants by using the Black-Scholes option pricing-model with the following assumptions used for grants in 2000 using specific grant dates; no dividend yield; expected volatility of 286%; risk free interest rates of 6.41%; and expected lives of 1.5 years for all non-employee stock warrants. Accordingly, the Company recorded consulting expenses under SFAS No. 123 relating to non-statutory stock options that became exercisable upon grant in 2000 for approximately $276,000 as of December 31, 2000.

    The following table summarizes information about warrants granted during the year ended December 31, 2000:

                          Exercise Price
                        Equals, Exceeds or
        Number of       is Less Than Mkt.       Weighted                          Weighted
     Options Granted      Price of Stock        Average           Range of         Average
       During 2000        on Grant Date      Exercise Price    Exercise Price    Fair Value
    -----------------  -------------------  ----------------  ----------------  ------------
                   --         Equals        $             --  $             --  $         --
                   --         Exceeds       $             --  $             --  $         --
              500,000        Less Than      $           0.50  $           0.50  $       0.55
    -----------------                       ----------------  ----------------  ------------
              500,000                       $           0.50  $           0.50  $       0.55
    =================                       ================  ================  ============

    $1.00 Stock warrants - During the year ended December 31, 2000, the Company
    --------------------
    granted approximately 22,140,000 stock warrants with an exercise price of $1.00 ($1.00 warrants) per share of its common stock. These stock warrants were granted in connections with common stock sold, and consulting services rendered to the Company during fiscal year ended 2000. These stock warrants were exercisable upon issuance expiring at various dates ranging from June 2002 through October 2003. The following table summarizes the Company's $1.00 stock warrants activity:

                                        Number of
                                        Warrants       Exercise Price
                                      ------------    ----------------
    Balance, January 1, 2000                    --    $             --
             Warrants granted           22,140,000                1.00
             Warrants canceled                  --                  --
             Warrants expired                   --                  --
             Warrants exercised                 --                  --
                                      ------------    ----------------
    Balance, December 31, 2000          22,140,000    $           1.00
                                      ============    ================

     --------------------------

     $1.00 Stock warrants (continued)
     --------------------

     The Company estimates the fair value of $1.00 warrants granted to consultants by using the Black-Scholes option pricing-model with the following weighted average assumptions used for grants in 2000; no dividend yield; expected volatility of 280%; risk free interest rates of 6.2%; and expected lives of 1.5 years for all non-employee stock warrants. Accordingly, the Company recorded consultant expenses under SFAS No. 123 relating to non-statutory stock options that became exercisable upon grant in 2000 for approximately $29,484,000 as of December 31, 2000.

     The following table summarizes information about warrants granted during the year ended December 31, 2000:

                         Exercise Price
                       Equals, Exceeds or
        Number of      is Less Than Mkt.      Weighted                      Weighted
     Options Granted     Price of Stock       Average         Range of      Average
       During 2000       on Grant Date     Exercise Price  Exercise Price  Fair Value
     ---------------   ------------------  --------------  --------------  ----------
                  --         Equals        $           --  $           --  $       --
                  --        Exceeds        $           --  $           --  $       --
          22,140,000       Less Than       $         1.00  $         1.00  $     1.33
     ---------------                       --------------  --------------  ----------
          22,140,000                       $         1.00  $         1.00  $     1.33
     ===============                       ==============  ==============  ==========

     Consultant options - During the year ended December 31, 2000, the Company
     ------------------
     granted approximately 6,100,000 stock options for its common stock to consultants in connection with consulting services performed during fiscal year 2000. The exercise price of these stock option is $0.40 per share if exercised on or before December 31, 2000; thereafter the exercise price will be 25% of the fair market value on the date of the exercise. Approximately 1,525,000 of these stock warrants are exercisable at December 31, 2000. The following table summarizes the Company's consultant stock warrants activity:

                                                       Number       Weighted
                                                         Of         Average
                                                      Warrants   Exercise Price
                                                      ---------  --------------
     Balance, January 1, 2000                                --  $           --
            Options granted                           6,100,000            0.14
            Options canceled                                 --              --
            Options expired                                  --              --
            Options exercised                                --              --
                                                      ---------  --------------
     Balance, December 31, 2000                       6,100,000  $         0.14
                                                      =========  ==============

     The weighted average exercise price of these warrants were based on the 30 day average fair value at December 31, 2000. The following tables summarizes information about options granted, outstanding and exercisable at December 31, 2000:

                                                                                           Shares Underlying
                                  Shares Underlying Options Outstanding                   Options Exercisable
                            ---------------------------------------------------  ---------------------------------
                                               Weighted
                               Shares           Average                               Shares
                             Underlying        Remaining          Weighted          Underlying         Weighted
                               Options        Contractual         Average             Options          Average
        Exercise Price       Outstanding         Life          Exercise Price       Exercisable     Exercise Price
     --------------------  ---------------  --------------  -------------------  -----------------  --------------
            $0.14             6,100,000         4 years            $0.14             1,525,000           $0.14
     ====================  ===============  ==============  ===================  =================  ==============

     --------------------------

     Consultant options (continued)
     ------------------

                                Exercise Price
                              Equals, Exceeds or
               Number of      is Less Than Mkt.      Weighted                      Weighted
            Options Granted     Price of Stock       Average         Range of      Average
              During 2000       on Grant Date     Exercise Price  Exercise Price  Fair Value
          -----------------   ------------------  --------------  --------------  ----------
                        --          Equals        $           --  $           --  $       --
                        --         Exceeds        $           --  $           --  $       --
                 6,100,000        Less Than       $         0.14  $         0.14  $     1.33
          ----------------                        --------------  --------------  ----------
                 6,100,000                        $         0.14  $         0.14  $     1.33
          ================                        ==============  ==============  ==========

     The Company has reported consulting expenses for past services during 2000 based upon the grant date since it provides more reliable measurement.

     The Company estimates the fair value of consultant options granted by using the Black-Scholes option pricing-model with the following weighted average assumptions used for grants in 2000; no dividend yield; expected volatility of 318%; risk free interest rates of 6.0%; and expected lives of 1.5 years for all non-employee stock warrants. Accordingly, the Company recorded consultant expenses under SFAS No. 123 relating to non-statutory stock options that became exercisable upon grant in 2000 for approximately $3,216,000 as of December 31, 2000.

     Richard Epstein stock warrants - During the year ended December 31, 2000,
     ------------------------------
     the Company granted approximately 8,800,000 stock warrants for its common stock to Richard Epstein in connection with financing provided by Mr. Epstein to the Company during fiscal year 2000. The exercise price of these stock warrants primarily range from $0.25 to $0.40. Approximately 2,000,000 of these stock warrants are exercisable at 50% below the closing bid upon the date of exercise. These stock warrants were exercisable upon grant and will expire on June 2002 through September 2003. The following table summarizes the Company's consultant stock warrants activity:

                                                      Number       Weighted
                                                        Of         Average
                                                     Warrants   Exercise Price
                                                     ---------  --------------
     Balance, January 1, 2000                               --  $           --
              Warrants granted                       8,800,000            0.48
              Warrants canceled                             --              --
              Warrants expired                              --              --
              Warrants exercised                            --              --
                                                     ---------  --------------
     Balance, December 31, 2000                      8,800,000  $         0.48
                                                     =========  ==============

     The Company estimates the fair value of Mr. Epstein's stock warrants by using the Black-Scholes option pricing-model with the following assumptions used for grants in 2000 using specific grant dates; no dividend yield; expected volatility of 295%; risk free interest rates of 6.22%; and expected lives of 1.5 years for all non-employee stock warrants. Accordingly, the Company recorded financing costs under SFAS No. 123 relating to non-statutory stock options that became exercisable upon grant in 2000 for approximately $4,672,000 as of December 31, 2000.

     The following table summarizes information about warrants granted during the year ended December 31, 2000:

                                 Exercise Price
                               Equals, Exceeds or
                 Number of      is Less Than Mkt.     Weighted                        Weighted
              Options Granted    Price of Stock       Average         Range of         Average
                During 2000      on Grant Date     Exercise Price  Exercise Price    Fair Value
              ---------------  ------------------  --------------  --------------  --------------
                          --         Equals        $           --  $           --  $           --
                          --         Exceeds       $           --  $           --  $           --
                   8,800,000        Less Than      $         0.48  $         0.48  $         0.53
              --------------                       --------------  --------------  --------------
                   8,800,000                       $         0.48  $         0.48  $         0.53
              ==============                       ==============  ==============  ==============

          --------------------------

     Paul Egan stock warrants - During fiscal year 1999 and 2000, the Company
     ------------------------
     granted 2,000,000 and 1,000,000, respectively, stock warrants for its common stock to Paul Egan in connection with the acquisition of Top Sports, S.A. with an exercise price ranging from $0.40 to $1.00 expiring in April 2001, as discussed in Note 3. The following table summarizes the Company's stock warrants activity related to Mr. Egan:

                                                         Number          Weighted
                                                           Of            Average
                                                        Warrants      Exercise Price
                                                     -------------  -----------------
     Balance, January 1, 1999                                   --    $            --
              Warrants granted                           2,000,000               0.40
              Warrants canceled                                 --                 --
              Warrants expired                                  --                 --
              Warrants exercised                                --                 --
                                                     -------------  -----------------
     Balance, January 1, 2000                            2,000,000               0.40
              Warrants granted                           1,000,000               1.00
              Warrants canceled                                 --                 --
              Warrants expired                                  --                 --
              Warrants exercised                           500,000               0.40
                                                     -------------  -----------------

     Balance, December 31, 2000                          2,500,000    $          0.64
                                                     =============  =================

     The following table summarizes information about warrants granted during the year ended December 31, 2000:

                          Exercise Price
                        Equals, Exceeds or
           Number of    is Less Than Mkt.      Weighted                      Weighted
       Options Granted    Price of Stock       Average         Range of      Average
         During 2000      on Grant Date     Exercise Price  Exercise Price  Fair Value
       ---------------  ------------------  --------------  --------------  ----------
                    --        Equals        $           --  $           --  $       --
             1,000,000        Exceeds       $         1.00  $         1.00  $     0.15
                    --       Less Than      $           --  $           --  $       --
       ---------------                      --------------  --------------  ----------
             1,000,000                      $         1.00  $         1.00  $m    0.15
       ===============                      ==============  ==============  ==========

     Alpha Venture Capital, Inc. stock warrants - As discussed in Note 10, a
     ------------------------------------------
     total of 8,071,00 stock warrants were granted during 1999 and 2000. The following table summarizes the Company's stock warrants activity related to Alpha Venture Capital, Inc.:

                                                         Number          Weighted
                                                           Of            Average
                                                        Warrants      Exercise Price
                                                     -------------  -----------------
     Balance, January 1, 1999                                   --    $            --
              Warrants granted                           1,500,000               0.22
              Warrants canceled                                 --                 --
              Warrants expired                                  --                 --
              Warrants exercised                                --                 --
                                                     -------------  -----------------
     Balance, January 1, 2000                            1,500,000               0.22
              Warrants granted                           6,571,000               0.44
              Warrants canceled                                 --                 --
              Warrants expired                                  --                 --
              Warrants exercised                         3,050,000               0.20
                                                     -------------  -----------------

     Balance, December 31, 2000                          5,021,000    $          0.43
                                                     =============  =================

12. STOCK OPTIONS AND WARRANTS (continued)
    --------------------------

------------------------------------------------------

The following tables summarizes information about options outstanding and exercisable at December 31, 2000:

                                                                                 Shares Underlying
                           Shares Underlying Options Outstanding                 Options Exercisable
                        --------------------------------------------       -------------------------------
                                        Weighted
                            Shares       Average                             Shares
                          Underlying    Remaining       Weighted           Underlying         Weighted
                            Options    Contractual       Average             Options          Average
      Exercise Price      Outstanding      Life       Exercise Price       Exercisable     Exercise Price
     -------------------  -----------  -----------  -----------------     -------------    --------------
      $       0.43         5,021,000   1.5 years     $        0.43          3,322,000        $      0.43
     ===================  ===========  ===========  =================     =============    ==============

13.  CANCELLATION OF COMMON STOCK
     ----------------------------

     During fiscal year 2000, the Company cancelled a total of 10,500,000 shares of its common stock. As discussed in Note 3, 10,500,000 shares were cancelled related to the fiscal year 1999 acquisition of 777WINS. The Company recorded a total of $984,375 as other income based on the original issuance price during fiscal year 1999.

14.     RELATED PARTY TRANSACTIONS
        --------------------------

     Stockholder receivable - As of December 31, 2000, a stockholder and former
     ----------------------
     director of the Company borrowed $111,820. The balance is unsecured and due on demand. The Company has reserved an allowance for doubtful accounts and expensed as bad debt for the entire balance at December 31, 2000. However, the Company will continue its effort in collecting the entire balance due from this shareholder and former director.

     Due to related parties - As of December 31, 2000, due to related parties
     ----------------------
     totaling $ 2,007,402 are comprised of the following:

          Amounts due to ET&T related to the development of PERFECT                  $  663,035

          Advances from Alliance Equities (company controlled by Richard
            Epstein, a shareholder of the Company), unsecured, bearing annual
            interest of 10% every three months, and due on demand                     1,336,366

          Consulting services liability due to Richard Epstein based upon to the value of 5,000,000 shares of the Company's common stock due to
            Mr. Epstein related a consulting agreement as further discussed below       983,475

          Deposit related to the purchase of 2,000 eCash pads                           250,000

          Value of remaining 4,800,000 common stocks and warrants for
            2,500,000 shares of the Company's common stock to be issued to
            Paul Egan (a shareholder of the Company) related to the fiscal year
            1999 acquisition of Top Sports, S.A., see Note 3                          2,973,996

          Advances from Paul Egan, unsecured, due on demand, and bearing
            no interest                                                                 836,537
                                                                                     ----------

                Total due to related parties                                         $7,043,409
                                                                                     ==========

     --------------------------

     Consulting agreement - In January of 2000, the Company entered into a
     --------------------
     Consulting Services Agreement with Richard Epstein, a shareholder of the Company. Mr. Epstein has agreed to assist the Company in developing a market for the usage of the eCash Pad for a period of three years in exchange for 15,000,000 shares of the Company's common stock. The amount recorded as consulting expense totaled $983,475 for the year ended December 31, 2000. In January 2001, the Company issued Mr. Epstein 15,000,000 shares of its common stock, see Note 19 for further discussion.

     In February 2000, the Company entered into another Consulting Services Agreement with Mr. Epstein. Mr. Epstein agreed to provide consulting services related to future mergers and acquisitions in behalf of the Company for a period of 2 years in exchange for 300,000 shares of the Company's common stock monthly. The Company recorded consulting expenses of $3,996,630 for the year ended December 31, 2000. During fiscal year 2000, the Company issued a total of 1,050,000 shares of the its common stock in advance of such services having been rendered. Accordingly, the Company has recorded a prepaid consulting services of $1,271,655 related to such advance issuances as of December 31, 2000.

     Employee bonus - In January 2000, the Company issued 6,000,000 shares of
     --------------
     the Company's common stock to satisfy a $4,800,000 bonus payable to Thomas
     S. Hughes, Chief Executive Officer and Director, incurred during fiscal year 1999.

     Due from related party - secured by Company's common stock - As of December
     ----------------------------------------------------------
     31, 2000, due from related party - secured by Company's common stock consists of $4,835,717 which has been fully reserved as an allowance for doubtful accounts and expensed as bad debt. This amount relates to a combination of approximately 21% cash and 79% common stock issuance to Thomas S. Hughes and ET&T during fiscal year 1999 and 2000.

15.     STOCK BASED COMPENSATION
        ------------------------

     As of December 31, 1999 and 2000, the Company incurred expenses resulting from stock warrants and common stock issued totaling $10,886,992 and $83,441,832, respectively. The following table summarizes the Company's stock based compensation activities based on the accounts shown on the consolidated statements of operations:

                                              December 31,  December 31,
                                                  1999          2000
                                               -----------   -----------
          Consulting                           $ 3,609,980   $66,496,629
          Public relations                         189,180     2,677,381
          Research and development               1,644,072     3,001,042
          Wages                                  4,800,000     2,562,494
          Investor relations                            --     1,173,395
          Financing fees                                --     4,671,559
          Professional fees                             --       639,903
          Interest expense                         643,760     2,219,429
                                               -----------   -----------

            Total stock based compensation     $10,886,992   $83,441,832
                                               ===========   ===========

16.  COMMITMENTS AND CONTINGENCIES
     -----------------------------

     Legal proceedings - During fiscal year 2000, a class action litigation was
     -----------------
     filed asserting the Company and Thomas S. Hughes (an officer and director of the Company), as well as the directors of the Company (in certain actions), have violated Section 10(b) of the Exchange Act (false or misleading statements and omissions which deceived stock purchasers) and also Section 20(a) of the Exchange Act (liability as a "controlling person" with respect to a primary violation of securities laws). The principal allegations concern various material misrepresentations and omissions which allegedly made the Company's public statements, on and after November 18, 1999, false and misleading; and artificially inflated the market for the Company's common stock. The Company reached a settlement in principle with the plaintiffs, pursuant to which $350,000 was paid to plaintiffs' counsel to be held in escrow during fiscal year 2000. A warrants component of the settlement is still being finalized with the plaintiffs' counsel which will calls for the issuance of 5,000,000 stock warrants of the Company's common stock exercisable over ten years from the date of issuance with a strike price of $1.00 per share. The Company anticipates that the settlement will be negotiated in full by the second quarter in fiscal year 2001. The Company has recorded the 5,000,000 stock warrants as a legal settlement expense totaling $1,451,959 as of December 31, 2000.

     On March 22, 2000, the Company consummated an amended and restated employment agreement with an individual and his firm to act as outside counsel for the Company. On April 14, 2000, the Company terminated this individual and his firm as outside counsel. Based upon the amended and restated employment agreement, the remaining compensation for the term of this agreement will be due immediately upon the termination of this individual and his firm as outside counsel if terminated for reasons other than good cause. In addition, any common stock and stock warrants granted through the term of this agreement will be considered due in the event of termination for reasons other than good cause. Accordingly, the termination of this individual and his firm, for reasons other than good cause, may potentially expose the Company to incur a liability of approximately $700,000 for the remaining portion of unpaid compensation for the first, second and third years of this agreement. Furthermore, the termination may have accelerated the vesting of the granted common stock and stock warrants consisting of 600,000 common stocks and 600,000 warrants exercisable at $1.00 per share. The Company's management believes that the termination of this individual and his firm was in good cause and intends to defend itself in this matter vigorously.

     On March 21, 2000, the Company consummated an amended employment agreement with an individual for the position of President and Chief Operating Officer for the Company. On April 17, 2000, the Company terminated this individual as President and Chief Operating Officer of the Company. Based upon the amended employment agreement, the remaining salary for the term of this agreement, will be due within 30 days upon the termination of this individual if terminated for reasons other than good cause. In addition, through the date of termination, all of the granted stock options and warrants will vest and be exercisable for their entire term. Accordingly, the termination of this individual, for reasons other than good cause, may potentially expose the Company to incur a liability of approximately $1,260,000 for the remaining portion of unpaid salary for the first, second, third, and fourth years of this agreement. Furthermore, the termination may have accelerated the vesting of the granted stock options and warrants consisting of 1,000,000 warrants exercisable at $1.00 per share, 6,000,000 stock options exercisable at $0.40 per share, and 1,500,000 stock options exercisable at the lowest average daily trading price of the Company's common stock within the first 90 days of the executive's employment. On March 21, 2001, the former President and Chief Operating Officer for the Company filed a complaint for breach of contract and specific performance. The complaint is seeking $1,260,000, 1,000,000 warrants to purchase 1,000,000 shares for $0.40 per share and vested options to purchase 6,000,000 shares for $0.40 per share. The Company's management believes that the termination of this individual was in good cause and intends to defend itself in this matter vigorously.

16.  COMMITMENTS AND CONTINGENCIES (continued)
     -----------------------------

     On September 5, 2000, a consultant filed a complaint for breach of an oral contract, money owed, and fraud against the Company, and Thomas Hughes, alleging that the consultant and the Company entered into an oral contract whereby the consultant was to perform marketing and product development services for the Company. The consultant claims that an amount totaling $128,590 is due to him by the Company. The Company's management believes that this complaint is without merit and intends to defend itself in this matter vigorously.

     While the results of these matters cannot be predicted with certainty, the Company's management believes that losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's consolidated results of operations, cash flows or financial position. However, unfavorable resolution could affect the consolidated results of operations or cash flows for the years in which they are resolved.

     Leased facilities - The Company operates from a leased facilities under a
     -----------------
     noncancellable operating leases. The Agreements calls for an annual base rent of approximately $146,000 with a variable escalation rate. As of December 31, 2000, total rent expense for the leased facility approximated $95,000.

     Future minimum rental payments required under the operating lease for the office facility as of December 31, 2000, are as follows:

        2001                                                      $141,000
        2002                                                       125,000
        2003                                                        49,000
                                                                  --------

                                                                  $315,000
                                                                  ========
17.     OTHER MATTERS
        -------------

     On March 12, 1999, the Securities and Exchange Commission ("SEC") filed a complaint alleging the Company had failed to make available to the investing public current and accurate information about its financial condition and results of operations through the filing of periodic reports with the SEC as required by the Securities Exchange Act of 1934. The SEC sought to compel the Company to file the delinquent periodic reports and enjoin the Company from further violations of the Exchange Act of 1934. The Company consented to the entry of a Final Judgment granting the relief sought by the SEC.

     On March 13, 2000, the SEC ordered a ten days suspension in trading of the Company's common stock on the Over-the-Counter Bulletin Board ("OTCBB"). This trading suspension was taken in connection with an investigation of the Company by the SEC. The Company's common stock resumed trading on March 27, 2000; however, from that date through October 31, 2000, the Company's common stock traded on the Pink Sheets LLC (symbol "ECNC") since the company's common stock was delisted on that date from the OTCBB due to the trading suspension.

     In August, 2000, a market maker, on behalf of the Company, filed with the NASD Stock Market, Inc. an application for the Company's common stock to be relisted for trading on the OTCBB. The Company's application with the NASD was accepted and trading of its common stock on the OTCBB commenced on November 1, 2000.

18.     GOING CONCERN
        -------------

     The Company incurred a net loss of approximately $115,000,000 for the year ended December 31, 2000. The Company's liabilities exceed its assets by approximately $14,517,000, and current liabilities exceed its current assets by approximately $17,059,000 as of December 31, 2000. These factors create an uncertainty about the Company's ability to continue as a going concern. The Company's management has developed a plan to complete the development of technology products to generate future revenues. The Company will also seek additional sources of capital through a combination debt equity financing and issuance of equity for approximately $20,000,000, but there can be no assurance that the Company will be successful in accomplishing its objectives.

     The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

19.     SUBSEQUENT EVENTS
        -----------------

     In March 2001, the Company entered into an agreement with a Alliance Equities (controlled by Richard Epstein) which would provide borrowings up to $7,000,000 as a line of credit. The agreement provides the Company a line of credit through December 31, 2002, interest at 12% annually, maturing on December 31, 2002.

     In January 2001, the Company issued 16,800,000 shares of its common stock to Richard Epstein related to consulting agreements as discussed in Note
     13. A total of 5,000,000 shares relate to satisfaction of a Company obligation to Mr. Epstein totaling $983,475 at December 31, 2000, see Note
     14. The remaining 11,800,000 shares were issued in advance and has been recorded by the Company as prepaid consulting services during this period approximating $4,147,000.

     During January 2001 through March 2001, the Company issued approximately 2,525,000 of shares of its common stock for services to various individuals. Approximately 2,400,000 shares related to due to consultant liability incurred fiscal year 2000.

     In March 2001, the Company issued 12,307,692 shares of its common stock to Alpha Venture Capital, Inc. in satisfaction of an advance on equity funding line totaling 206,600 at December 31, 2000, as discussed in Note 10 and advances of $860,100 from January 2001 through February 2001.

     During January 2001 and through the date of this report, the Company borrowed approximately $348,000 from various parties, due on demand with an annual interest rate of 12%.

20.     SEGMENT INFORMATION
        -------------------

     As described in Note 1, the Company adopted SFAS No. 131 in fiscal year 1999. For the year ended December 31, 2000, the Company has two reportable business segments: PERFECT industry and gaming operations. The Company conducts operations in Southern California and Dominican Republic and is managed based upon its business segments. During fiscal year 1999, the Company had only one business segment.

     The accounting policies of the business segments are the same as those described in the Summary of Significant Accounting Policies as discussed in
     Note 1. The Company primarily allocates resources to the PERFECT industry, however has continued to allocate limited resources to the gaming operations for potential short-term cash flow purposes.

20.  SEGMENT INFORMATION
     -------------------

     The table below presents information about the Company's reportable segments:

                                                                      December 31, 2000
                                                 -----------------------------------------------------------
                                                    PERFECT         Gaming
                                                    Industry      Operations   Eliminations       Total
                                                 --------------  ------------  -------------  --------------
       Revenues                                  $          --   $  (655,584)            --   $    (655,584)
       Cost of revenues                                     --            --             --              --
                                                 -------------   -----------   ------------   -------------
       Gross profit (loss)                                  --      (655,584)            --        (655,584)
       Operating expenses                          106,855,911       297,868             --     107,153,779
                                                 -------------   -----------   ------------   -------------
       Loss from operations                       (106,855,911)     (953,452)            --    (107,809,363)
       Other (income) expenses                       6,750,508       102,016             --       6,852,524
                                                 -------------   -----------   ------------   -------------
       Loss before provision for income taxes     (113,606,419)   (1,055,468)            --    (114,661,887)
       Provision for income taxes                           --            --             --              --
                                                 -------------   -----------   ------------   -------------
       Net loss                                  $(113,606,419)  $(1,055,468)  $         --   $(114,661,887)
                                                 =============   ===========   ============   =============

       Total assets                              $   2,561,768   $   304,370   $   (294,608)  $   2,571,530
                                                 =============   ===========   ============   =============
Total liabilities

                       CHANGES IN AND DISAGREEMENTS WITH
                           ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

          (a) On August 1, 1998, the company engaged the services of George Brenner, C.P.A. of Beverly Hills, California, to provide an audit of the company's financial statements for the fiscal years ended August 31, 1997 and 1998. The former accountants for the company, BDO Seidman L.L.P. of St. Louis Missouri declined to stand for re-election for the 1997 engagement. The independent auditor's reports for August 31, 1996 and 1995, were modified as to the uncertainties about the company's ability to continue as a going concern. The decision to change accountants was approved by the company's Board of Directors with the selection of the successor accountant.

          (b) Effective on July 19, 1999, the independent accountant who was previously engaged as the principal accountant to audit the registrant's financial statements, resigned. This accountant's report on the financial statements for the past two years was modified as to uncertainty that the company will continue as a going concern. The decision to change accountants was approved by the Board of Directors.

          (c) Effective on July 22, 1999, the firm of Farber & Hass was engaged to serve as the new principal accountant to audit the company's financial statements. During the company's two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the company (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

          (d) Effective on March 8, 2000, the independent accountants who were previously engaged as the principal accountants to audit the company's financial statements were dismissed. These accountants did not issue any financial statements for the company. The decision to change accountants was approved by the Board of Directors.

          (e) Effective on March 8, 2000, the firm of L.L. Bradford & Company was engaged to serve as the new principal accountants to audit the company's financial statements. During the company's two most recent fiscal years, and the subsequent interim period prior to engaging those accountants, neither the company (nor someone on its behalf) consulted the newly engaged accountants regarding any matter.

          During the company's two most recent fiscal years and any subsequent interim period preceding such changes, there have been no disagreements with former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the company's two most recent fiscal years and the subsequent interim period preceding such changes.

                             AVAILABLE INFORMATION

          The company has filed with the U.S. Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with the registration statement. Certain items are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the company and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

   A copy of the registration statement, and the exhibits and schedules filed with it, may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the public reference room by calling the Commission at 1 (800) SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the company. The address of the site is http://www.sec.gov. The registration statement, including all its exhibits and any amendments, has been filed electronically with the Commission.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

          Information on this item is set forth in the propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by the company*:

Securities and Exchange Commission registration fee    $ 1,452
Transfer agent's fees                                    1,000
Printing and engraving expenses                          1,500
Legal fees and expenses                                 25,000
Accounting fees and expenses                             5,000
State blue sky fees                                     10,000
                                                       -------
Total                                                  $44,634*
                                                       =======

* All fees, except the Securities and Exchange Commission registration fee, are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES; USE OF PROCEEDS FROM SALE OF REGISTERED SECURITIES

Sales of Unregistered Securities.

          Other than as set forth below, during the last three years there have not been any sales of unregistered securities of the company:

(a)       Period beginning October 1, 1999, through December 31, 1999:

          (1) During the period of April 7, 1999 through November 24, 1999, the company issued a total of 4,484,500 shares of common stock valued at $1,348,550 (or $0.30 per share) to 14 individuals and firms in exchange for consulting and other services to the company.

          (2) In October 1999, the company issued warrants in connection with a consulting agreement with International Investor Relations Group valued at $225,000, as follows: (i) a warrant covering 100,000 shares of common stock, exercisable at $0.50 per share; (ii) a warrant covering 100,000 shares of common stock, exerciable at $0.75 per share; and (iii) a warrant covering 100,000 shares of common stock, exercisable at $1.00 per share.


          (3) In December 1999, the company issued 1,000,000 shares of common stock in connection with the acquisition of a 50% interest in TopSports, S.A. valued at $250,000.

          (4) During fiscal year 1999, the company granted approximately 13,770,000 stock warrants with an exercise price of $0.40 per share for its common stock. These stock warrants were granted in connection with common stock sold during fiscal year 1998 and 1999, and consulting services rendered to the company during fiscal year 1999. These stock warrants were exercisable upon issuance and expired on December 31, 2000. The value of these warrants was $50,000.

(b)       Fiscal Year Ended December 31, 2000:

          The company made the following sales of unregistered securities during the fiscal year ended December 31, 2000:

          (1) On January 10, 2000, the company issued a total 666,667 shares of common stock to satisfy certain accounts payable by the company in the amount of $550,000.


          (2) On January 11, 2000, the company issued 6,000,000 shares of common stock to Mr. Hughes in satisfaction of a bonus payable of $400,000.


          (3) On February 2, 2000, the company issued a total of 1,100,000 shares of common stock for James Clinton or his nominees based on the stated reason that compliance with a 10% ownership provision contained in a 1997 license agreement was required. Shares issued under this provision of this license agreement were not issued for new consideration. See "Certain Relationships and Related Transactions."

          (4) During the period of February 2, 2000 through December 28, 2000, the company issued a total of 19,509,719 shares of common stock to 43 individuals and firms in exchange for consulting and other services performed for the company in the amount of $7,803,887.


          (5) During February 2000, the company issued a total 570,000 shares of common stock in connection with employee compensation and bonuses in the amount of $182,400.

          (6) Between February 2, 2000 and October 3, 2000, the company sold a total of 3,335,762 shares of common stock to 129 individuals at a price of $0.40 per share, for an aggregate consideration of $1,330,969; 472,500 of these shares had warrants attached to them, exercisable at $1.00 per share for the period of January 1, 2001 through June 30, 2002. In connection with these sales, 2,500,000 shares of common stock were issued on April 4, 2000 to two individuals for finder's fees (included within the total issuances under paragraph (d)).

          (7) On March 22, 2000, the company issued 6,000,000 of its common stock for the acquisition of PowerClick, Inc., valued at $975,000 (2,000,000 additional free trading shares were issued in connection with this acquisition, for a total value of this acquisition of $1,300,000).

          (8) During the first quarter of 2000, the company issued warrants at $1.00 per share covering a total of 14,430,060 shares of common stock to 13 individuals under various warrant agreements for consulting services to the company, exercisable at $1.00 per share from June 30, 2000 through June 30, 2002. The consulting services were valued at $5,000.

          (9) On April 4, 2000, the company issued a warrant covering 300,000 shares of common stock in connection with a consulting agreement valued at $10,000 entered into on that date by the company, exercisable at $1.00 per share from January 1, 2001 through June 30, 2002.

          (10) On May 24, 2000, the company issued two warrants covering a total of 500,000 shares of common stock, exercisable at $0.50 through May 24, 2005 under a warrant agreement with GunnAllen Financial, Inc. in connection with this firm's services in assisting the company to become relisted on the Over the Counter Bulletin Board valued at $20,000.

          (11) On June 15, 2000, the company sold 3,000,000 shares of common stock to an individual for $500,000 cash ($0.16 per share).

          (12) On July 11, 2000, the company issued two warrants to two individuals covering a total of 600,000 shares of common stock, exercisable at $1.00 per share for the period of January 1, 2001 through June 30, 2002, for consulting services rendered to the company valued at $15,000.

          (13) On July 12, 2000, the company granted to an individual an option to purchase 4,400,000 shares of common stock of the company, exercisable upon issuance at $1.00 per share through July 12, 2002 (3,080,000 of the total was granted as payment of all accured interest under a $500,000 loan made by this individual to the company; the remaining 1,320,000 were granted as compensation for consulting services rendered to the company).

          (14) On October 21, 2000, the company issued a warrant covering the purchase of 4,000,000 shares of common stock to PowerClick, Inc., exercisable upon issuance at $1.00 per share through October 21, 2003 (issued in connection with the settlement of litigation between that firm and the company, as disclosed in the Form 10-QSB filed on November 14, 2000). The consideration for the warrants was valued at $25,000.

          (15) At various times in the fourth quarter of 2000, the company issued warrants to Alpha Venture Capital, Inc. for the purchase common stock totaling 6,571,428 shares, as follows: (i) a warrant to purchase 2,000,000 shares of common stock, exercisable upon issuance in connection with the purchase agreement between the company and this company, dated Decemnber 8, 2000, at a price equal to the lesser of (a) 40% of the closing bid price of the stock on that date ($0.44), or (b) 40% of the average five day closing bid price as of the effective date of this registration statement; (ii) a warrant to purchase 1,000,000 shares of common stock on a pro rata basis in conjunction with draw downs under that agreement, exercisable at the close bid price at the date of each draw down; and (iii) a warrant to purchase 3,571,428 shares of common stock, exercisable at $0.08 per share as calculated under that addendum (dated October 23, 2000) to a previous stock purchase agreement between the parties, dated September 28, 1999.

          (16) On November 7, 2000, the company's board of directors approved an Amended and Restated Stock Incentive Plan (Amendment No. 3) for the purpose of granting stock options and restricted stock awards to employees and non-employees of the company. A total of 11,200,000 options issued in December 2000 under this plan.


          (17) From August 2, 2000 through December 19, 2000, the company issued a total of 3,259,454 shares to 40 individuals and companies as payment of interest under various short-term loans made to the company. The value, if these late payments was $488,918.

          (18) During fiscal 2000, the company issued a total of 2,093,565 shares of common stock upon the exercise of warrants at $0.40 per share for a total consideration of approximately $835,000 (approximately $771,000 [1,993,488] of which consisted of services rendered to the company).

(c)       Fiscal Year Ending December 31, 2001:

          The company made the following sales of unregistered securities during the fiscal year ending December 31, 2001:

          (1) On January 5, 2001, the company issued a warrant covering the purchase of 1,000,000 shares of common stock, exercisable upon issuance at $1.00 per share through June 30, 2002, to an individual in connection with the repayment of a $60,000 loan (plus accrued interest) made to the company.

          (2) On January 15, 2001, the company issued 3,000,000 shares of common stock to Paul Egan in connection with completing the acquisition of Top Sports, S.A. by the company. The value of these shares was $600,000.

          (3) On January 12, 2001 and February 28, 2001, the company issued a total of 16,800,000 shares of common stock to Richard Epstein related to consulting agreements. A total of 5,000,000 shares relate to satisfaction of a company obligation to Mr. Epstein totaling $983,475 at December 31, 2000. The remaining 11,800,000 shares were issued in advance and has been recorded by the company as prepaid consulting services during this period approximating $4,147,000.


          (4) On February 2, 2001, the company issued 50,000 shares of common stock and a warrant for the purchase of 50,000 shares of common stock, exercisable upon issuance through June 30, 2002. These shares and warrant were issued in connection with a penalty in connection with the non-payment of a loan to the company in the amount of $25,000.


          (5) On March 1, 2001, the company issued 12,307,625 shares of common stock purchased for cash under a common stock purchase agreement with Alpha Venture Capital, Inc. at a price equal to 82% of the average closing bid price for the five business days immediately following a put notice to the company. The Value received for these shares was $1,311,993.

          (6) On March 15, 2001, the company issued 200,000 shares of common stock to one individual in connection with consulting compensation valued at $30,000.

          (7) On March 21, 2001, the company issued 25,000 shares of common stock to one individual in connection with consulting services to be rendered to the company valued at $3,731.

          (8) On March 23, 2001, the company issued a total of 1,000,000 shares of common stock to two individuals for consulting services rendered to the company valued at $137,448.


          (9) On May 24, 2001, the company issued 1,000,000 shares of common stock to one individual in connection with consulting compensation valued at $120,000.

          (10) Between July 12, 2001 and July 16, 2001, the company issued a total of 32,789,657 shares of common stock to a total of 26 individuals and companies as partial repayment of principal and interest on loans to the company totaling $32,789,657, accruing interest at the rate of 10% per annum.

          (11) On October 6, 2001, the company issued 21,000,000 shares of common stock to one individual for operating capital in the amount of $630,000.

(d)       General Comments.

          No commissions or fees were paid in connection with these sales. All of the above sales were undertaken pursuant to the limited offering exemption from registration under the Securities Act of 1933 as provided under Regulation D by the fact that:

        . the sales were made to sophisticated investors as defined in Rule 502;

        . the information specified in paragraph (b)2(ii)(B) and paragraph
          (b)(2)(ii)(C) of this section was provided to each investor;

        . the company gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

        . at a reasonable time prior to the sale of securities, the company advised the purchasers of the limitations on resale in the manner contained in paragraph Rule 502(d)2 of this section;

        . neither the company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising; and

        . the company exercised reasonable care to assure that the purchasers of the securities are not underwriters within the meaning of section
                                                                    -------
          2(11) of the Securities Act of 1933 in compliance with Rule 502(d).
          -----

ITEM 27.  EXHIBITS

          The exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 28.  UNDERTAKINGS

          The undersigned company hereby undertakes to:

          (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the
Securities Act of 1933 and is, therefore, unenforceable.   In the event that a
claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of San Pedro, State of California, on October 9, 2001.

                                         eConnect


                                         By: /s/  Thomas S. Hughes
                                             ----------------------
                                         Thomas S. Hughes, President

                           Special Power of Attorney

  The undersigned constitute and appoint Thomas S. Hughes their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                   Title                      Date
----------------------------------------------------------------------------------
/s/ Thomas S. Hughes         President/Chief Executive Officer/    October 19, 2001
---------------------------  Director
Thomas S. Hughes


/s/ Jack M. Hall             Secretary/Director                    October 19, 2001
---------------------------
Jack M. Hall


/s/ Laurence Donoghue        Director                              October 19, 2001
---------------------------
Laurence Donoghue


/s/  Mary Lou Garcia         Accounting Manager (principal         October 19, 2001
---------------------------  financial and accounting officer)
Mary Lou Garcia

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

2 Agreement and Plan of Merger, dated June 1, 1999 (incorporated by reference to Exhibit 2 of the Form 10-KSB filed on May 9, 2000).

3.1       Articles of Incorporation, March 8, 1999 (incorporated by reference to
          Exhibit 3.1 of the Form SB-2/A filed on July 22, 1999).

3.2 Certificate of Amendment of Articles of Incorporation, dated May 25, 1999 (incorporated by reference to Exhibit 3.2 of the Form SB-2/A filed on July 22, 1999).

3.3 Certificate of Amendment of Articles of Incorporation, dated August 20, 1999 (incorporated by reference to Exhibit 3.3 of the Form SB-2/A filed on September 3, 1999).

3.4 Certificate of Amendment of Articles of Incorporation, dated November 20, 2000 (incorporated be reference to Exhibit 3.4 of the Form SB-2/A filed on May 3, 2001).

3.5 Certificate of Amendment of Articles of Incorporation, dated July 13, 2001 (incorporated by reference to Exhibit 3.5 of the Form SB-2 filed July 30, 2001).

3.6 Bylaws, dated May 14, 1999 (incorporated by reference to Exhibit 3.3 of the Form SB-2/A filed on July 22, 1999).

3.7 Amended and Restated Bylaws, dated September 15, 2000 (incorporated by reference to Exhibit 3.5 of the Form 10-QSB filed on November 14,
          2000).

4.1 Class A Warrant Agreement (incorporated by reference to Exhibit 4.2 of the Form S-1 filed on October 28, 1993).

4.2 Retainer Stock Plan for Non-Employee Directors and Consultants, dated April 26, 1999 (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on May 14, 1999).

4.3 Consulting and Service Agreement between the company and James Wexler, dated May 20, 1998 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on May 14, 1999).

4.4 Consulting Agreement between the company and Rogel Patawaran, dated March 18, 1998 (incorporated by reference to Exhibit 4.3 of the Form S-8 filed on May 14, 1999).

4.5 Consulting Agreement between the company and David Ninci, dated February 22, 1999 (incorporated by reference to Exhibit 4.4 of the Form S-8 filed on May 14, 1999).

4.6 Consulting Agreement between the company and Harry Hargens, dated January 17, 1999 (incorporated by reference to Exhibit 4.5 of the Form S-8 filed on May 14, 1999).

4.7 Consulting Agreement between the company and Charlene Charles, dated March 10, 1999 (incorporated by reference to Exhibit 4.6 of the Form S-8 filed on May 14, 1999).

4.8 Internet Consulting Services Agreement between the company and Steve Goodman, dated May 3, 1999 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on July 2, 1999).

4.9 Consulting Agreement between the company and Rogel Patawaran, dated June 8, 1999 (incorporated by reference to Exhibit 4.3 of the Form S-8 filed on July 2, 1999).

4.10 Consulting and Service Agreement between the company and Edward Wexler, dated May 20, 1999 (incorporated by reference to Exhibit 4.4 of the Form S-8 filed on July 2, 1999).

4.11 Consultant Agreement between the company and Richard Epstein, dated June 3, 1999 (incorporated by reference to Exhibit 4.5 of the Form S-8 filed on July 2, 1999).

4.12 Consultant Agreement between the company and Ezzat Jallad, dated March 10, 1999 (incorporated by reference to Exhibit 4.6 of the Form S-8 filed on July 2, 1999).

4.13 Consultant Agreement between the company and Shar Offenberg, dated June 20, 1998 (incorporated by reference to Exhibit 4.7 of the Form S-8 filed on July 2, 1999).

4.14 Consultant Agreement between the company and Richard Parnes, dated May 10, 1999 (incorporated by reference to Exhibit 4.8 of the Form S-8 filed on July 2, 1999).

4.15 Consulting Contract between the company and Robert Bragg, dated August 19, 1999 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on August 31, 1999).

4.16 Consultant Agreement between the company and Dominique Einhorn, dated August 9, 1999 (incorporated by reference to Exhibit 4.3 of the Form S-8 filed on August 31, 1999).

4.17 Consultant Agreement between the company and Richard Epstein, dated August 16, 1999 (incorporated by reference to Exhibit 4.4 of the Form S-8 filed on August 31, 1999).

4.18 Consultant Agreement between the company and Jane Hauser, dated August 16, 1999 (incorporated by reference to Exhibit 4.5 of the Form S-8 filed on August 31, 1999).

4.19 Form of Debenture issued by the company to CALP II, LP, dated June 9, 1999 (incorporated by reference to Exhibit 4.3 of the Form SB-2/A filed on July 22, 1999).

4.20 Registration Rights Agreement between the company and CALP II, LP, dated June 9, 1999 (incorporated by reference to Exhibit 4.2 of the Form SB-2/A filed on July 22, 1999).

4.21 Form of Warrant issued by the company to CALP II, LP, dated June 9, 1999 (incorporated by reference to Exhibit 4.4 of the Form SB-2/A filed on July 22, 1999).

4.22 Common Stock Purchase Agreement between the company and Alpha Venture Capital, Inc., dated September 28, 1999 (incorporated by reference to
          Exhibit 4.2 of the Form SB-2 POS filed on September 29, 1999).

4.23 Registration Rights Agreement between the company and Alpha Venture Capital, Inc., dated September 28, 1999 (incorporated by reference to
          Exhibit 4.3 of the Form SB-2 POS filed on September 29, 1999).

4.24 Warrant issued by the company to Alpha Venture Capital, Inc., dated September 28, 1999 (incorporated by reference to Exhibit 4.4 of the Form SB-2 POS filed on September 29, 1999).

4.25 General Form of Warrant issued by the company to various individuals and companies (incorporated by reference to Exhibit 4.25 of the Form SB-2/A filed on May 3, 2001).

4.26 Amended and Restated Retainer Stock Plan for Non-Employee Directors and Consultants, dated February 1, 2000 (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on February 10, 2000).

4.27 Consulting Services Agreement between the company and Laurel-Jayne Yapel Manzanares, dated February 1, 2000 (incorporated by reference to
          Exhibit 4.2 of the Form S-8 filed on February 10, 2000).

4.28 Consulting Services Agreement between the company and Marcine Aniz Uhler, dated February 1, 2000 (incorporated by reference to Exhibit
          4.3 of the Form S-8 filed on February 10, 2000).

4.29 Consulting Services Agreement between the company and William Lane, dated February 7, 2000 (incorporated by reference to Exhibit 4.4 of the Form S-8 filed on February 10, 2000).

4.30 Consulting Services Agreement between the company and Earl Gilbrech, dated February 7, 2000 (incorporated by reference to Exhibit 4.5 of the Form S-8 filed on February 10, 2000).

4.31 Consulting Services Agreement between the company and Dominique Einhorn, dated February 7, 2000 (incorporated by reference to Exhibit
          4.6 of the Form S-8 filed on February 10, 2000).

4.32 Consulting Services Agreement between the company and Edward James Wexler, dated February 7, 2000 (incorporated by reference to Exhibit
          4.7 of the Form S-8 filed on February 10, 2000).

4.33 Consulting Agreement between the company and R. Scott Hatfield, dated March 6, 2000 (incorporated by reference to Exhibit 4.32 of the Form SB-2 POS filed on September 12, 2000).

4.34 Consulting Services Agreement between the company and Chris Jensen, dated April 24, 2000 (incorporated by reference to Exhibit 4.33 of the Form SB-2 POS filed on September 12, 2000).

4.35 Consulting Agreement between the company and Robert Graham, dated May 11, 2000 (incorporated by reference to Exhibit 4.34 of the Form SB-2 POS filed on September 12, 2000).

4.36 Consulting Agreement between the company and Richard Epstein, dated May 20, 2000 (incorporated by reference to Exhibit 4.35 of the Form SB-2 POS filed on September 12, 2000).

4.37 Warrant Agreement between the company, GunnAllen Financial, Inc., and David Kern Peteler, dated May 24, 2000 (incorporated by reference to
          Exhibit 4.43 of the Form 10-QSB filed on November 14, 2000).

4.38 Consulting Agreement between the company and Richard Epstein, dated June 2, 2000 (incorporated by reference to Exhibit 10.1 of the Form S-8 filed on July 10, 2000).

4.39 Consulting Services Agreement between the company and Rogel Patawaran, dated June 2, 2000 (incorporated by reference to Exhibit 10.2 of the Form S-8 filed on July 10, 2000).

4.40 Consulting Agreement between the company and Elle Travis, dated June 2, 2000 (incorporated by reference to Exhibit 10.3 of the Form S-8 filed on July 10, 2000).

4.41 Consulting Agreement between the company and Charles Yourshaw, dated June 5, 2000 (incorporated by reference to Exhibit 10.1 of the Form S-8 filed on July 10, 2000).

4.42 Consulting Agreement between the company and Nick Gorenc, dated June 5, 2000 (incorporated by reference to Exhibit 10.2 of the Form S-8 filed on July 10, 2000).

4.43 Consulting Agreement between the company and Louis Sabatasso, dated June 10, 2000 (incorporated by reference to Exhibit 10.1 of the Form S-8 filed on July 10, 2000).

4.44 Consulting Agreement between the company and Laurie Belger, dated June 10, 2000 (incorporated by reference to Exhibit 10.2 of the Form S-8 filed on July 10, 2000).

4.45 Consulting Services Agreement between the company and Richard Epstein, dated July 21, 2000 (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on October 10, 2000).

4.46 Amended and Restated Stock Incentive Plan, dated September 1, 2000 (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on September 12, 2000).

4.47 Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 2), dated September 1, 2000 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on September 12, 2000).

4.48 Consulting Services Agreement between the company and Richard Epstein, dated September 6, 2000 (incorporated by reference to Exhibit 4.3 of the Form S-8 filed on September 12, 2000).

4.49 Consulting Services Agreement between the company and Chris Jensen, dated September 6, 2000 (incorporated by reference to Exhibit 4.4 of the Form S-8 filed on September 12, 2000).

4.50 Consulting Services Agreement between the company and Jim Pugh, dated September 12, 2000 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on September 28, 2000).

4.51 Consulting Services Agreement between the company and Darrel Dixon, dated September 14, 2000 (incorporated by reference to Exhibit 4.3 of the Form S-8 filed on September 28, 2000).

4.52 Consulting Services Agreement between the company and Robert Graham, dated September 14, 2000 (incorporated by reference to Exhibit 4.4 of the Form S-8 filed on September 28, 2000).

4.53 Consulting Services Agreement between the company and David Weiler, dated September 14, 2000 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on October 10, 2000).

4.54 Consulting Services Agreement between the company and Nathaniel Adams, dated September 18, 2000 (incorporated by reference to Exhibit 4.5 of the Form S-8 filed on September 28, 2000).

4.55 Consulting Services Agreement between the company and Chris Jensen, dated October 12, 2000 (incorporated by reference to Exhibit 4.3 of the Form S-8 filed on October 10, 2000).

4.56 Consulting Services Agreement between the company and Quinn Brady, dated October 12, 2000 (incorporated by reference to Exhibit 4.4 of the Form S-8 filed on October 10, 2000).

4.57 Addendum To Existing Common Stock Purchase Agreement Dated September 28, 1999 between the company and Alpha Venture Capital, Inc., dated October 23, 2000 (incorporated by reference to Exhibit 4.57 of the Form SB-2/A filed on May 3, 2001).

4.58 Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 3), dated November 1, 2000 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on November 20, 2000).

4.59 Consulting Services Agreement between the company and Michael Sitrick, dated November 4, 2000 (incorporated by reference to Exhibit 4.3 of the Form S-8 filed on November 20, 2000).

4.60 Consulting Services Agreement between the company and Paul Francis Peter Egan Pugh, dated November 4, 2000 (incorporated by reference to
          Exhibit 4.4 of the Form S-8 filed on November 20, 2000).

4.61      Consulting Services Agreement between the company and James Wong,
          dated   November 4, 2000 (incorporated by reference to Exhibit 4.5 of the Form S-8 filed on November 20, 2000).

4.62 Consulting Services Agreement between the company and Matthew Owens, dated November 4, 2000 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on December 12, 2000).

4.63 Consulting Services Agreement between the company and Marisa Yance, dated November 4, 2000 (incorporated by reference to Exhibit 4.3 of the Form S-8 filed on December 12, 2000).

4.64 Amended and Restated Stock Incentive Plan (Amendment No. 2), dated November 7, 2000 (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on November 20, 2000).

4.65 Consulting Services Agreement between the company and Tony Sandalier, dated November 8, 2000 (incorporated by reference to Exhibit 4.6 of the Form S-8 filed on November 20, 2000).

4.66 Consulting Services Agreement between the company and Chi-Yuan Chiu, dated November 8, 2000 (incorporated by reference to Exhibit 4.7 of the Form S-8 filed on November 20, 2000).

4.67 Consulting Services Agreement between the company and Hsien-Hsiang Tsai, dated November 8, 2000 (incorporated by reference to Exhibit 4.8 of the Form S-8 filed on November 20, 2000).

4.68 Consulting Services Agreement between the company and Richard Epstein, dated November 8, 2000 (incorporated by reference to Exhibit 4.9 of the Form S-8 filed on November 20, 2000).

4.69 Consulting Services Agreement between the company and Bill West, dated November 8, 2000 (incorporated by reference to Exhibit 4.10 of the Form S-8 filed on November 20, 2000).

4.70 Consulting Services Agreement between the company and Clinton Wong, dated November 8, 2000 (incorporated by reference to Exhibit 4.11 of the Form S-8 filed on November 20, 2000).

4.71 Consulting Agreement between the company and Antonio Cardenas Jr., dated November 9, 2000 (incorporated by reference to Exhibit 4.12 of the Form S-8 filed on November 20, 2000).

4.72 Consulting Services Agreement between the company and William Haseltine, dated November 29, 2000 (incorporated by reference to
          Exhibit 4.4 of the Form S-8 filed on December 12, 2000).

4.73 Consulting Services Agreement between the company and Nick Gorenc, dated November 29, 2000 (incorporated by reference to Exhibit 4.5 of the Form S-8 filed on December 12, 2000).

4.74 Consulting Services Agreement between the company and Peter Kokiousis, dated November 29, 2000 (incorporated by reference to Exhibit 4.6 of the Form S-8 filed on December 12, 2000).

4.75 Consulting Services Agreement between the company and Kris Narayan, dated November 29, 2000 (incorporated by reference to Exhibit 4.7 of the Form S-8 filed on December 12, 2000).

4.76 Common Stock Purchase Agreement between the company and Alpha Venture Capital, Inc., dated December 8, 2000 (incorporated by reference to
          Exhibit 4.76 of the Form SB-2/A filed on May 3, 2001).

4.77 Warrant to Purchase Shares of Common Stock, issued by the company to Alpha Venture Capital, Inc., dated December 8, 2000 (incorporated by reference to Exhibit 4.77 of the Form SB-2/A filed on May 3, 2001).

4.78 Addendum to Common Stock Purchase Agreement between the company and Alpha Venture Capital, Inc., dated February 13, 2001 (incorporated by reference to Exhibit 4.78 of the Form SB-2/A filed on May 3, 2001).

4.79 Line of Credit Agreement between the company and Alliance Equities, dated March 5, 2001 (incorporated by reference to Exhibit 4.79 of the Form SB-2/A filed on May 3, 2001).

4.80 Debenture issued by the company to Alliance Equities, dated March 20, 2001 (incorporated by reference to Exhibit 4.80 of the Form SB-2/A filed on May 3, 2001).

4.81      Amended and Restated Non-Employee Directors and Consultants
          Retainer Stock Plan (Amendment No. 4), dated April 27, 2001 (incorporated by reference to Exhibit 4.1 of the Form S-8 filed on May 2, 2001).

4.82 Consulting Services Agreement between the company and Francis Mecoli, dated March 19, 2001 (incorporated by reference to Exhibit 4.2 of the Form S-8 filed on May 2, 2001).

4.83 Consulting Services Agreement between the company and William West, dated March 20, 2001 (incorporated by reference to Exhibit 4.3 of the Form S-8 filed on May 2, 2001).

4.84 Consulting Services Agreement between the company and Marc Tow, dated March 20, 2001 (incorporated by reference to Exhibit 4.4 of the Form S-8 filed on May 2, 2001).

4.85 Consulting Services Agreement between the company and Felix Campos, dated March 20, 2001 (incorporated by reference to Exhibit 4.5 of the Form S-8 filed on May 2, 2001).

4.86 Consulting Services Agreement between the company and Marc Christ, dated March 20, 2001 (incorporated by reference to Exhibit 4.6 of the Form S-8 filed on May 2, 2001).

4.87 Consulting Services Agreement between the company and Thomas A. Sandelier, dated March 20, 2001 (incorporated by reference to Exhibit
          4.7 of the Form S-8 filed on May 2, 2001).

4.88 Consulting Services Agreement between the company and Prince Saud Al-Faisal, dated March 20, 2001 (incorporated by reference to Exhibit 4.8 of the Form S-8 filed on May 2, 2001).

4.89 Consulting Services Agreement between the company and Ralph DiFelice, dated March 20, 2001 (incorporated by reference to Exhibit 4.9 of the Form S-8 filed on May 2, 2001).


4.90 Common Stock Purchase Agreement between the company and Alpha Venture Capital, Inc., dated October 6, 2001 (incorporated by reference to the SB-2 filed on October 9, 2001).


5 Opinion Re: Legality (incorporated by reference to Exhibit 5 of the Form SB-2 filed July 30, 2001).

10.1 Promissory Note between Electronic Transactions & Technologies and Unipay, Inc., dated April 26, 1999 (incorporated by reference to
          Exhibit 10.5 of the Form 10-KSB filed on May 9, 2000).

10.2 Joint Venture Agreement between the company and First Entertainment Holding Corp., dated April 29, 1999 (incorporated by reference to
          Exhibit 10.6 of the Form 10-KSB filed on May 9, 2000).

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10.3      Letter of Commitment between the company and Rogel Technologies, dated
          May 6, 1999 (incorporated by reference to Exhibit 2 to the Form 8-K filed on November 15, 1999).

10.4 Acquisition Agreement between the company and eBet.com, Inc., dated August 12, 1999 (incorporated by reference to Exhibit 2 to the Form 8-K/A filed on November 15, 1999).

10.5 Consulting Agreement between the company and eMarkit, Incorporated, dated August 16, 1999 (incorporated by reference to Exhibit 10.9 of the Form 10-KSB filed on May 9, 2000).

10.6 Stock Exchange Agreement between the company, La Empresa Ranco Plasticos Limitada, Michael Lanes, and Jamie Ligator, dated August 31, 1999 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on November 16, 1999).

10.7 Amendment to Agreement to License Assets dated February 18, 1997 between the company, Electronic Transactions & Technologies, and James Clinton, dated September 1, 1999 (incorporated by reference to Exhibit
          10.7 of the Form SB-2/A filed on May 3, 2001).

10.8 Agreement and Plan of Acquisition between the company and PowerClick, Inc., dated September 9, 1999 (incorporated by reference to Exhibit
          10.11 of the Form 10-KSB filed on May 9, 2000).

10.9 Consulting Agreement between the company and International Investor Relations Group, Inc., dated September 24, 1999 (incorporated by reference to Exhibit 10.12 of the Form 10-KSB filed on May 9, 2000).

10.10 Agreement between the company and Kanakaris Communications, dated October 21, 1999 (incorporated by reference to Exhibit 10.13 of the Form 10-KSB filed on May 9, 2000).

10.11 Letter of Commitment between the company and Rogel Technologies, dated October 23, 1999 (incorporated by reference to Exhibit 10.14 of the Form 10-KSB filed on May 9, 2000).

10.12 Capital Contribution Agreement between the company and SafeTPay.com, dated November 5, 1999 (incorporated by reference to Exhibit 10.15 of the Form 10-KSB filed on May 9, 2000).

10.13 Agreement between the company and Rogel Technologies, dated November 23, 1999 (incorporated by reference to Exhibit 10.16 of the Form 10-KSB filed on May 9, 2000).

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10.14     Contract of Partnership between the company and Top Sports, S.A., dated November 20, 1999 (incorporated by reference to Exhibit 10.17 of the Form 10-KSB filed on May 9, 2000).

10.15 Agreement between the company and Alliance Equities, dated November 29, 1999 (incorporated by reference to Exhibit 10.18 of the Form 10-KSB filed on May 9, 2000).

10.16 Secured Promissory Note issued to the company by Electronic Transactions & Technologies and Thomas S. Hughes, dated December 1, 1999 (incorporated by reference to Exhibit 10.19 of the Form 10-KSB filed on May 9, 2000).

10.17 Security Agreement between the company, Electronic Transactions & Technologies, and Thomas S. Hughes, dated December 1, 1999 (incorporated by reference to Exhibit 10.20 of the Form 10-KSB filed on May 9, 2000).

10.18 Business Cooperation Agreement between the company and Top Sports, S.A., dated December 9, 1999 (incorporated by reference to Exhibit
          10.21 of the Form 10-KSB filed on May 9, 2000).

10.19 Consulting Agreement between the company and Michael Leste, dated December 10, 1999 (incorporated by reference to Exhibit 10.22 of the Form 10-KSB filed on May 9, 2000).

10.20 Consulting Agreement between the company and Michael Kofoed, dated December 10, 1999 (incorporated by reference to Exhibit 10.23 of the Form 10-KSB filed on May 9, 2000).

10.21 Agreement between the company and Top Sports S.A., dated December 16, 1999 (incorporated by reference to Exhibit 10.24 of the Form 10-KSB filed on May 9, 2000).

10.22 Agreement between the company and eMarkit, Incorporated, dated December 29, 1999 (incorporated by reference to Exhibit 10.25 of the Form 10-KSB filed on May 9, 2000).

10.23 Shares Sales Contract between the company and Paul Egan, dated January 1, 2000 (incorporated by reference to Exhibit 10.26 of the Form SB-2 POS filed on September 12, 2000).

10.24 Consultancy Agreement between the company and Paul Egan, dated January 1, 2000 (incorporated by reference to Exhibit 10.2 of the Form 10-KSB filed on April 25, 2001).

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10.25     Fee Agreement between the company and Red Iguana Trading Company,
          Inc., dated January 2, 2000 (incorporated by reference to Exhibit
          10.26 of the Form 10-QSB filed on May 30, 2000).

10.26 Consulting Services Agreement between the company and Richard Epstein, dated January 3, 2000 (incorporated by reference to Exhibit 10.4 of the Form 10-KSB filed on April 25, 2001).

10.27 Assignment of eSportsbet between the company and PowerClick, Inc., dated January 7, 2000 (incorporated by reference to Exhibit 10.27 of the Form 10-QSB filed on May 30, 2000).

10.28 Letter of Intent of Negotiation and Information Exchange between eConnect2Trade.com, Incorporated, and Empire Financial Holdings, Incorporated, dated January 21, 2000 (incorporated by reference to
          Exhibit 10.28 of the Form 10-QSB filed on May 30, 2000).

10.29 Manufacturing Agreement between the company and Asia Pacific Micro, Inc., dated January 21, 2000 (incorporated by reference to Exhibit
          10.29 of the Form 10-QSB filed on May 30, 2000).

10.30 Consulting Services Agreement between the company and Boardwalk Associates, Inc., dated January 26, 2000 (incorporated by reference to
          Exhibit 10.30 of the Form 10-QSB filed on May 30, 2000).

10.31 Consulting Services Agreement between the company and Coldwater Capital L.L.C., dated January 26, 2000 (incorporated by reference to
          Exhibit 10.31 of the Form 10-QSB filed on May 30, 2000).

10.32 Consultant Agreement between the company and Harvey M. Burstein, dated February 2, 2000 (incorporated by reference to Exhibit 10.32 of the Form 10-QSB filed on May 30, 2000).

10.33 Consultant Agreement between the company and Terrie Pham, dated February 2, 2000 (incorporated by reference to Exhibit 10.33 of the Form 10-QSB filed on May 30, 2000).

10.34 Software License, Development, and Maintenance Agreement (Dominican Republic) between the company and eFunds Corporation, dated February 3, 2000 (incorporated by reference to Exhibit 10.34 of the Form 10-QSB filed on May 30, 2000).

10.35 Agreement between the company and Burbank Coach Works, dated February 3, 2000 (incorporated by reference to Exhibit 10.35 of the Form 10-QSB filed on May 30, 2000).

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

10.36 Software License, Development, and Maintenance Agreement (Ireland) between the company and eFunds Corporation, dated February 4, 2000 (incorporated by reference to Exhibit 10.36 of the Form 10-QSB filed on May 30, 2000).

10.37 Acquisition Agreement between the company and PowerClick, Inc., dated February 9, 2000 (incorporated by reference to Exhibit 10.37 of the Form 10-QSB filed on May 30, 2000).

10.38 Agreement between the company and Richard Epstein, dated February 12, 2000 (incorporated by reference to Exhibit 10.16 of the Form 10-KSB filed on April 25, 2001).

10.39 Loan Agreement between the company and Richard Epstein, dated February 15, 2000 (incorporated by reference to Exhibit 10.38 of the Form 10-QSB filed on May 30, 2000).

10.40 PocketPay Joint Venture Agreement between the company and Pilot Island Publishing, Inc., dated March 1, 2000 (incorporated by reference to
          Exhibit 10.39 of the Form 10-QSB filed on May 30, 2000).

10.41 Letter of Intent between the company and Real Solutions, Ltd., dated March 9, 2000 (incorporated by reference to Exhibit 10.40 of the Form 10-QSB filed on May 30, 2000).

10.42 Consulting Agreement between the company and Ryan Kavanaugh, dated March 10, 2000 (incorporated by reference to Exhibit 10.41 of the Form 10-QSB filed on May 30, 2000).

10.43 Amended Employment Agreement between the company and Stephen E. Pazian, dated March 21, 2000 (incorporated by reference to Exhibit
          10.42 of the Form 10-QSB filed on May 30, 2000).

10.44 Amended and Restated Employment Agreement between the company and Stanley C. Morris, dated March 22, 2000 (incorporated by reference to
          Exhibit 10.43 of the Form 10-QSB filed on May 30, 2000).

10.45 China-Singapore-Hong Kong-Macao Joint Venture Agreement between the company, and Raymond Kessler and Li-Wang Kessler, dated March 27, 2000 (incorporated by reference to Exhibit 10.44 of the Form 10-QSB filed on May 30, 2000).

10.46 Amended and Restated Secured Promissory Note issued to the company by Electronic Transactions & Technologies and Thomas S. Hughes, dated March 31, 2000 (incorporated by reference to Exhibit 10.45 of the Form 10-QSB filed on May 30, 2000).

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

10.47 Amended and Restated Security Agreement between the company, Electronic Transactions & Technologies, and Thomas S. Hughes, dated March 31, 2000 (incorporated by reference to Exhibit 10.46 of the Form 10-QSB filed on May 30, 2000).

10.48 Master Service Agreement between the company and REAL Solutions, Ltd., dated April 13, 2000 (incorporated by reference to Exhibit 10.48 of the Form SB-2 POS filed on September 12, 2000).

10.49 Consulting and Services Agreement between the company and Peters Entertainment.com, Inc., dated April 14, 2000 (incorporated by reference to Exhibit 10.49 of the Form SB-2 POS filed on September 12,
          2000).

10.50 Letter of Intent between the company and National Data Funding Corporation, dated May 22, 2000 (incorporated by reference to Exhibit
          10.50 of the Form 10-QSB/A filed on October 19, 2000).

10.51 Agreement between the company and Top Sports, S.A., dated June 20, 2000 (incorporated by reference to Exhibit 10.51 of the Form 10-QSB/A filed on October 19, 2000).

10.52 Asset Purchase Agreement between the company and Broadband Video, Inc., dated October 4, 2000 (incorporated by reference to Exhibit
          10.52 of the Form SB-2/A filed on May 3, 2001).

10.53 Agreement for Sale and Plan of Reorganization between the company and National Data Funding Corporation, dated October 29, 2000 (incorporated by reference to Exhibit 10.53 of the Form SB-2/A filed on May 3, 2001).

10.54 Letter of Intent between the company and eConnect Caribbean. S.A., dated March 12, 2001 (incorporated by reference to Exhibit 10.54 of the Form SB-2/A filed on May 3, 2001).

10.55 Loan Agreement between the company and Perro Corp., dated March 26, 2001 (incorporated by reference to Exhibit 10.2 of the Form 10-QSB filed on May 22, 2001).

10.56 Purchasing Agreement between the company and 3Pea Technologies, Inc., dated June 19, 2001 (incorporated by reference to Exhibit 10.56 of the Form SB-2 filed on July 30, 2001).

16.1 Letter on change in certifying accountant (incorporated by reference to Exhibit 16 of the Form 8-K filed on July 23, 1999).

16.2 Letter on change in certifying accountant (incorporated by reference to Exhibit 16 of the Form 8-K filed on March 15, 2000).

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21        Subsidiaries of the company (incorporated by reference to Exhibit 21 of the Form SB-2 POS filed on September 12, 2000).

23.1      Consent of LL. Bradford (see below).

23.2 Consent of Counsel (incorporated by reference to Exhibit 23.2 of the Form SB-2 filed on July 30, 2000).

23.3      Consent of Ortega & Asociados (see below).

24        Special Power of Attorney (see signature page).

99.1 Patents: dated August 9, 1994, May 19, 1998, and September 15, 1998 (incorporated by reference to Exhibit 99.1 of the Form 10-KSB filed on May 9, 2000).

99.2 Trademarks: filed March 31, 1997, February 16, 1999, May 6, 1999, May 24, 1999, June 3, 1999, June 4, 1999, August 12, 1999, and September
          28, 1999 (incorporated by reference to Exhibit 99.2 of the Form 10-KSB filed on May 9, 2000).

99.3      Trademark filed on March 15, 2000 (incorporated by reference to
          Exhibit 99.3 of the Form 10-QSB filed on May 30, 2000).

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